   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1996
                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             CARDINAL HEALTH, INC.
             (Exact name of Registrant as Specified in Its Charter)

               OHIO                              5122                           31-0958666
 (State or Other Jurisdiction of          (Primary Standard                  (I.R.S. Employer
  Incorporation or Organization)    Industrial Classification Code         Identification No.)
                                               Number)

                               5555 GLENDON COURT
                               DUBLIN, OHIO 43016
                                 (614) 717-5000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                            ------------------------

                                ROBERT D. WALTER
                                    CHAIRMAN
                             CARDINAL HEALTH, INC.
                               5555 GLENDON COURT
                               DUBLIN, OHIO 43016
                                 (614) 717-5000
    (Name, Address, Including Zip Code, and Telephone Number, Including Area
                          Code, of Agent For Service)
                            ------------------------

                                 WITH COPIES TO

               DAVID A. KATZ, ESQ.                               MICHAEL P. GALLAGHER, ESQ.
          WACHTELL, LIPTON, ROSEN & KATZ                           STEVEN J. FEDER, ESQ.
               51 WEST 52ND STREET                           BALLARD SPAHR ANDREWS & INGERSOLL
             NEW YORK, NY 10019-6150                                 1735 MARKET STREET
                  (212) 403-1000                                   PHILADELPHIA, PA 19103
                                                                       (215) 665-8500

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------
                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM  PROPOSED MAXIMUM
TITLE OF EACH CLASS OF             AMOUNT TO BE       OFFERING PRICE      AGGREGATE         AMOUNT OF
  SECURITIES TO BE REGISTERED       REGISTERED         PER SHARE(2)   OFFERING PRICE(2)  REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------
Common Shares, without par
  value.......................  2,244,900 Shares(1)       $72.54         $162,855,469     $56,157.06(3)
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

(1) Plus such indeterminable number of additional shares issuable upon adjustment of the share exchange ratio as provided in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 23, 1996, by and among Cardinal Health, Inc., Panther Merger Corp., PCI Services, Inc. and MEDIQ Incorporated.
(2) Pursuant to Rule 457(f)(1) and 457(c) promulgated under the Securities Act of 1933, as amended, and estimated solely for purposes of calculating the registration fee, the proposed maximum aggregate offering price is $162,855,469, which equals the average of the high and low prices of the common stock, $.001 par value ("PCI Common Stock"), of PCI Services, Inc. ("PCI") of $24.375, as reported on the Nasdaq National Market on September
    6, 1996, multiplied by the total number of shares of PCI Common Stock (including shares issuable pursuant to the exercise of outstanding options to purchase PCI Common Stock) to be cancelled in the merger of a subsidiary of Cardinal Health, Inc. ("Cardinal") with and into PCI (the "Merger"). The proposed maximum offering price per share is equal to the proposed maximum aggregate offering price determined in the manner described in the preceding sentence divided by the number of Cardinal common shares, without par value, that could be issued in the Merger based on the initial share exchange ratio of .336 (which share exchange ratio may be adjusted under certain circumstances as provided in the Merger Agreement described in the Registration Statement).
(3) $33,072.19 of which was paid in connection with the filing by PCI on August 28, 1996 of preliminary proxy materials on Schedule 14A in connection with the Merger.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

[LOGO TO COME]
PCI SERVICES, INC.
                                                              September   , 1996

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of PCI Services, Inc. ("PCI") to be held at Hotel DuPont, 11th and Market Streets,
Wilmington, Delaware, on             , October   , 1996, at 10:00 a.m., local
time.

     At the Special Meeting you will be asked to vote on a proposal to approve and adopt an Agreement and Plan of Merger, dated as of July 23, 1996 (the "Merger Agreement"), providing for the merger (the "Merger") of a wholly owned subsidiary of Cardinal Health, Inc. ("Cardinal") with and into PCI. Upon consummation of the Merger, PCI will become a wholly owned subsidiary of Cardinal, and PCI stockholders will be entitled to receive a number of Cardinal common shares for each share of PCI common stock held by them determined pursuant to the share exchange formula set forth in the Merger Agreement (the "Exchange Ratio").

     ADDITIONAL INFORMATION REGARDING THE MERGER AND THE MERGER AGREEMENT IS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND THE ANNEXES THERETO, WHICH YOU ARE URGED TO READ CAREFULLY IN THEIR ENTIRETY.

     The Board of Directors of PCI has carefully considered the terms and conditions of the proposed Merger. In addition, in connection with its approval of the transaction with Cardinal, the Board of Directors of PCI has received a written opinion from its financial advisor, Lehman Brothers, to the effect that the Exchange Ratio is fair to the stockholders of PCI from a financial point of view.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, PCI AND THE PCI STOCKHOLDERS. ACCORDINGLY, THE BOARD RECOMMENDS THAT PCI STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Approval of the Merger Agreement and the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of PCI common stock.
As of September   , 1996, the executive officers and directors of PCI and
certain of their affiliates may be deemed to be beneficial owners of
approximately      % of the outstanding PCI common stock and each such person has advised PCI that he, she or it intends to vote in favor of the Merger. In addition, certain PCI stockholders (including MEDIQ Incorporated, PCI's largest stockholder, and the PCI directors and certain of their affiliates as further
described in the Proxy Statement/Prospectus), who as of September   , 1996
beneficially owned in the aggregate approximately      % of the outstanding PCI
common stock, have each agreed to vote or direct the vote of all PCI common stock over which they or their affiliates have voting power or control in favor of the Merger Agreement and the Merger.

     In view of the importance of the action to be taken at this important Special Meeting of PCI stockholders, we urge you to review carefully the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus, including the annexes thereto, which also include information on Cardinal and PCI. Whether or not you expect to attend the Special Meeting, please complete, sign and date the enclosed proxy and return it as promptly as possible.

                                            Sincerely,



- ---------------------------------------------      ---------------------------------------------
THEODORE H. SEIDENBERG                             RICHARD S. SAUTER
  Chairman                                           Vice Chairman and Chief Executive Officer

                               PCI SERVICES, INC.
                           1403 FOULK ROAD, SUITE 102
                           WILMINGTON, DELAWARE 19803
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER   , 1996
                            ------------------------

To the Stockholders of
PCI Services, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of PCI
Services, Inc., a Delaware corporation ("PCI"), will be held on             ,
October   , 1996, at 10:00 a.m., local time, at Hotel DuPont, 11th and Market
Streets, Wilmington, Delaware, for the following purposes:

          1. To consider and vote on a proposal (the "Merger Proposal") to approve and adopt the Agreement and Plan of Merger, dated as of July 23, 1996 (the "Merger Agreement"), by and among PCI, Cardinal Health, Inc., an Ohio corporation ("Cardinal"), Panther Merger Corp., a Delaware corporation and a wholly owned subsidiary of Cardinal formed solely for the purpose of effecting the Merger ("Subcorp"), and MEDIQ Incorporated, a Delaware corporation ("MEDIQ"), pursuant to which, among other things, (i) Subcorp will be merged with and into PCI with the result that PCI becomes a wholly owned subsidiary of Cardinal, and (ii) each outstanding share (other than shares held in the treasury of PCI, if any, which will be cancelled) of PCI common stock, par value $0.001 per share ("PCI Common Stock") will be converted into a number of Cardinal common shares, without par value, as determined pursuant to the share exchange formula set forth in the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to the accompanying Proxy Statement/Prospectus.

          2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on September 11, 1996, as the record date for the determination of the holders of PCI Common Stock entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. The Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of PCI Common Stock entitled to vote at the meeting. The executive officers and directors of PCI and certain of their affiliates have either agreed or expressed an intention to vote in favor of the Merger Proposal. MEDIQ, the holder of approximately 46% of the outstanding shares of PCI Common Stock entitled to vote at the meeting, has also agreed to vote in favor of the Merger Proposal. PCI stockholders will not be entitled to dissenters' appraisal rights under Delaware law or any other statute in connection with the Merger.

     Information regarding the Merger and related matters is contained in the accompanying Proxy Statement/Prospectus and the annexes thereto, which are incorporated by reference herein and form a part of this Notice.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT YOUR INTERESTS BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS OF PCI HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, PCI AND THE PCI STOCKHOLDERS. ACCORDINGLY, THE PCI BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                          By Order of the Board of Directors

                                          --------------------------------------
                                          EUGENE M. SCHLOSS, JR.
                                          Secretary

Wilmington, Delaware
September   , 1996

            PLEASE DO NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

LOGO                                                   [PCI SERVICES, INC. LOGO]

                               PCI SERVICES, INC.
                                PROXY STATEMENT
                            ------------------------

                             CARDINAL HEALTH, INC.
                                   PROSPECTUS
                            ------------------------

     This Proxy Statement/Prospectus is being furnished to holders of common stock, $0.001 par value per share ("PCI Common Stock"), of PCI Services, Inc., a Delaware corporation ("PCI"), in connection with the solicitation of proxies by the Board of Directors of PCI for use at the Special Meeting of PCI stockholders
to be held on             , October   , 1996, at Hotel DuPont, 11th and Market
Streets, Wilmington, Delaware, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "Special Meeting"). At the Special Meeting, holders of PCI Common Stock ("PCI Stockholders") as of the close of business on the Record Date (as hereinafter defined) will be asked to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 23, 1996 (the "Merger Agreement"), providing for the merger (the "Merger") of Panther Merger Corp. ("Subcorp"), a Delaware corporation formed solely for the purpose of effecting the Merger and a wholly owned subsidiary of Cardinal Health, Inc., an Ohio corporation ("Cardinal"), with and into PCI. The Merger will be consummated on the terms and subject to the conditions set forth in the Merger Agreement, as a result of which (i) PCI will become a wholly owned subsidiary of Cardinal and (ii) PCI Stockholders will be entitled to receive a number of Cardinal common shares, without par value ("Cardinal Common Shares"), for each outstanding share of PCI Common Stock held by them (with cash in lieu of fractional shares) as determined pursuant to the share exchange formula (the "Exchange Ratio") set forth in the Merger Agreement. See "The Merger Agreement -- Merger Consideration."

     This Proxy Statement/Prospectus also constitutes the Prospectus of Cardinal with respect to the Cardinal Common Shares to be issued by Cardinal in the Merger described herein in exchange for the outstanding shares of PCI Common Stock. Cardinal Common Shares are quoted on the New York Stock Exchange (the
"NYSE") under the symbol "CAH." On September   , 1996, the closing price of
Cardinal Common Shares on the NYSE Composite Tape was $          . PCI Common
Stock is quoted on the Nasdaq National Market (the "NASDAQ/NM") under the symbol
"PCIS." On September   , 1996, the last sale price of PCI Common Stock on the
NASDAQ/NM was $          . PCI Stockholders should obtain current quotes for the
Cardinal Common Shares and PCI Common Stock. The Cardinal Common Shares to be issued upon consummation of the Merger have been approved for listing by the NYSE, subject to notice of issuance.

     THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     All information contained or incorporated by reference in this Proxy Statement/Prospectus with respect to Cardinal has been supplied by Cardinal. All information contained in this Proxy Statement/Prospectus with respect to PCI has been supplied by PCI.

     This Proxy Statement/Prospectus, the Letter to PCI Stockholders, the Notice of the Special Meeting and the form of proxy for use at the Special Meeting are
first being mailed to PCI Stockholders on or about September   , 1996. Any
stockholder who has given his, her or its proxy may revoke it at any time prior to its use. See "The Special Meeting -- Voting of Proxies."
                            ------------------------

                  The date of this Proxy Statement/Prospectus
                             is September   , 1996.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF CARDINAL COMMON SHARES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CARDINAL OR PCI SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME AFTER THE DATE HEREOF.

                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement/Prospectus includes and incorporates by reference forward-looking statements based on current plans and expectations of PCI, Cardinal and Subcorp, relating to, among other matters, analyses, including an opinion from an independent financial advisor to PCI's Board of Directors as to the fairness from a financial point of view of the Exchange Ratio to be offered to PCI's stockholders in the Merger, based upon forecasts of future results, and estimates of amounts that are not yet determinable. Such forward-looking statements are contained in the sections entitled "Summary," "The Merger," "Certain Federal Income Tax Consequences," "The Companies," "Management's Discussion and Analysis of Financial Condition and Results of Operations of PCI" and other sections of this Proxy Statement/Prospectus. Such statements involve risks and uncertainties which may cause actual future activities and results of operations to be materially different from that suggested in this Proxy Statement/Prospectus, including, among others, risks associated with concentration of a substantial percentage of the PCI Common Stock in one stockholder, PCI's dependence on major customers and lack of long-term contracts, fluctuations in PCI's quarterly operating results, PCI's dependence on its current management, potential conflicts of interests of MEDIQ and certain other persons, potential product liability claims against PCI and competition in the pharmaceutical packaging industry, as well as other factors described elsewhere in this Proxy Statement/Prospectus.

                             AVAILABLE INFORMATION

     Each of Cardinal and PCI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information filed by either Cardinal or PCI with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at its principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, or through the World Wide Web (http://www.sec.gov). The Cardinal Common Shares are listed on the NYSE, and such reports, proxy statements and other information concerning Cardinal are available for inspection and copying at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The PCI Common Stock is quoted on the NASDAQ/NM, and such reports, proxy statements and other information concerning PCI are available for inspection and copying at the Public Reference section of the NASDAQ/NM at 1737 K Street, N.W., Washington, D.C. 20006.

     Cardinal has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Cardinal Common Shares to be issued in the Merger (the "Registration Statement"). This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to Cardinal and the securities offered hereby. Statements contained herein concerning the provisions of any document are necessarily summaries of such document and not complete, and in each instance, reference is made to the copy of such document attached hereto or filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     PCI STOCKHOLDERS WHO HAVE ANY QUESTIONS ABOUT CALCULATING THE EXCHANGE RATIO OR ABOUT EXECUTING, CHANGING OR REVOKING A PROXY SHOULD CONTACT THE FOLLOWING PERSON AT THE NUMBER LISTED BELOW:

                          ---------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Cardinal with the Commission pursuant to the Exchange Act (Commission File No. 0-12591) are hereby incorporated by reference in this Proxy Statement/Prospectus:

          1. The description of Cardinal Common Shares contained in Cardinal's Registration Statement on Form 8-A dated August 19, 1994, and any amendment or report filed for the purpose of updating such description;

          2. Cardinal's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, filed with the Commission on August 26, 1996 (the "1996 Cardinal Form 10-K"); and

          3. The information contained in Cardinal's Proxy Statement dated October 13, 1995 for its Annual Meeting of Shareholders held on November 14, 1995 that was filed with the Commission on Schedule 14A on October 5, 1995, other than the information contained therein under the captions "Report of the Committee on Executive Compensation" and "Performance Graphs."

     All reports and other documents filed with the Commission by Cardinal pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such reports and other documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WITH RESPECT TO CARDINAL THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS OR HEREIN) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO CARDINAL HEALTH, INC., 5555 GLENDON COURT, DUBLIN, OHIO 43016, ATTENTION: DAVID BEARMAN, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER.

     IN ORDER TO ENSURE TIMELY DELIVERY, ANY REQUEST FOR DOCUMENTS SHOULD BE
MADE BY OCTOBER   , 1996.

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
FORWARD-LOOKING STATEMENTS.............    ii
AVAILABLE INFORMATION..................    ii
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE............................   iii
SUMMARY................................     1
  The Companies........................     1
  The Special Meeting..................     1
  The Merger...........................     2
  Certain Federal Income Tax
    Consequences.......................     7
  Comparison of Stockholder Rights.....     7
  Summary Historical and Unaudited Pro
    Forma Financial Information........     8
COMPARATIVE PER SHARE DATA.............    12
MARKET PRICE AND DIVIDEND DATA.........    14
THE SPECIAL MEETING....................    15
  General..............................    15
  Matters to Be Considered at the
    Special Meeting....................    15
  Record Date; Vote Required; Voting at
    the Meeting........................    15
  Voting of Proxies....................    15
  Solicitation of Proxies..............    16
  Recommendation of the PCI Board of
    Directors..........................    16
  Appraisal Rights.....................    16
THE MERGER.............................    17
  Background of the Merger.............    17
  Reasons for the Merger;
    Recommendation of the PCI Board of
    Directors..........................    19
  Opinion of PCI's Financial Advisor...    23
  Interests of Certain Persons in the
    Merger.............................    27
  Accounting Treatment.................    29
  Regulatory Approvals.................    30
  Federal Securities Law
    Consequences.......................    30
  Stock Option Agreement...............    31
  Support/Voting Agreements............    32
THE MERGER AGREEMENT...................    33
  The Merger...........................    33
  Merger Consideration.................    33
  Exchange Procedures..................    34
  Representations, Warranties and
    Covenants..........................    35
  No Negotiations or Solicitations.....    38
  Conditions...........................    38
  PCI Stock Options....................    39
  Termination; Effect of Termination...    39
  Amendment and Waiver.................    41
  Expenses.............................    41
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.........................    41
THE COMPANIES..........................    43
  Business of PCI......................    43
  Business of Cardinal.................    45
SELECTED HISTORICAL FINANCIAL
  INFORMATION OF PCI...................    47
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS OF PCI....................    49
  General..............................    49
  Results of Operations................    49
  Liquidity and Capital Resources......    51
PRINCIPAL STOCKHOLDERS OF PCI..........    53
  Security Ownership of Management.....    53
  Ownership of MEDIQ Voting Stock by
    Directors and Executive Officers of
    PCI................................    53
  Security Ownership of Certain
    Beneficial Owners..................    54
COMPARISON OF STOCKHOLDER RIGHTS.......    55
  Amendment of Charter Documents.......    55
  Amendment and Repeal of Bylaws and
    Regulations........................    55
  Removal of Directors.................    55
  Vacancies on the Board...............    56
  Right to Call Special Meetings of
    Shareholders.......................    56
  Shareholder Action Without a
    Meeting............................    56
  Class Voting.........................    56
  Cumulative Voting....................    56
  Provisions Affecting Control Share
    Acquisitions and Business
    Combinations.......................    57
  Mergers, Acquisitions and Certain
    Other Transactions.................    57
  Rights of Dissenting Shareholders....    58
  Dividends............................    58
  Preemptive Rights of Shareholders....    59
  Director Liability and
    Indemnification....................    59
DESCRIPTION OF CARDINAL CAPITAL
  STOCK................................    60
LEGAL MATTERS..........................    61
EXPERTS................................    61
OTHER MATTERS..........................    62
SHAREHOLDER PROPOSALS..................    62
INDEX TO FINANCIAL STATEMENTS
OF PCI SERVICES, INC...................   F-1
ANNEXES:
A -- Agreement and Plan of Merger,
     dated July 23, 1996, among
     Cardinal Health, Inc., Panther
     Merger Corp., PCI Services, Inc.
     and MEDIQ Incorporated
B -- Opinion of Lehman Brothers, dated
     July 23, 1996

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus and the Annexes hereto (the "Proxy Statement/Prospectus"). This summary is not intended to be complete and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Proxy Statement/Prospectus. PCI Stockholders are urged to read and consider carefully all of the information contained or incorporated by reference in this Proxy Statement/Prospectus.

                                 THE COMPANIES

BUSINESS OF PCI

     PCI provides integrated packaging services to meet the diverse and changing packaging needs of its pharmaceutical customers in the United States and Europe. PCI packages pharmaceutical products in the form of tablets, capsules, powders, ointments, lotions and liquids. The packaging services offered by PCI include blister packaging, bottle filling, strip packaging, pouching, capsule filling and cold-forming, as well as tamper-evident and child-resistant features. Additional packaging services provided by PCI include the production of folding cartons, thermoformed components, the printing of product inserts, and clinical study preparation and administration. The principal executive offices of PCI are located at 1403 Foulk Road, Suite 102, Wilmington, Delaware 19803, and its telephone number is (302) 479-0281. See "The Companies -- Business of PCI."

BUSINESS OF CARDINAL

     Cardinal is a leading health care service provider which offers an array of value-added pharmaceutical distribution services to a broad base of customers. It is one of the nation's largest wholesale distributors of pharmaceutical and related health care products to independent and chain drug stores, hospitals, alternate care centers and the pharmacy departments of supermarkets and mass merchandisers located throughout the continental United States. Through its Pyxis Corporation ("Pyxis") subsidiary, Cardinal develops and manufactures unique point-of-use systems which automate the distribution, management and control of medications and supplies in hospitals and alternate care facilities. Cardinal is also the largest franchisor of independent retail pharmacies in the United States through its Medicine Shoppe International, Inc. subsidiary ("MSI"). In addition, through its Allied Pharmacy Service division ("Allied"), Cardinal is one of the largest providers of pharmacy management services to hospitals. The principal executive offices of Cardinal are located at 5555 Glendon Court, Dublin, Ohio 43016, and its telephone number is (614) 717-5000. See "The Companies -- Business of Cardinal."

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF SPECIAL MEETING

     The Special Meeting will be held at Hotel DuPont, 11th and Market Streets,
Wilmington, Delaware 19801, on October   , 1996, at 10:00 a.m., local time, for
the following purposes:

          1. To consider and vote on a proposal (the "Merger Proposal") to approve and adopt the Merger Agreement pursuant to which, among other things, (i) Subcorp will be merged with and into PCI with the result that PCI becomes a wholly owned subsidiary of Cardinal, and (ii) each outstanding share (other than shares held in the treasury of PCI, if any, which will be cancelled) of PCI Common Stock will be converted into a number of Cardinal Common Shares as determined pursuant to the share exchange formula set forth in the Merger Agreement. The Merger Agreement is attached to this Proxy Statement/Prospectus as Annex A.

          2. Such other matters as may properly come before the Special Meeting.

RECORD DATE

     Only PCI Stockholders of record at the close of business on September 11, 1996 (the "Record Date"), will be entitled to notice of and to vote at the
Special Meeting. On the Record Date, there were approximately         shares of
PCI Common Stock outstanding held by approximately       holders of record
(which number of shares does not include shares of PCI Common Stock issuable upon the exercise of outstanding options prior to the Effective Time (defined below)). See "The Special Meeting -- Record Date; Vote Required; Voting at the Meeting."

REQUIRED VOTE

     The Merger Proposal requires the affirmative vote of the holders of a majority of the shares of PCI Common Stock outstanding and entitled to vote thereon. As of the Record Date, the directors and executive officers of PCI and
certain of their affiliates owned approximately    % of the outstanding PCI
Common Stock and each such person has advised PCI that he, she or it intends to vote in favor of the Merger Proposal. In addition, certain stockholders of PCI (including MEDIQ, PCI's largest stockholder, and the directors of PCI and certain of their affiliates), who as of the Record Date owned in the aggregate
approximately    % of the outstanding PCI Common Stock, have each agreed to vote or direct the vote of all PCI Common Stock over which such person or such person's affiliates have voting power or control in favor of the Merger Proposal. As a result, if such shares are voted as described above at the Special Meeting, it is probable that the Merger Proposal will be approved by the PCI Stockholders. See "The Special Meeting -- Record Date; Vote Required; Voting at the Meeting."

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by (i) filing (including by telegram or telecopy) with the Secretary of PCI, before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the date of the proxy or any later-dated proxy relating to the same shares, or (ii) attending the Special Meeting and voting in person. PCI Stockholders who require assistance in changing or revoking a proxy should
contact                          .

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of PCI has unanimously determined that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, PCI Stockholders. Accordingly, the PCI Board of Directors recommends that PCI Stockholders vote FOR the approval and adoption of the Merger Agreement.

APPRAISAL RIGHTS

     PCI Stockholders will not be entitled to any appraisal rights in connection with the Merger. See "The Special Meeting -- Appraisal Rights" and "Comparison of Stockholder Rights -- Rights of Dissenting Shareholders."

                                   THE MERGER

GENERAL; EXCHANGE RATIO

     Pursuant to the Merger Agreement, each share of PCI Common Stock issued and outstanding immediately prior to the Effective Time, other than shares held in the treasury of PCI, if any, which will be cancelled, will be converted into and represent that number of Cardinal Common Shares equal to the Exchange Ratio.

     The Exchange Ratio is equal to (i) if Cardinal has not given written notice to PCI in the manner provided in the Merger Agreement that the Exchange Ratio shall be calculated pursuant to clause (ii) below (an "Adjustment Election"),
0.336 or (ii) if Cardinal has made a permitted Adjustment Election (pursuant to Section 7.1(d) of the Merger Agreement and as described under the caption "The Merger Agreement -- Termination; Effect of Termination"), then the product of (x) 0.336 and (y) the quotient obtained by dividing 58.12 by the average of the closing prices of Cardinal Common Shares as reported on the NYSE Composite Tape on each of the last 15 trading days ending on the sixth trading day prior to the Special Meeting (the "Average Share Price"). Consummation of the Merger and the conversion of PCI Common Stock into Cardinal Common Shares as described above are subject to the satisfaction or waiver of certain conditions (see "The Merger Agreement -- Conditions") and the right of one or both of PCI and Cardinal to terminate the Merger Agreement under certain circumstances as described under the caption "The Merger Agreement -- Termination; Effect of Termination."

     In the event Cardinal makes an Adjustment Election, Cardinal and PCI will promptly issue a press release announcing the Adjustment Election and the Exchange Ratio as adjusted. Further information regarding calculation of the Exchange Ratio and whether an Adjustment Election has been made can be obtained by contacting the person specified at the phone number provided in this Proxy Statement/Prospectus under the caption "Available Information."

PCI OPTIONS

     At the Effective Time, each unexpired and unexercised option under stock option plans of PCI in effect on the date of the Merger Agreement which has been granted to current or former directors, officers or key employees of PCI by PCI (each, a "PCI Option") will be automatically converted into an option (a "Cardinal Exchange Option") to purchase that number of Cardinal Common Shares equal to the number of shares of PCI Common Stock issuable immediately prior to the Effective Time upon exercise of the PCI Option (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio, with an exercise price per share equal to the exercise price per share which existed under the corresponding PCI Option divided by the Exchange Ratio, and with other terms and conditions that are the same as the terms and conditions of such PCI Option immediately before the Effective Time (including, without limitation, to the extent provided as of the date of the Merger Agreement in the plans and agreements covering such PCI Options, the ability to exercise such Cardinal Exchange Options through "cashless exercises"); provided that with respect to any PCI Option that is an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the foregoing conversion will be carried out in a manner satisfying the requirements of
Section 424(a) of the Code. As of the Record Date,           shares of PCI
Common Stock were issuable upon the exercise of outstanding PCI Options, which options, assuming an Exchange Ratio of 0.336, will be converted to become
approximately           Cardinal Exchange Options at the Effective Time. The
weighted average exercise price per share of all PCI Options outstanding as of
the Record Date is approximately $     per share. Following the Merger and
assuming an Exchange Ratio of 0.336, the weighted average exercise price per
share of Cardinal Exchange Options will be approximately $          per share.
See "The Merger -- Interests of Certain Persons in the Merger -- PCI Options" and "The Merger Agreement -- PCI Stock Options."

EFFECTIVE TIME OF THE MERGER; CLOSING DATE

     The Merger will become effective (the "Effective Time") when a certificate of merger is filed with the Delaware Secretary of State or at such later time as is specified in the certificate of merger. Prior to such filing, a closing will be held on a date (the "Closing Date") specified by Cardinal, which date will be within ten business days following the date upon which all conditions set forth in the Merger Agreement have been satisfied or waived, as the case may be. See "The Merger Agreement -- Conditions."

CONDITIONS TO CONSUMMATION OF THE MERGER

     Consummation of the Merger is subject to, among other things, (i) approval by PCI Stockholders of the Merger Proposal; (ii) no temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Merger shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any governmental authority which prevents the consummation of the Merger; (iii) expiration or termination of all waiting periods under the Hart-Scott-

Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), all of which terminated on August 16, 1996; (iv) the Commission shall have declared the Registration Statement effective, and at the Effective Time, no stop order or similar restraining order shall have been threatened by the Commission or entered by the Commission or any state securities administrator prohibiting the Merger; and (v) no action shall have been instituted by any governmental authority which seeks to prevent consummation of the Merger or seeking material damages in connection with the transactions contemplated by the Merger Agreement which, in each case, continues to be outstanding.

     In addition, consummation of the Merger by any party to the Merger Agreement is conditioned upon the representations and warranties of the other parties being true and correct on and as of the Closing Date (except for those made as of a specified time), except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on the representing or warranting party, and performance in all material respects of each obligation and agreement and compliance in all material respects with each covenant to be performed and complied with by the other parties thereto. See "The Merger -- Accounting Treatment," "The Merger -- Interests of Certain Persons in the Merger," "The Merger -- Regulatory Approvals," "The Merger Agreement -- Representations, Warranties and Covenants" and "The Merger Agreement -- Conditions."

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a pooling-of-interests for accounting and financial reporting purposes. Consummation of the Merger is conditioned on, among other matters, Cardinal's receipt of a letter, in form and substance reasonably satisfactory to Cardinal, from Deloitte & Touche LLP to the effect that the Merger will qualify as a pooling-of-interests. See "The
Merger -- Accounting Treatment."

REASONS FOR THE MERGER; RECOMMENDATION OF THE PCI BOARD OF DIRECTORS

     PCI. The PCI Board of Directors, in the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, considered a number of factors, including among others: (i) the PCI Board's knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of PCI; (ii) the PCI Board's judgment as to the future prospects of PCI; (iii) the attractiveness of Cardinal as a strategic partner; (iv) the volatility of the market price of PCI Common Stock; (v) the PCI Board's concern about the effects of the possible sale by MEDIQ of its holdings in PCI; (vi) the PCI Board's desire to afford its stockholders the opportunity to obtain fair value for their shares on the same terms as MEDIQ;
(vii) the alternatives to the Merger; (viii) the presentations and opinion of Lehman Brothers; (ix) the historical market price of PCI Common Stock; (x) the fact that the consideration to be received by PCI Stockholders in the Merger represents an approximately 44% premium over the closing price of PCI Common Stock on July 23, 1996 (the last trading day prior to the announcement of the signing of the Merger Agreement); (xi) the views of PCI's management that Cardinal represented an attractive strategic merger partner for PCI; (xii) the terms and conditions of the Merger Agreement and the Stock Option Agreement;
(xiii) the conditions included in the Merger Agreement, which the PCI Board considered to be acceptable; (xiv) the lack of significant regulatory barriers to consummating the Merger; (xv) Cardinal's willingness to move quickly to consummate the Merger; (xvi) the potential tax consequences of the transaction;
(xvii) the interests of PCI's customers; and (xviii) the assurance which PCI received from Cardinal that it would continue to manage PCI in a manner consistent with historical practices. For additional information see "The
Merger -- Reasons for the Merger; Recommendation of the PCI Board of
Directors -- PCI."

     THE BOARD OF DIRECTORS OF PCI HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, PCI AND THE PCI STOCKHOLDERS. ACCORDINGLY, THE PCI BOARD OF DIRECTORS RECOMMENDS THAT PCI STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Cardinal. The Cardinal Board of Directors, in the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, considered a number of factors, including among others: (i) the opportunity to continue Cardinal's expansion beyond the purely logistical side of drug wholesaling by offering its customers and suppliers a combination of value-added logistical, information, packaging, marketing and educational services that distinguish Cardinal from its distribution competitors; (ii) the expressed desire of Cardinal's suppliers to outsource functions such as packaging combined with PCI's ability to satisfy that need through its extensive offering of packaging capabilities; (iii) the advantage offered by PCI's established management team, physical facilities, and customer base as compared to a de novo entry by Cardinal into the contract packaging business; (iv) the opportunity to enhance Cardinal's ability to offer unique packaging/distribution solutions to meet the changing needs of Cardinal's existing customer base; (v) Cardinal's potential ability, through its existing relationships with manufacturers, to create additional sales opportunities for PCI; (vi) the high quality of PCI's management team and packaging facilities;
(vii) the opportunity, through utilization of Cardinal's distribution capabilities, to create a packaging/distribution system that expedites the process of delivering product into the marketplace; (viii) the financial return anticipated by Cardinal management after the Merger due to several factors, including the higher return on committed capital and return on sales PCI has historically earned relative to Cardinal; and (ix) the ability to achieve the benefits of scale and leverage with respect to investments in new technology, systems and services. For additional information, see "The Merger -- Reasons for the Merger; Recommendation of the PCI Board of Directors -- Cardinal."

OPINION OF PCI'S FINANCIAL ADVISOR

     Lehman Brothers has acted as financial advisor to PCI in connection with the Merger and rendered an oral opinion to the PCI Board of Directors on July 21, 1996 (subsequently confirmed by delivery of a written opinion dated July 23, 1996) to the effect that, as of such dates and subject to certain assumptions, factors and limitations set forth therein, the Exchange Ratio to be offered to PCI Stockholders in the Merger is fair, from a financial point of view, to such stockholders. The full text of the written opinion of Lehman Brothers, setting forth the assumptions made, factors considered and limitations on the review undertaken by Lehman Brothers, is attached as Annex B to this Proxy Statement/Prospectus and PCI Stockholders are urged to read carefully the opinion in its entirety. See "The Merger -- Opinion of PCI's Financial Advisor."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of PCI's Board of Directors with respect to the Merger Agreement, PCI Stockholders should be aware that certain officers and directors of PCI (or their affiliates) have interests in the Merger that are different from and in addition to the interests of PCI Stockholders generally. These interests include, but are not limited to, the fact that certain executive officers of PCI have entered into new employment agreements with PCI to become effective only upon consummation of the Merger, that MEDIQ has entered into the Stock Option Agreement with Cardinal, that certain of the existing arrangements with MEDIQ may be terminated in connection with the Merger, that PCI has obtained a portion of its packaging materials from a company partially owned by the Chairman of the PCI Board, and that MEDIQ may pay a bonus to Bernard J. Korman, the former Chairman of the PCI Board, in connection with his contribution to the sale of PCI. In addition, each of the directors of PCI entered into a Support/Voting Agreement with Cardinal. See "The
Merger -- Interests of Certain Persons in the Merger" and "The
Merger -- Support/Voting Agreements."

EXCHANGE PROCEDURES

     If the Merger Proposal is approved and the Merger is consummated, as soon as practicable after the Effective Time, a letter of transmittal will be mailed or delivered to each PCI Stockholder to be used in forwarding certificates evidencing such holder's shares of PCI Common Stock for surrender and exchange for certificates evidencing Cardinal Common Shares to which such holder has become entitled and, if applicable, cash in lieu of fractional Cardinal Common Shares. After receipt of such letter of transmittal, each holder of certificates formerly representing shares of PCI Common Stock should surrender such certificates to Boatmen's Trust Company, the exchange agent for the Merger, pursuant to and in accordance with the instructions accompanying such letter of transmittal, and each holder will receive in exchange therefor certificates evidencing the whole number of Cardinal Common Shares to which he is entitled and any cash which may be payable in lieu of fractional Cardinal Common Shares. See "The Merger Agreement -- Merger Consideration." Such letter of transmittal will be accompanied by instructions specifying other details of the exchange. PCI STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

STOCK OPTION AGREEMENT

     In connection with the execution of the Merger Agreement, Cardinal, MEDIQ and MEDIQ Investment Services, Inc., a Delaware corporation and a wholly owned subsidiary of MEDIQ, entered into the Stock Option Agreement, dated July 23, 1996 (the "Stock Option Agreement"), pursuant to which MEDIQ granted to Cardinal an irrevocable option (the "Option") to purchase all of the shares of PCI Common Stock owned, directly or indirectly, or thereafter acquired, directly or indirectly, by MEDIQ at an exercise price per share equal to the lower of (x) $23.00 or (y) the Exchange Ratio multiplied by the closing price of Cardinal Common Shares as reported on the NYSE Composite Tape on the last trading day immediately preceding the date of delivery to PCI of written notice of Cardinal's exercise of the Option, provided that, notwithstanding the foregoing, in no event will the exercise price per share be less than $19.53. As of the date of this Proxy Statement/Prospectus, MEDIQ owns, directly or indirectly, 2,875,000 shares of PCI Common Stock (or approximately 46% of the outstanding shares of PCI Common Stock as of the Record Date), which shares are all subject to the Option. The Option is exercisable upon the occurrence of certain events in whole or in part, provided that, to the extent Cardinal exercises the Option in part, Cardinal may only exercise the Option for up to 390,499 shares in the aggregate, unless Cardinal exercises the Option for at least 2,253,876 shares in the aggregate. The Option, which Cardinal required that MEDIQ grant as a condition to Cardinal's entering into the Merger Agreement, may increase the likelihood of consummation of the Merger. See "The Merger -- Stock Option Agreement."

SUPPORT/VOTING AGREEMENTS

     Concurrently with the execution of the Merger Agreement, certain directors of PCI and certain of their affiliates (including MEDIQ), who as of the Record
Date owned in the aggregate   % of the outstanding PCI Common Stock (each, a
"Supporting Stockholder" and together, the "Supporting Stockholders"), executed separate Support/Voting Agreements with Cardinal pursuant to which each Supporting Stockholder agreed, among other things, to vote or direct the vote of all shares of PCI Common Stock beneficially owned by the Supporting Stockholder or its affiliates, or over which the Supporting Stockholder or any of its affiliates has voting power or control, directly or indirectly, to approve the Merger and the Merger Agreement and the transactions contemplated thereby. Each Supporting Stockholder also thereby agreed, among other things, to not, and not to permit any company, trust or other entity controlled by the Supporting Stockholder to, and not to permit any of its affiliates to, (i) contract to sell, sell or otherwise transfer or dispose of any shares of PCI Common Stock, other than pursuant to the Merger, without Cardinal's prior written consent or
(ii) solicit, initiate, encourage or facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving PCI, or acquisition of any capital stock or any material portion of the assets (except for acquisitions of assets in the ordinary course of business consistent with past practice) of PCI, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than as specified therein) with respect to any Competing Transaction or enter into any agreement, arrangement, or understanding with respect to any Competing Transaction or agree to or otherwise assist in the effectuation of any Competing Transaction; provided, however, that nothing in any Support/Voting Agreement prevents or restricts any Supporting Stockholder from taking any action, after having notified Cardinal thereof, or omitting to take any action (i) solely as a member of the Board of Directors of PCI required so as not to violate such Supporting Stockholder's fiduciary obligations as a director of PCI as so advised by outside counsel or (ii) if such Supporting Stockholder is an officer of PCI, as directed by the Board of Directors of PCI so long as such direction was not made in violation of any of the terms of the Merger Agreement. Each Support/Voting Agreement may be terminated at the option of any party thereto at any time after the earlier of (i) the termination of the Merger Agreement and
(ii) the Effective Time. See "The Merger -- Support/Voting Agreements."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger Agreement provides that, for federal income tax purposes, PCI and Cardinal intend that the Merger constitute a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(E) thereof. PCI and Cardinal intend to treat the Merger as a tax-free reorganization in their federal income tax returns. It is possible that the Internal Revenue Service could challenge the tax treatment of the Merger as a taxfree reorganization. No ruling has been requested and no legal opinion concerning the tax treatment will be rendered.

     THE FOREGOING SUMMARY IS NOT INTENDED, AND SHOULD NOT BE CONSIDERED, AS TAX ADVICE. HOLDERS OF PCI COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE TAX CONSEQUENCES TO THEM UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS. See "Certain Federal Income Tax Consequences."

                        COMPARISON OF STOCKHOLDER RIGHTS

     As a result of the Merger, shares of PCI Common Stock, which are issued by a Delaware corporation, will be converted into the right to receive Cardinal Common Shares, which are issued by an Ohio corporation. There are differences between the rights of PCI Stockholders and the rights of holders of Cardinal Common Shares ("Cardinal Shareholders"). These differences result from (i) differences between Ohio and Delaware law, and (ii) differences between the governing instruments of PCI and Cardinal. For a discussion of the various differences between the rights of PCI Stockholders and Cardinal Shareholders, see "Comparison of Stockholder Rights."

                      SUMMARY HISTORICAL AND UNAUDITED PRO
                          FORMA FINANCIAL INFORMATION

PCI SUMMARY HISTORICAL FINANCIAL INFORMATION

     The summary historical financial information of PCI set forth below has been derived from and should be read in conjunction with the audited consolidated financial statements and other financial information of PCI contained elsewhere in this Proxy Statement/Prospectus. See "Index to Financial Statements of PCI Services, Inc."

                                                                                               NINE MONTHS
                                                                                                  ENDED
                                            FISCAL YEAR ENDED SEPTEMBER 30,                      JUNE 30,
                                 ------------------------------------------------------    --------------------
                                  1991       1992      1993(1)       1994        1995        1995      1996(2)
                                 -------    -------    --------    --------    --------    --------    --------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
EARNINGS STATEMENT DATA:
Net revenue....................  $67,825    $75,430    $111,272    $121,177    $129,785    $ 95,225    $121,819
Net income.....................       47      5,316       6,155       5,356       5,572       3,860       7,637
Earnings per share.............  $  0.02    $  1.05    $   0.92    $   0.79    $   0.91    $   0.63    $   1.22
Weighted Average Shares
  Outstanding..................    2,875      5,079       6,726       6,787       6,138       6,142       6,240
BALANCE SHEET DATA:
Total assets...................  $40,694    $49,690    $ 80,122    $ 83,427    $108,967    $100,188    $151,579
Long-term obligations, less
  current maturities...........    9,104      6,304      11,577      14,760      27,208      23,054      55,339
Due to MEDIQ(4)................    9,199         --          --          --          --          --          --
Notes payable to MEDIQ(4)......   12,300         --          --          --          --          --          --
Shareholders' equity(3)(4).....    1,917     33,513      48,354      47,344      53,536      52,263      61,379

- ---------------

(1) In December 1992, PCI issued 660,000 shares of PCI Common Stock to acquire Allpack Industrielle Lohnverpackung GmbH ("Allpack").

(2) In February 1996, PCI acquired all of the outstanding capital stock of Unipack Limited in a business combination accounted for using the purchase method.

(3) In August 1994, PCI repurchased the 660,000 shares of PCI Common Stock which had been issued in connection with the acquisition of Allpack.

(4) In February 1992, PCI completed its initial public stock offering consisting of 3,306,250 shares of PCI Common Stock at a price of $10 per share. PCI utilized a portion of the proceeds to repay amounts outstanding to MEDIQ, to purchase equipment under capital lease arrangements and to retire certain term loan obligations.

CARDINAL SUMMARY HISTORICAL FINANCIAL INFORMATION

     The summary historical financial information of Cardinal set forth below has been derived and should be read in conjunction with the audited financial statements and other financial information of Cardinal incorporated by reference in this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference."

                                                             FISCAL YEAR ENDED(1)
                                      ------------------------------------------------------------------
                                      MARCH 31,     MARCH 31,      JUNE 30,      JUNE 30,      JUNE 30,
                                         1992        1993(2)       1994(2)         1995        1996(2)
                                      ----------    ----------    ----------    ----------    ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
EARNINGS STATEMENT DATA:
Net revenues.......................   $3,739,700    $4,734,636    $5,963,280    $8,022,108    $8,862,425
Earnings available for Common             38,560        65,086        79,825       137,534       111,864
  Shares before cumulative effect
  of change in accounting
  principle........................
Earnings per Common Share before
  cumulative effect of change in
  accounting principle(3):
     Primary.......................   $     0.83    $     1.19    $     1.30    $     2.14    $     1.73
     Fully diluted.................         0.83          1.16          1.30          2.14          1.73
Cash dividends declared per Common    $     0.06    $     0.07    $     0.10    $     0.12    $     0.12
  Share(3).........................
BALANCE SHEET DATA:
Total Assets.......................   $1,023,485    $1,265,861    $1,636,382    $2,160,961    $2,681,095
Long-term obligations, less current      306,066       276,748       210,196       209,214       265,144
  portion..........................
Redeemable preferred stock.........       19,560        20,400            --            --            --
Shareholders' equity...............      281,651       395,762       567,345       799,559       930,710

- ---------------

(1) Amounts reflect business combinations in fiscal 1992, 1994, 1995, and 1996. The most significant of these business combinations have been accounted for as poolings-of-interests transactions and, accordingly, prior period amounts have been restated to retroactively reflect these combinations. For those business combinations which were accounted for as purchase transactions, the pro forma effect as if these transactions had occurred at the beginning of the respective periods would not have been significantly different.

(2) In fiscal 1996, Cardinal recorded charges of approximately $67.3 million ($47.8 million, net of tax) primarily in connection with the business combinations of Cardinal with MSI in November 1995 (the "MSI Merger") and Pyxis in May 1996 (the "Pyxis Merger"). In fiscal 1994, Cardinal recorded a charge to reflect estimated merger costs of approximately $35.9 million ($28.2 million, net of tax) in connection with the business combination of Cardinal with Whitmire Distribution Corporation ("Whitmire") in February 1994 (the "Whitmire Merger"). During fiscal 1993, Cardinal received a termination fee of approximately $13.5 million, resulting from the termination by Durr-Fillauer Medical, Inc. of its agreement to merge with Cardinal. During fiscal 1993, Cardinal also recorded charges totaling approximately $13.7 million, primarily related to the closing of certain non-core operations and the restructuring of certain distribution operations. In addition, the modification of the terms of certain Whitmire stock options in fiscal 1993 resulted in a one-time stock option compensation charge of approximately $5.2 million. Collectively, these items are referred to as "unusual items." See Note 2 of "Notes to Consolidated Financial Statements" in the 1996 Cardinal Form 10-K, which is incorporated by reference in this Proxy Statement/Prospectus.

     The following supplemental information, presented for purposes of facilitating meaningful comparisons to ongoing operations and to other companies, summarizes the results of operations of Cardinal, adjusted to reflect the elimination of the effect of the unusual items discussed above and the redemption of Whitmire's preferred stock pursuant to the terms of the Whitmire Merger. Solely for purposes of the summary presented below, such redemption is assumed to have been funded from the liquidation of investments in tax-exempt marketable securities.

                                                                       FISCAL YEAR ENDED
                                                              -----------------------------------
                                                              MARCH 31,     JUNE 30,     JUNE 30,
                                                                1993          1994         1996
                                                              ---------     --------     --------
                                                                (IN THOUSANDS, EXCEPT PER SHARE
                                                                             DATA)
    Earnings available for Common Shares before cumulative
      effect of change in accounting principle, excluding
      unusual items.........................................   $70,280      $108,938     $159,697
    Earnings per Common Share before cumulative effect of
      change in accounting principle, excluding unusual
      items:
      Primary...............................................   $  1.29      $   1.77     $   2.47
      Fully diluted.........................................      1.25          1.77         2.47

     Earnings as presented above are reconciled to the amounts in the preceding table as follows:

                                                                       FISCAL YEAR ENDED
                                                              -----------------------------------
                                                              MARCH 31,     JUNE 30,     JUNE 30,
                                                                1993          1994         1996
                                                              ---------     --------     --------
                                                                        (IN THOUSANDS)
    Earnings available for Common Shares as reported, before
      cumulative effect of change in accounting principle...   $65,086      $ 79,825     $111,864
    Supplemental adjustments:
      Unusual items, primarily merger costs.................                  28,180       47,833
      Preferred stock redemptions...........................     2,876         1,205
      Interest adjustment on preferred stock................      (575)         (272)
      Termination Fee.......................................    (7,163)
      Restructuring charge..................................     7,265
      Stock Option Charge...................................     2,791
                                                               -------      --------     --------
    Earnings as supplementally adjusted.....................   $70,280      $108,938     $159,697
                                                               =======      ========     ========

(3) Earnings and cash dividends per share have been adjusted to give retroactive effect to stock dividends and stock splits.

UNAUDITED PRO FORMA COMBINED SUMMARY FINANCIAL INFORMATION

     The unaudited pro forma combined summary financial information of Cardinal and PCI set forth below give effect to the Merger under the pooling-of-interests accounting method, and assumes that the Merger had occurred at the beginning of the periods presented. The pro forma data presents the consolidated statement of earnings for Cardinal for the fiscal years ended June 30, 1994, June 30, 1995 and June 30, 1996, combined with the statement of earnings of PCI for the twelve months ended June 30, 1994, June 30, 1995 and June 30, 1996. The unaudited pro forma balance sheet information presents the balance sheet of Cardinal at June 30, 1996 combined with the balance sheet of PCI at June 30, 1996. PCI's fiscal year ends on September 30. For purposes of combining PCI's historical financial information with Cardinal's historical financial information, the financial information of PCI has been accumulated for the twelve month periods as indicated above. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at such time, nor is it necessarily indicative of future operating results or financial position.

                                                                  FISCAL YEAR ENDED (1)
                                                         ----------------------------------------
                                                          JUNE 30,       JUNE 30,       JUNE 30,
                                                          1994(2)          1995         1996(2)
                                                         ----------     ----------     ----------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
EARNINGS STATEMENT DATA:
Net revenues...........................................  $6,083,925     $8,148,753     $9,018,804
Earnings available for Common Shares, excluding PCI
  merger expenses......................................      85,631        142,828        121,213
Earnings per Common Share excluding PCI merger
  expenses(3)(4):
  Primary..............................................  $     1.34     $     2.16     $     1.81
  Fully diluted........................................        1.34           2.16           1.81
Cash dividends declared per Common Share(5)............  $     0.10     $     0.12     $     0.12
BALANCE SHEET DATA:
Total Assets...........................................                                $2,832,674
Long-term obligations, less current portion............                                   320,483
Shareholders' equity(6)................................                                   992,089

- ---------------
(1) Amounts reflect business combinations in fiscal 1994, 1995 and 1996.

(2) Amounts reflect the effect of unusual items recorded by Cardinal in the fiscal years ended June 30, 1994, and June 30, 1996. The following pro forma supplemental information summarizes the pro forma results of Cardinal and PCI, adjusted to reflect the elimination of the effect of the unusual items discussed in Note 2 of "Cardinal Summary Historical Financial Information."

                                                                     FISCAL YEAR ENDED
                                                             ----------------------------------
                                                             JUNE 30,     JUNE 30,     JUNE 30,
                                                               1994         1995         1996
                                                             --------     --------     --------
                                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                                           DATA)
          Pro forma earnings available for Common Shares,
            excluding PCI merger expenses and unusual
            items..........................................  $114,744     $142,828     $169,046
          Pro forma earnings per Common Share, excluding
            PCI merger expenses and unusual items:
            Primary........................................  $   1.80     $   2.16     $   2.53
            Fully diluted..................................      1.80         2.16         2.53

(3) Earnings per Common Share have been adjusted to give retroactive effect to a 25% stock dividend paid by Cardinal in June 1994.

(4) Earnings per Common Share amounts assume the conversion of each share of PCI Common Stock into 0.336 Cardinal Common Shares. See "The Merger
    Agreement -- Merger Consideration."

(5) Cash dividends declared per Common Share represent the historical dividends of Cardinal for all periods presented and exclude all dividends paid by entities with which Cardinal has merged. PCI paid no dividends during these periods. Cash dividends declared per Common Share have been adjusted to give retroactive effect to a 25% stock dividend paid by Cardinal in June 1994.

(6) Amount does not reflect the pro forma effect of PCI merger expenses. Upon consummation of the merger, the combined company will record a one-time charge to reflect transaction and other costs incurred as a result of the Merger. While an estimate of such costs is not currently available, Cardinal and PCI do not anticipate that these costs will have a significant effect on the combined company's financial condition.

                           COMPARATIVE PER SHARE DATA

     Set forth below are earnings, cash dividends declared and book value per share data for Cardinal and PCI on both historical and pro forma combined bases and on a per share equivalent pro forma basis for PCI. Pro forma combined earnings per share are derived from the Unaudited Pro Forma Combined Financial Information presented elsewhere in this Proxy Statement/Prospectus, which gives effect to the Merger under the pooling-of-interests accounting method. Pro forma combined cash dividends declared per share reflect Cardinal cash dividends per share declared in the periods indicated and exclude all dividends paid by all entities with which Cardinal has merged. Book value per share for the pro forma combined presentation is based upon outstanding Cardinal Common Shares, adjusted to include Cardinal Common Shares to be issued in the Merger for outstanding shares of PCI Common Stock at the Effective Time. The per share equivalent pro forma combined data for shares of PCI Common Stock is based on the assumed conversion of each share of PCI Common Stock into 0.336 Cardinal Common Shares. See "The Merger Agreement -- Merger Consideration." The information set forth below should be read in conjunction with the respective audited and unaudited financial statements of Cardinal and PCI incorporated by reference or contained in this Proxy Statement/Prospectus and the "Unaudited Pro Forma Combined Summary Financial Information" and the notes thereto presented in the "Summary" hereto. See "Incorporation of Certain Documents by Reference" and "Index to Financial Statements of PCI Services, Inc."

                                                                                      NINE MONTHS
                                                             FISCAL YEAR ENDED           ENDED
                                                               SEPTEMBER 30,           JUNE 30,
                                                           ---------------------     -------------
                                                           1993    1994    1995      1995    1996
                                                           -----   -----   -----     -----   -----
PCI -- HISTORICAL
Earnings per common share................................  $0.92   $0.79   $0.91     $0.63   $1.22
Book value per share.....................................                   8.74              9.88

                                                                               FISCAL YEAR
                                                                             ENDED JUNE 30,
                                                                         -----------------------
                                                                         1994(1)   1995    1996(1)
                                                                         -------   -----   -----
CARDINAL -- HISTORICAL(1)
Earnings per Common Share:
  Primary..............................................................   $1.30    $2.14   $1.73
  Fully diluted........................................................    1.30     2.14    1.73
Cash dividends declared per Common Share...............................    0.10     0.12    0.12
Book value per share...................................................                    14.55
CARDINAL AND PCI -- PRO FORMA COMBINED(1)(2):
Earnings per Common Share:
  Primary..............................................................   $1.34    $2.16   $1.81
  Fully diluted........................................................    1.34     2.16    1.81
Cash dividends declared per Common Share...............................    0.10     0.12    0.12
Book value per share(3)................................................                    15.02
EQUIVALENT PRO FORMA COMBINED PER PCI SHARE(1)(2):
Earnings per Common Share:
  Primary..............................................................   $0.45    $0.73   $0.61
  Fully diluted........................................................    0.45     0.73    0.61
Cash dividends declared per Common Share...............................    0.03     0.04    0.04
Book value per share(3)................................................                     5.05
Cardinal earnings per Common Share, excluding unusual items:
  Primary..............................................................   $1.77    $2.14   $2.47
  Fully diluted........................................................    1.77     2.14    2.47
Pro forma combined earnings per Common Share excluding PCI merger expenses and unusual items:
  Primary..............................................................   $1.80    $2.16   $2.53
  Fully diluted........................................................    1.80     2.16    2.53

                                                                               FISCAL YEAR
                                                                             ENDED JUNE 30,
                                                                         1994(1)   1995    1996(1)
                                                                          -----    -----   -----
Equivalent pro forma combined earnings per Common Share excluding PCI merger expenses and unusual items:
  Primary..............................................................   $0.60    $0.73   $0.85
  Fully diluted........................................................    0.60     0.73    0.85

- ---------------
(1) Cardinal's historical earnings per Common Share, the pro forma combined earnings, and the equivalent pro forma combined earnings per Common Share reflect the effect of unusual items recorded by Cardinal in the fiscal years ended June 30, 1994 and June 30, 1996. See a discussion of these items in
    Note 2 of "Summary -- Summary Historical and Unaudited Pro Forma Financial Information -- Cardinal Summary Historical Financial Information." Excluding the impact of the unusual items, the amounts would be as follows:

(2) The pro forma combined and the equivalent pro forma information (excluding the book value information which is calculated based on the balance sheets of Cardinal and PCI at June 30, 1996) present the combination of Cardinal for the fiscal years ended June 30, 1994, June 30, 1995, and June 30, 1996, combined with the statement of earnings of PCI for the corresponding twelve month periods.

(3) Amount does not reflect the pro forma effect of PCI merger expenses. Upon consummation of the merger, the combined company will record a one-time charge to reflect transaction and other costs incurred as a result of the Merger. While an estimate of such costs is not currently available, Cardinal and PCI do not anticipate that these costs will have a significant effect on the combined company's financial condition.

                         MARKET PRICE AND DIVIDEND DATA

     The following table reflects (i) the range of the reported high and low closing or last sale prices of Cardinal Common Shares, as the case may be, on the NYSE Composite Tape or NASDAQ/NM, as the case may be, and the per share dividends paid thereon and (ii) the range of the reported high and low bid prices of PCI Common Stock on the NASDAQ/NM, in each case for the calendar quarters indicated. The information in the table has been adjusted to reflect retroactively all applicable stock splits.

                                                 CARDINAL                                PCI
                                               COMMON SHARES                        COMMON STOCK
                                              --------------                      ----------------
CALENDAR YEAR                                 HIGH       LOW       DIVIDENDS      HIGH         LOW
- -------------                                 ----       ---       ---------      ----         ---
1994:
  First quarter............................  $40.59     $33.30      $ 0.024      $12.75      $ 9.75
  Second quarter...........................   40.80      34.41        0.024       10.75        8.75
  Third quarter............................   42.13      36.63        0.03         9.50        6.25
  Fourth quarter...........................   48.25      41.13        0.03         7.00        5.50
1995:
  First quarter............................  $50.88     $44.25      $ 0.03       $ 7.875     $ 6.25
  Second quarter...........................   47.50      42.25        0.03         9.50        6.75
  Third quarter............................   56.50      43.75        0.03        10.125       8.625
  Fourth quarter...........................   57.88      51.13        0.03        10.50        8.50
1996:
  First quarter............................  $64.25     $52.50      $ 0.03       $16.50      $ 9.50
  Second quarter...........................   75.25      60.25        0.03        24.00       15.75
  Third quarter (through September   ,
     1996).................................

     On July 23, 1996, the last full trading day prior to the public announcement of the Merger Agreement, the closing price of Cardinal Common Shares was $69.125 per share and the last sale price of PCI Common Stock was $16.125 per share, as reported on the NYSE Composite Tape and the NASDAQ/NM, respectively. The value of PCI Common Stock at July 23, 1996, on an equivalent per share basis, was $23.226 (assuming an Exchange Ratio of 0.336). On September
  , 1996, the most recent practicable date prior to the mailing of this Proxy Statement/Prospectus, the last sale prices of Cardinal Common Shares and PCI
Common Stock were $          per share and $          per share, respectively,
as reported on the NYSE Composite Tape and the NASDAQ/NM, respectively. PCI Stockholders are encouraged to obtain current market quotations for Cardinal Common Shares and PCI Common Stock.

     Cardinal has applied for the listing of the Cardinal Common Shares to be issued in the Merger on the NYSE.

     On August 14, 1996, Cardinal's Board of Directors declared a dividend on Cardinal Common Shares of $0.03 per share, payable on October 15, 1996 to holders of record on October 1, 1996. Cardinal anticipates that it will continue to pay quarterly cash dividends. However, the timing and amount of any future dividends remain within the discretion of the Cardinal Board of Directors and will depend on Cardinal's future earnings, financial condition, capital requirements and other factors.

     PCI did not declare any dividends on its common stock in the calendar years ended December 31, 1994 and 1995 or for the first and second quarters of calendar 1996. Pursuant to the Merger Agreement, PCI has agreed that, during the period from the date of the Merger Agreement to the Effective Time, PCI will not make, declare or pay any dividend or distribution on the PCI Common Stock. In addition, certain covenants contained in its credit facilities restrict PCI from making, declaring or paying any such dividend or distribution.

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement/Prospectus is being furnished to PCI Stockholders in connection with the solicitation of proxies by the Board of Directors of PCI for
use at the Special Meeting to be held on             , October   , 1996, at
Hotel DuPont, 11th and Market Streets, Wilmington, Delaware, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

     This Proxy Statement/Prospectus, the Letter to PCI Stockholders, the Notice of the Special Meeting and the form of proxy for use at the Special Meeting are
first being mailed to PCI Stockholders on or about September   , 1996.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, PCI Stockholders will consider and vote on:

          1. The Merger Proposal, which is a proposal to approve and adopt the Merger Agreement pursuant to which, among other things, (i) Subcorp will be merged with and into PCI with the result that PCI becomes a wholly owned subsidiary of Cardinal, and (ii) each outstanding share (other than shares held in the treasury of PCI, if any, which will be cancelled) of PCI Common Stock will be converted into a number of Cardinal Common Shares as determined pursuant to the share exchange formula set forth in the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this Proxy Statement/Prospectus.

          2. Such other business as may properly come before the Special
     Meeting.

RECORD DATE; VOTE REQUIRED; VOTING AT THE MEETING

     The Board of Directors of PCI has fixed September 11, 1996, as the Record Date for determination of PCI Stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of PCI Common Stock of record at the close of business on September 11, 1996, will be entitled to notice of and to vote at the Special Meeting. Each holder of record of PCI Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by a properly executed proxy, at the Special Meeting. As of the Record Date, there
were approximately           shares of PCI Common Stock outstanding and entitled
to vote which were held by approximately      holders of record.

     Pursuant to PCI's Certificate of Incorporation (the "PCI Certificate") and Bylaws (the "PCI Bylaws") and applicable law, the affirmative vote of the holders of a majority of the shares of PCI Common Stock outstanding and entitled to vote thereon is required to approve and adopt the Merger Proposal. As of the Record Date, the directors and executive officers of PCI and certain of their
affiliates owned approximately      % of the outstanding shares of PCI Common
Stock and each such person has advised PCI that such person intends to vote in favor of the Merger Proposal. In addition, MEDIQ and the directors of PCI, who
as of the Record Date owned in the aggregate approximately      % of the
outstanding PCI Common Stock, have each agreed to vote or direct the vote of all PCI Common Stock over which such person or such person's affiliates have voting power or control in favor of the Merger Proposal. As a result, if such shares are voted as described above at the Special Meeting, it is probable that the Merger Proposal will be approved by the PCI Stockholders.

VOTING OF PROXIES

     All PCI Stockholders who are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at such meeting and not revoked will be voted at such meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR approval and adoption of the Merger Proposal.

     If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn such meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy, and acting thereunder, will have discretion to vote on such matters in accordance with their best judgment (unless authorization to use such discretion is withheld). PCI is not aware of any matters expected to be presented at the meeting other than as described in its Notice of Special Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing (including by telegram or telecopy) with the Secretary of PCI, before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the date of the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering (including by telegram or telecopy) it to the Secretary of PCI before the taking of the vote at the Special Meeting, or (iii) attending the Special Meeting and voting in person. In order to vote in person at the Special Meeting, PCI Stockholders must attend the meeting and cast their votes in accordance with the voting procedures established for the meeting. Attendance at the meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be sent so as to be delivered at or before the taking of the vote at the meeting to PCI Services, Inc., 1403 Foulk Road, Suite 102, Wilmington, Delaware 19803,
Attention: Secretary.

     PCI Stockholders who require assistance in changing or revoking a proxy should contact the person at the phone number provided in this Proxy Statement/Prospectus under the caption "Available Information."

     Pursuant to the PCI Certificate and applicable law, broker non-votes and abstaining votes will not be counted in favor of the Merger Proposal. Since the Merger Proposal requires the affirmative vote of a majority of the outstanding PCI Common Stock, abstentions and broker non-votes will have the same effect as votes against such proposal.

SOLICITATION OF PROXIES

     The expenses of the solicitations for the Special Meeting, including the cost of printing and distributing this Proxy Statement/Prospectus and the form of proxy, will be borne by PCI, subject to each party's obligation to reimburse the other for its expenses under certain circumstances. See "The Merger Agreement -- Termination; Effect of Termination." In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of PCI in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made by PCI with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and PCI will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

RECOMMENDATION OF THE PCI BOARD OF DIRECTORS

     The Board of Directors of PCI has unanimously determined that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, PCI and the PCI Stockholders. Accordingly, the PCI Board of Directors recommends that PCI Stockholders vote FOR the approval and adoption of the Merger Agreement.

APPRAISAL RIGHTS

     PCI Stockholders will not be entitled to any appraisal rights under Delaware law or any other statute in connection with the Merger. See "Comparison of Stockholder Rights -- Rights of Dissenting Stockholders."

                                   THE MERGER

BACKGROUND OF THE MERGER

     In March 1995, MEDIQ announced that a special committee of its board of directors, formed for the purpose of exploring alternative ways to maximize shareholder value, had authorized Lazard Freres & Co., MEDIQ's investment banker, to solicit offers for MEDIQ and, among other assets, MEDIQ's investment in PCI.

     Between May and December 1995, the PCI Board considered PCI's strategic alternatives, retained Lehman Brothers to develop a strategic plan for PCI and sought to determine MEDIQ's intentions with respect to its holdings in PCI.

     In December 1995, at the quarterly meeting of PCI's Board, representatives of Lehman Brothers reported on the status of their activities and Lehman Brothers proposed commencing discussions with potential acquirors. The PCI Board discussed various approaches to contacting potential buyers and their impact on PCI's customers and employees.

     During January 1996, Lehman Brothers contacted a number of potential buyers identified by Lehman Brothers, entered into confidentiality agreements with those who expressed an interest in acquiring PCI and thereafter sent to each a descriptive memorandum (the "Memorandum") about PCI prepared by Lehman Brothers with PCI's assistance.

     During January, February and March, 1996, representatives of PCI met with representatives of several such potential buyers for the purpose of considering whether PCI and one of these companies would have an interest in further discussions relating to a possible transaction.

     In March 1996, at the annual meeting of PCI's stockholders, Messrs. Seidenberg, Sauter and Lotman were reelected directors of PCI and Michael J. Rotko, Sheldon M. Bonovitz and H. Scott Miller (all directors of MEDIQ who were nominated for the PCI Board at the request of MEDIQ) were, for the first time, elected directors of PCI. At the meeting of PCI's Board of Directors immediately following the annual meeting of PCI's stockholders, Mr. Seidenberg was elected Chairman of the Board of Directors of PCI. Also at such meeting, the PCI Board discussed PCI's and Lehman Brothers' progress. Lehman Brothers proposed to contact additional potential buyers and solicit indications of interest, and the PCI Board approved such plan.

     During March 1996, Lehman Brothers, with PCI's assistance, updated the Memorandum which was then circulated to a number of strategic and financial buyers who, upon solicitation by Lehman Brothers, had expressed an interest in a transaction with PCI.

     Between March and July 1996, representatives of PCI and Lehman Brothers engaged in discussions, of varied duration, with several potential acquirors identified by Lehman Brothers. In May 1996, the PCI Board authorized PCI to pursue discussions with one of such potential acquirors, a financial buyer, who had proposed a merger transaction conditioned upon being accounted for as a recapitalization and which needed financing.

     On June 19, 1996, Cardinal and Lehman Brothers, on behalf of PCI, entered into a confidentiality agreement, and Lehman Brothers sent a copy of the Memorandum to Cardinal.

     In early July, 1996, the Chairman and Chief Executive Officer of Cardinal contacted Lehman Brothers and PCI to request a meeting between representatives of the two companies.

     In the second week of July, 1996, representatives of PCI and Lehman Brothers met with representatives of Cardinal to discuss the possibility of a strategic combination of the two companies. At the same time, representatives of Cardinal commenced a due diligence review of PCI, including tours of PCI's facilities in Pennsylvania and New Jersey.

     On July 12, 1996, Cardinal representatives met with representatives of PCI at PCI's principal facility in Philadelphia, Pennsylvania. At such meeting, representatives of Cardinal conducted due diligence on the business and operations of PCI. This process continued through July 15, 1996.

     On July 15, 1996, representatives of PCI met with representatives of Cardinal at Cardinal's principal executive offices in Dublin, Ohio. At such meeting, Cardinal conducted a further due diligence review of PCI and PCI conducted due diligence on the business and operations of Cardinal.

     On July 17, 1996, representatives of Cardinal orally presented PCI with an indication of interest to acquire PCI for a value of approximately $23.00 per share of PCI's Common Stock, conditioned upon, among other things, an option to purchase the shares of PCI Common Stock owned by MEDIQ, certain other arrangements being agreed to (including an option from PCI on unissued shares) and the transaction being accounted for as a pooling of interests.

     On July 18, 1996, PCI's Board of Directors met to discuss and consider the Cardinal indication of interest. At such meeting, Lehman Brothers described the principal terms of the Cardinal indication of interest and PCI's management discussed the advantages of a transaction with a strategic partner such as Cardinal as opposed to a financial buyer. The PCI Board determined that the likelihood of the financial buyer who had previously made a merger proposal obtaining financing was questionable, that the level of the debt required to finance such proposed transaction would inhibit PCI's ability to operate and grow its business, that the recapitalization accounting treatment was, in part, dependent upon PCI management equity participation and that Messrs. Sauter and Gerner had indicated to the PCI Board that they were not interested in participating in such proposed transaction. Lehman Brothers provided an update as to the status of its efforts to solicit bids for PCI since March 1996 and reported that certain other potential bidders had declined to make a proposal for PCI in a comparable range to the Cardinal indication of interest. After consideration of such factors, the PCI Board authorized management to commence negotiations with Cardinal.

     Between July 18, 1996 and July 21, 1996, counsel for PCI and counsel for Cardinal negotiated the terms of the Merger Agreement and related agreements and documents, and representatives of Cardinal met with management of PCI to continue due diligence on PCI. Concurrently, Lehman Brothers and counsel for PCI conducted due diligence on Cardinal.

     On July 19, 1996, a special meeting of the Board of Directors of Cardinal was held to consider the terms of the proposed transaction with PCI. At this meeting, the Cardinal Board discussed in detail the terms of a possible transaction with PCI, approved the transaction subject to negotiation of definitive documentation and authorized Cardinal management to continue due diligence and to negotiate definitive documentation, subject to approval of the Exchange Ratio by the Executive Committee of the Cardinal Board.

     On July 21, 1996, the PCI Board met via telephonic conference call and received an update from counsel on its due diligence and the status of negotiations and several open business points with respect to the Merger Agreement. Counsel described to the PCI Board that although the Merger Agreement contained a "fiduciary out" enabling the Board of Directors to entertain other offers under certain circumstances, it provided for the payment of a fee plus expenses to Cardinal in certain circumstances should the PCI Board avail itself of this right. In addition, counsel stated that Cardinal was requiring both an option from MEDIQ on shares it owns of PCI, and an option from PCI on unissued shares, as conditions to proceeding with a transaction. Counsel was instructed to continue such negotiations with a view toward reducing the size of the termination fee payable to Cardinal under certain circumstances, eliminating certain triggers with respect to the payment of such fee and eliminating the option from PCI for unissued shares. Lehman Brothers provided an update as to its due diligence of Cardinal. Lehman Brothers then made a presentation to the PCI Board which included its oral opinion that the Exchange Ratio in the Cardinal transaction was fair to PCI's stockholders from a financial point of view, based upon the facts and circumstances as they existed and subject to the various assumptions and considerations. Lehman Brothers described to the PCI Board the bases for its opinion and answered questions from members of the PCI Board. The PCI Board also considered the tax consequences of the transaction. The PCI Board was advised by counsel that it was possible that the Internal Revenue Service could challenge the tax treatment of the Merger as a tax-free reorganization (see "Certain Federal Income Tax Consequences"). Counsel to PCI advised the PCI Board that if the treatment was successfully challenged by the Internal Revenue Service, PCI Stockholders could be subject to federal income tax on the consideration received. The PCI Board discussed the benefits and detriments to stockholders of a tax-free transaction, and determined that the transaction was in the best interests of stockholders even if it were to be treated as a taxable exchange.

     Between July 21, 1996 and July 23, 1996, counsel for PCI and counsel for Cardinal continued negotiations on the Merger Agreement and related agreements and documents, and counsel for MEDIQ and counsel for Cardinal negotiated the MEDIQ Stock Option Agreement. Lehman Brothers met with management of Cardinal to complete its financial due diligence and representatives of Cardinal conducted a further due diligence review of PCI, including tours of PCI's facilities in England and Germany.

     On July 22, 1996, the PCI Board received written materials from Lehman Brothers supporting its fairness opinion, a draft of the Merger Agreement and a summary of certain unresolved matters.

     On July 23, 1996, the Executive Committee of the Cardinal Board, after considering the terms of the proposed transaction, acted by written consent to approve the Exchange Ratio for the Merger.

     On July 23, 1996, the PCI Board met via telephonic conference call to consider the terms of the Merger Agreement. Counsel provided an update as to the resolution of certain business points, in particular the reduction of the termination fee from $6 million to $5 million (plus expenses up to a maximum of $1 million, a reduction from the $2 million originally proposed), the elimination or modification of certain triggers for the termination fee, and the elimination of an option from PCI for unissued shares. Lehman Brothers confirmed that the auction process they had conducted was complete, that all likely potential bidders for PCI had been identified and solicited and that no other indications of interest had been received or were likely to be received. Lehman Brothers described the results of its financial due diligence meeting with management of Cardinal. Lehman Brothers then delivered its written opinion that the Exchange Ratio was fair to stockholders from a financial point of view. See " -- Opinion of PCI's Financial Advisor."

     Counsel then described the MEDIQ Stock Option Agreement, and the condition that the Board approve such agreement under Section 203 ("Section 203") of the Delaware General Corporation Law (the "Delaware Law") and the implications of the approval of such agreement under Section 203 and the effect of MEDIQ's execution of the Stock Option Agreement on the PCI Board's ability to exercise its rights under the "fiduciary-out" provisions of the Merger Agreement. The PCI Board was also advised of the material terms and provisions of the Support/Voting Agreement between MEDIQ and Cardinal, and of the effect of such agreement on the number of shares of PCI Common Stock which would be needed, in addition to the MEDIQ shares, to be voted to approve the Merger. The PCI Board concluded that a complete auction process for the sale of PCI had been undertaken and that the Merger was in the best interests of stockholders and approved the Stock Option Agreement and the Support/Voting Agreement in the forms presented to the meeting. The PCI Board unanimously approved the Merger as being in the best interests of stockholders for reasons set forth below under "-- Reasons for the Merger; Recommendation of the PCI Board of Directors".

     The PCI Board also approved certain other related agreements, including Support/Voting Agreements between Cardinal and each Director of PCI; new Employment Agreements between PCI and each of Messrs. Sauter and Gerner, to replace their existing employment agreements, but only effective upon consummation of the Merger, and a Reimbursement Agreement between PCI and MEDIQ. See "-- Interests of Certain Persons in the Merger." The PCI Board then directed that the Merger be submitted to the vote of PCI's stockholders with the recommendation that it be approved.

     On July 23, 1996, PCI, MEDIQ, Cardinal and Subcorp executed the definitive Merger Agreement and other documents, including the Stock Option Agreement and the Support/Voting Agreements, and on July 24, 1996, PCI and Cardinal issued a joint press release announcing the Merger.

REASONS FOR THE MERGER; RECOMMENDATION OF THE PCI BOARD OF DIRECTORS

     PCI. Board of Directors of PCI has unanimously determined that the Merger is fair to and in the best interests of PCI and its stockholders and unanimously approved the Merger Proposal and recommends that PCI Stockholders vote FOR the approval and adoption of the Merger Agreement.

     The terms of the Merger Agreement, including the Exchange Ratio, were the result of arm's-length negotiations between PCI and Cardinal and their respective representatives. PCI's Board of Directors consulted with its financial advisor, legal advisors and management of PCI. After careful review and consideration, PCI's Board of Directors determined that the Merger will provide fair value to all PCI stockholders.

     At its meeting on July 23, 1996, the Board of Directors unanimously determined that the Merger Agreement is in the best interests of PCI and is fair to the PCI Stockholders and recommended that the holders of PCI Common Stock accept the terms of the Merger and approve the Merger Agreement. The PCI Board also approved, with Messrs. Rotko, Bonovitz and Miller abstaining, the Stock Option Agreement and Support/Voting Agreements with MEDIQ, as well as individual Support/Voting Agreements with each director of PCI. In doing so, the Board considered management's views about the pharmaceutical packaging industry, PCI's position in that industry and PCI's prospects for the future. The PCI Board considered the position of MEDIQ as a significant stockholder and MEDIQ's expressed desire to pursue the realization of the value of its investment in PCI. The PCI Board's decision to enter into the Merger Agreement was based in large part upon balancing the risks and benefits of the Merger against the risks and benefits of other strategic alternatives available to PCI. At the July 23, 1996 meeting and at prior meetings, the PCI Board heard presentations from management and Lehman Brothers concerning Cardinal, its business, prospects for growth, and the historical performance of its common stock. Of the strategic alternatives available to PCI, the Merger was deemed by the PCI Board to be the alternative which would yield the best results to the stockholders of PCI from a financial point of view. See "-- Background of the Merger."

     In its deliberations, the PCI Board considered a number of factors, including without limitation the following:

          (i) PCI Board's knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of PCI, including, in particular, the enhanced ability of PCI to grow and expand its business through combined operations with Cardinal, compared to the lack of synergies and the financial limitations imposed by a leveraged transaction with a financial buyer;

          (ii) PCI Board's judgment as to the future prospects of PCI in light of management's assessment of the future of the pharmaceutical packaging industry, including consolidation in the health care industry in general and in the pharmaceutical packaging industry in particular, and its belief that larger, more diversified companies will be better able to compete effectively in the rapidly changing and competitive health care industry. In addition, the PCI Board considered Lehman Brothers's analysis of the industry and the lack of other suitable strategic partners;

          (iii) The attractiveness of Cardinal as a strategic partner, including Cardinal's knowledge of PCI's business, potential benefits of combining the two companies' customers and the strong management team of Cardinal;

          (iv) The volatility of the market price of PCI Common Stock as a result of quarterly fluctuations in PCI's operating results due, in part, to the lack of long-term contracts, as compared with the historical market price of Cardinal Common Shares and its prospects for future growth, as described by Lehman Brothers, and its historical trading volume;

          (v) PCI Board's concern about the potential negative impact on the market price of PCI Common Stock and on its relationships with customers in the event MEDIQ divested its holdings in PCI;

          (vi) PCI Board's desire to afford its stockholders the opportunity to obtain fair value for their shares on the same terms as MEDIQ. The PCI Board considered the Stock Option Agreement and the effect of the Support/Voting Agreements with Cardinal;

          (vii) The alternatives to the Merger, including continuing to operate PCI as an independent public company, being acquired by a financial buyer, merging with a strategic partner in the packaging industry, acquiring shares of PCI Common Stock in the open market, or acquiring MEDIQ's shares, as well as the impact, short-term and longterm, of such alternatives on the value of PCI. The PCI Board considered the prospects of remaining an independent public company too uncertain in light of MEDIQ's position, the lack of other suitable merger partners in the independent pharmaceutical packaging industry and management's belief that the market for pharmaceutical packaging services, particularly in the U.S., would not be receptive to a business combination with a more diversified packaging company. The Board concluded that a leveraged transaction with a financial buyer, particularly a recapitalization in which PCI's stockholders would retain an equity interest, would limit PCI's ability to grow;

          (viii) The presentations of Lehman Brothers and the opinion of Lehman Brothers that the Exchange Ratio was fair to PCI Stockholders from a financial point of view. See "-- Opinion of PCI's Financial Advisor" for a discussion of the factors considered in rendering the opinion. Such opinion, which is subject to certain limitations, qualifications and assumptions, is included as Annex B to this Proxy Statement/Prospectus and should be read in its entirety;

          (ix) The historical market price of PCI Common Stock, which had ranged from $8.63 per share to $23.75 per share during the twelve months ended July 23, 1996, the last trading day prior to the announcement of the signing of the Merger Agreement, and from $5.50 per share to $23.75 per share during the thirty-six months ended on such date;

          (x) The fact that the consideration to be received by PCI Stockholders in the Merger represents an approximately 44% premium over the closing price of PCI Common Stock of $16.13 per share on July 23, 1996, the last trading day prior to the announcement of the signing of the Merger Agreement. The potential growth prospects for Cardinal Common Shares as reflected in several analysts' reports. The fact that the level of public float and historical trading volume of Cardinal Common Shares, as compared to PCI Common Stock, provided increased liquidity for stockholders who desired or needed to liquidate their holdings;

          (xi) The views of PCI's management that Cardinal represented an attractive strategic merger partner for PCI. The Board considered PCI's employment contracts with certain executive officers which provide for certain payments in the event such employees leave PCI following a change in control. See "-- Interests of Certain Persons in the Merger." The PCI Board considered the agreement of such executive officers to enter into new agreements with PCI effective upon consummation of the Merger, and the particular terms thereof. The PCI Board considered that another proposed transaction was conditioned upon management equity participation and that management had indicated they were not interested in participating in such proposed transaction;

          (xii) The terms and conditions of the Merger Agreement and the Stock Option Agreement. The PCI Board considered in particular the "no-solicitation" provision of the Merger Agreement, the fees and expense reimbursement payable to Cardinal (which could under certain specified circumstances require payments of up to $6 million in the aggregate), the termination provisions of the Merger Agreement, in particular the provisions allowing PCI to terminate based on decreases in the market price of Cardinal Common Shares (see "The Merger Agreement -- Termination; Effect of Termination") and the representations and warranties of each of the parties in the Merger Agreement and the Stock Option Agreement. The PCI Board considered the impact of the "no-solicitation" and fee and expense reimbursement provisions of the Merger Agreement, combined with the Stock Option Agreement, on PCI's ability to negotiate with any third parties who might express an interest in acquiring PCI, and the likelihood of a third party offer being made in light of the auction process that had taken place. The PCI Board sought to balance the interests of Cardinal in limiting PCI's right to consider other offers with the interests of stockholders in obtaining fair value for their PCI Common Stock. The PCI Board considered the representations and warranties of PCI in the Merger Agreement to be acceptable particularly in light of the absence of survival and indemnification provisions. The PCI Board noted that the Merger Agreement provided for the payment of a fee to Cardinal in the event of termination caused by MEDIQ's breach of the Merger Agreement, and determined that the reimbursement agreement between PCI and MEDIQ adequately protected PCI from such eventuality;

          (xiii) The conditions to consummation of the Merger included in the Merger Agreement, which the PCI Board considered to be acceptable. In particular, the PCI Board noted the absence of any financing contingency. The PCI Board considered the condition that the Merger be accounted for as a pooling-of-interests to be acceptable, and concluded that any action PCI would have to undertake to assure such treatment was acceptable and not material;

          (xiv) The lack of significant regulatory barriers to consummating the Merger;

          (xv) Cardinal's willingness to move quickly to consummate the transaction. The PCI Board noted that Cardinal had successfully completed two significant transactions in the past year;

          (xvi) The potential tax consequences of the transaction. The Board concluded that the transaction was attractive to PCI Stockholders even though the PCI Board was advised by counsel that it was possible that the Internal Revenue Service could challenge the tax treatment of the Merger as a tax-free reorganization (see "Certain Federal Income Tax Consequences"). Counsel to PCI advised the PCI Board that if the treatment was successfully challenged by the Internal Revenue Service, PCI Stockholders could be subject to federal income tax on the consideration received. The PCI Board concluded that in light of the premium which the Exchange Ratio represented over the historical trading price of PCI Common Stock, and the increased liquidity in the public market of the Cardinal Common Shares, that the transaction was in the best interests of PCI Stockholders even if the transaction were to be treated as a taxable exchange;

          (xvii) The interests of PCI's customers, which the PCI Board believed would be best served by a merger with a strategic partner such as Cardinal which could offer such customers various value-added services and potential cost savings and assure that the existing management of PCI would remain in place; and

          (xviii) The assurances which PCI received from Cardinal that it would continue to manage PCI in a manner consistent with historical practices, and the significance of this to PCI's employees and the communities in which PCI's facilities are located both locally and abroad.

     The foregoing discussion of the information and factors considered and given weight by the PCI Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the PCI Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the PCI Board may have given different weights to different factors.

     FOR THE REASONS DISCUSSED ABOVE, THE BOARD OF DIRECTORS OF PCI HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, PCI AND THE PCI STOCKHOLDERS. ACCORDINGLY, THE PCI BOARD OF DIRECTORS RECOMMENDS THAT PCI STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Cardinal. In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, the Board of Directors of Cardinal consulted with Cardinal's legal and financial advisors as well as with Cardinal's management, and considered a number of factors, including among others (i) the opportunity to continue Cardinal's expansion beyond the purely logistical side of drug wholesaling by offering its customers and suppliers a combination of value-added logistical, information, packaging, marketing and educational services that distinguish Cardinal from its distribution competitors; (ii) the expressed desire of Cardinal's suppliers to outsource functions such as packaging combined with PCI's ability to satisfy that need through its extensive offering of packaging capabilities; (iii) the advantage offered by PCI's established management team, physical facilities, and customer base as compared to a de novo entry by Cardinal into the contract packaging business; (iv) the opportunity to enhance Cardinal's ability to offer unique packaging/distribution solutions to meet the changing needs of Cardinal's existing customer base; (v) Cardinal's potential ability, through its existing relationships with manufacturers, to create additional sales opportunities for PCI; (vi) the high quality of PCI's management team and packaging facilities;
(vii) the opportunity, through utilization of Cardinal's distribution capabilities, to create a packaging/distribution system that expedites the process of delivering product into the marketplace; (viii) the financial return anticipated by Cardinal management after the Merger due to several factors, including the higher return on committed capital and return on sales PCI has historically earned relative to Cardinal; and (ix) the ability to achieve the benefits of scale and leverage with respect to investments in new technology, systems and services.

     The Cardinal Board also considered the fact that it is a condition to the consummation of the Merger that the Merger be treated as a pooling-of-interests for financial reporting and accounting purposes, therefore, adding no goodwill relating to this transaction to Cardinal's balance sheet.

     The foregoing discussion of the factors considered by the Cardinal Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Cardinal Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations.

OPINION OF PCI'S FINANCIAL ADVISOR

     Lehman Brothers has acted as financial advisor to PCI in connection with the Merger, as described under "-- Background of the Merger." As part of its role as financial advisor to PCI, Lehman Brothers was engaged to render to the PCI Board an opinion as to the fairness, from a financial point of view, to the stockholders of PCI of the exchange ratio to be offered to such stockholders in the Merger. See "-- Background of the Merger."

     In connection with the evaluation of the Merger Agreement by the PCI Board, Lehman Brothers made a presentation to the PCI Board on July 21, 1996, that included its oral opinion that as of that date, subject to certain assumptions, factors and limitations described below, the Exchange Ratio to be offered to PCI Stockholders in the Merger is fair from a financial point of view, to such stockholders, with respect to the Merger, and rendered a written opinion dated July 23, 1996 that, as of the date of such opinion, and subject to certain assumptions, factors and limitations set forth in such opinion as described below, the Exchange Ratio to be offered to PCI Stockholders in the Merger is fair, from a financial point of view, to such stockholders.

     THE FULL TEXT OF THE WRITTEN OPINION OF LEHMAN BROTHERS WHICH SETS FORTH ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS. THE SUMMARY OF THE OPINION OF LEHMAN BROTHERS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     No limitations were imposed by PCI on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion. Lehman Brothers was not requested to and did not make any recommendations to the PCI Board as to the form of consideration to be offered to PCI Stockholders in the Merger, which was determined through arm's-length negotiations between PCI and its financial and legal advisors and Cardinal and its financial and legal advisors. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to PCI or Cardinal, but made its determination as to the fairness, from a financial point of view, of the exchange ratio to be offered to PCI Stockholders on the basis of the financial and comparative analyses described below. Lehman Brothers' opinion is for the use and benefit of the Board of Directors of PCI and was rendered to the PCI Board in connection with its consideration of the Merger. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any stockholder of PCI as to how such a stockholder should vote with respect to the Merger. Lehman Brothers was not requested to opine as to, and its opinion does not in any manner address, the underlying business decision of the PCI Board to proceed with or effect the Merger.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed the following: (i) the Merger Agreement, including the exhibits thereto, and the specific terms of the Merger, (ii) such publicly available information concerning PCI and Cardinal that Lehman Brothers believed to be relevant to its inquiry; (iii) financial and operating information with respect to the business, operations and prospects of PCI furnished to Lehman Brothers by PCI, including, without limitation, certain projections prepared by management of PCI; (iv) research analysts' reports with respect to the business, operations and prospects of Cardinal; (v) a trading history of PCI Common Stock from December 30, 1994 to July 19, 1996 and a comparison of such trading history with those of other companies that Lehman Brothers deemed relevant;

(vi) a trading history of Cardinal Common Shares from December 30, 1994 to July 19, 1996 and a comparison of such trading history with those of other companies that Lehman Brothers deemed relevant; (vii) a comparison of the historical financial results and present financial condition of PCI with those of other companies that Lehman Brothers deemed relevant; (viii) a comparison of the historical financial results and present financial condition of Cardinal with those of other companies that Lehman Brothers deemed relevant; (ix) a comparison of the financial terms of the Merger with the financial terms of other transactions that Lehman Brothers deemed relevant; and (x) the results of Lehman Brothers' efforts to solicit indications of interest and proposals from third parties with respect to a purchase of PCI. In addition, Lehman Brothers had discussions with the management of PCI and the management of Cardinal concerning their respective businesses, operations, assets and financial conditions and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of management of PCI and Cardinal that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of PCI, upon advice of PCI, Lehman Brothers assumed that such projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of PCI as to the future financial performance of PCI and that PCI will perform in accordance with such projections. With respect to the future financial performance of Cardinal, Lehman Brothers assumed that the publicly available earnings estimates of research analysts are a reasonable basis to evaluate and analyze the future financial performance of Cardinal and that Cardinal will perform substantially in accordance with such estimates. However, in performing its analysis, Lehman Brothers did not have any access to projections of Cardinal's future financial performance prepared by the management of Cardinal. In arriving at its opinion, Lehman Brothers conducted only a limited physical inspection of the properties and facilities of PCI and did not conduct a physical inspection of the properties and facilities of Cardinal and did not make or obtain any evaluations or appraisals of the assets or liabilities of PCI or Cardinal. Its opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date thereof.

     In connection with preparing its presentation and verbal opinion to the PCI Board on July 21, 1996, and its written opinion dated July 23, 1996, Lehman Brothers performed a variety of financial and comparative analyses as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portions of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of PCI and Cardinal. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     Exchange Ratio Analysis. The closing price of PCI Common Stock on July 19, 1996 (the last trading day prior to the preparation of Lehman Brothers' presentation to the PCI Board on July 21, 1996), was $16.50. The closing price of Cardinal Common Shares on the same day was $69.50. At the negotiated exchange ratio of 0.336, the implied value per share of PCI Common Stock was $23.35. Lehman Brothers compared the implied value per share of PCI Common Stock to its July 19, 1996 price of $16.50, its 30-day average price of $17.82 and its March 29, 1996 price of $16.00 (the closing price prior to the announcement that Lehman

Brothers was hired to investigate strategic alternatives), representing purchase price premiums of 41.5%, 31.0% and 45.9%, respectively.

     Analysis of Selected Publicly Traded Companies Comparable to PCI. Using publicly available information, Lehman Brothers compared selected financial data of PCI with similar data of selected companies engaged in businesses considered by Lehman Brothers to be comparable to those of PCI. Specifically, Lehman Brothers included in its review Gibralter Packaging, Sealright Co., Shorewood Packaging and The West Company (the "Comparable Packaging Companies"). Lehman Brothers calculated the multiple of, among other things, the current stock price as of July 19, 1996 to (i) the estimated 1996 earnings per share (the "1996 P/E Multiple") and (ii) the estimated 1997 earnings per share (the "1997 P/E Multiple") for PCI and the Comparable Packaging Companies based on estimates provided by First Call Corp. (a service company used widely by the investment community to gather earnings estimates from various research analysts) ("First Call"). Lehman Brothers noted that, as of July 19, 1996, PCI's 1996 P/E Multiple was 10.0x compared to 12.3x for the mean of the Comparable Packaging Companies, and PCI's 1997 P/E Multiple was 9.1x compared to 10.6x for the mean of the Comparable Packaging Companies. Lehman Brothers also calculated the multiple of, among other things, equity market value plus net debt (total debt less cash) to
(i) latest twelve months ("LTM") revenues and (ii) LTM earnings before interest and taxes ("EBIT"). Lehman Brothers noted that as of July 19, 1996, PCI Common Stock traded at 1.06x LTM revenues and 9.3x LTM EBIT, compared to 0.95x and 11.2x for the Comparable Packaging Companies.

     Lehman Brothers noted that PCI's multiples were below the mean multiples for the Comparable Packaging Companies in all cases except for LTM revenues. However, Lehman Brothers further noted that PCI's multiples (represented by the implied value per share of $23.35 at the negotiated exchange ratio of 0.336) of 14.1x, 12.8x, 1.35x and 8.1x all exceeded the mean multiples of the Comparable Packaging Companies.

     However, because of the inherent differences between the businesses, operations and prospects of PCI and the businesses, operations and prospects of the companies included in the Comparable Packaging Companies, Lehman Brothers believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics of PCI and the companies in the group of Comparable Packaging Companies that would affect the public trading values of PCI and such companies.

     Analysis of Selected Comparable Transactions. Using publicly available information, Lehman Brothers compared purchase price premiums and selected financial data for PCI with similar data for ten selected transactions in the pharmaceutical packaging industry (the "Comparable Merger Transactions"), which Lehman Brothers deemed to be comparable transactions. The Comparable Merger Transactions included the following transactions: Crown Cork & Seal/CONSTAR International; Crown Cork & Seal/Van Dorn; Sidlaw Group plc/Courtaulds Flexible Packaging; Sonoco Products Company/Engraph, Inc.; Alusuisse Lonza/Lawson Mardon Group Ltd; The West Company/Paco Pharmaceutical Services; Alusuisse-Lonza Holding Ltd/Mebane Packaging Group Inc. (as initially proposed); PCI Services, Inc./Unipack Ltd; Bemis Company/Perfecseal Healthcare Packaging Unit; and Alusuisse-Lonza Holding Ltd/Wheaton, Inc. Lehman Brothers observed that the purchase price premiums of 41.5%, 31.0% and 45.9% as mentioned previously in the exchange ratio analysis (based on the implied value per share of $23.35 on July 19, 1996) all exceeded the mean premium of 36.5% for the Comparable Merger Transactions except for the 30-day average premium of 31.0%.

     However, because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction, and because of the inherent differences between the businesses, operations and prospects of PCI and the selected acquired companies analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable transactions analysis, and accordingly, also made qualitative judgments concerning differences between the structures, terms and characteristics of these transactions and the Merger that would affect the acquisition values of PCI and such acquired companies.

     PCI Discounted Cash Flow Analysis. Lehman Brothers calculated the present value of the future streams of after-tax cash flows that PCI could be expected to produce over a four year period. The analysis utilized financial and operating information relating to the business, operations and prospects of PCI provided by PCI's management and relied on certain assumptions with respect to PCI's future business and operations. Lehman Brothers also utilized publicly available third party research reports on the packaging industry for future operating and earnings trend information. After-tax cash flows were calculated as the unlevered after-tax earnings plus depreciation and amortization less net changes in non-cash working capital and capital expenditures. Lehman Brothers calculated terminal values for PCI in the year 2000 by applying to projected EBIT a range of multiples. Lehman Brothers' determination of the appropriate range of multiples was based on an assessment of current trading multiples of the Comparable Packaging Companies and on Lehman Brothers' general experience in valuations of companies. The cash flow streams and terminal values were then discounted to present values using a range of discount rates, which were chosen based on several assumptions regarding factors such as the inflation rate, interest rates, the inherent business risk in PCI's business, and the cost of capital of PCI. The analysis yielded a range of values for PCI of $17.43 to $24.71 per share.

     Cardinal Common Share Price Trading Analysis. The closing price of Cardinal Common Shares on July 19, 1996 was $69.50 per share. The high and low closing prices for Cardinal Common Shares for the preceding 52-week period was $75.25 per share on June 19, 1996 and $43.75 per share on July 20, 1995. Lehman Brothers noted that as of July 19, 1996, Cardinal's share price was at a 7.6% discount and a 58.9% premium to its 52-week high and low, respectively. In addition, Lehman Brothers noted that during the prior 90 days, a period of relatively high volatility in the stock market, Cardinal's share price increased 10% compared to an 8% decline for the S&P 400 Index and a 1% decline for an index of Comparable Pharmaceutical Distributors, as defined below. Lehman Brothers noted that Cardinal's share price has steadily appreciated since December 30, 1994 and that such appreciation may be attributable to the following: (i) Cardinal's earnings have benefited from strategic and accretive acquisitions; (ii) Cardinal has consistently met or exceeded analysts' expectations on a quarterly basis; (iii) Cardinal has significantly grown and broadened its product and service offerings in the pharmaceutical distribution industry; and (iv) a recently announced strategic alliance between Cardinal and a major customer.

     Cardinal Common Share Trading Volume Analysis. Lehman Brothers analyzed the historical daily trading volume of Cardinal Common Shares over various periods so that the PCI Board could consider the opportunity for those PCI Stockholders who, after the Merger, choose to sell all or a portion of their Cardinal Common Shares to achieve complete or partial liquidity of their holdings. The 30, 60, 90, 180 and 360 day average daily trading volume of Cardinal was approximately 214,000, 206,000, 193,000, 231,000 and 180,000 shares, respectively. Lehman Brothers noted that these volumes were reasonably consistent from period to period and should represent sufficient trading levels to provide liquidity to PCI Stockholders, if desired.

     Analysis of Selected Publicly Traded Companies Comparable to
Cardinal. Using publicly available information, Lehman Brothers compared financial data of Cardinal with similar data of companies that are engaged in businesses considered by Lehman Brothers to be comparable to those of Cardinal. Specifically, Lehman Brothers included in its review Bergen Brunswig Corp., McKesson Corp., Bindley Western Industries, D&K Wholesale Drug, Inc., Moore Medical Corp. and Owens & Minor, Inc. (the "Comparable Pharmaceutical Distributors"). Lehman Brothers calculated the multiple of, among other things, the current stock price to (i) the 1996 P/E Multiple and (ii) the 1997 P/E Multiple for Cardinal and the Comparable Pharmaceutical Distributors based on estimates provided by First Call. Lehman Brothers noted that on July 19, 1996, Cardinal's 1996 P/E Multiple was 25.7x as compared to 20.1x for the mean of the Comparable Pharmaceutical Distributors. Cardinal's 1997 P/E Multiple was 21.5x as compared to 15.6x for the mean of the Comparable Pharmaceutical Distributors.

     Lehman Brothers also calculated the multiple of, among other things, equity market value plus net debt to (i) LTM revenues and (ii) LTM EBIT. Lehman Brothers noted that as of July 19, 1996, Cardinal Common Shares traded at 0.56x LTM revenues and 18.2x LTM EBIT compared to 0.16x and 14.2x for the mean multiple of the Comparable Pharmaceutical Distributors. However, Lehman Brothers noted that, based on estimates provided by Institutional Brokers Estimate Systems International Inc., Cardinal's five-year projected earnings growth rate ("Growth Rate") was 21.5% compared to 13.4% for the mean of the

Comparable Pharmaceutical Distributors. Finally, Lehman Brothers noted that Cardinal's 1996 P/E Multiple to Growth Rate was 1.20x compared to the mean 1996 P/E Multiple to Growth Rate of 1.58x for the Comparable Pharmaceutical Distributors. Given this analysis, Lehman Brothers noted that Cardinal Common Shares are generally trading in line with the Comparable Pharmaceutical Distributors.

     However, because of the inherent differences between the businesses, operations and prospects of Cardinal and the businesses, operations and prospects of the companies included in the Comparable Pharmaceutical Distributors, Lehman Brothers believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics of Cardinal and the companies in the group of Comparable Pharmaceutical Distributors that would affect the public trading values of Cardinal and such companies.

     Pro Forma Analysis. Based on an analysis of the pro forma effects of the Merger, Lehman Brothers noted that, at the negotiated exchange ratio of 0.336, assuming no synergy savings and excluding one-time charges, the Merger is 2.4%, 2.4% and 1.9% accretive to Cardinal's pro forma estimated earnings per share in 1996, 1997 and 1998. Lehman Brothers also noted that, on a fully diluted basis, PCI Stockholders will receive 3.2% of Cardinal's outstanding shares.

     Contribution Analysis. Lehman Brothers reviewed, among other things, the respective contributions of PCI and Cardinal to the estimated revenue, EBIT and net income of the merged company for fiscal 1996, 1997 and 1998. The analysis utilized financial and operating information relating to the business, operations and prospects of PCI provided by PCI management and the financial and operating information relating to the business, operations and prospects of Cardinal from research analyst reports and discussions with Cardinal management.

     Engagement of Lehman Brothers. Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate, estate and other purposes.

     Pursuant to an engagement letter between PCI and Lehman Brothers, PCI has agreed to pay Lehman Brothers a fee of approximately $3.1 million for acting as financial advisor in connection with the Merger, including rendering its opinion. Of such fee, a $100,000 retainer was paid upon signing of the engagement letter and the remainder is payable upon consummation of the Merger. PCI also agreed to reimburse Lehman Brothers for up to $40,000 of reasonable out-of-pocket expenses and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement and rendering of its opinion. In the ordinary course of its business, Lehman Brothers may actively trade in the securities of PCI and Cardinal for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board of Directors of PCI with respect to the Merger and the transactions contemplated thereby, stockholders should be aware that certain members of the management of PCI and the Board of Directors of PCI have certain interests in the Merger that are in addition to the interests of stockholders of PCI generally.

     Employment Agreements. In February 1996, prior to the initiation of discussions with Cardinal, PCI entered into employment agreements with Messrs. Sauter and Gerner, pursuant to which they agreed to continue to serve as Vice Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively, of PCI. Such agreements provide for base salary, incentive compensation, retirement benefits and other benefits, as well as certain payments in the event of a change of control.

     In accordance with the Merger Agreement, Messrs. Sauter and Gerner each entered into a new Employment Agreement with PCI dated as of July 23, 1996, to become effective only upon consummation of the Merger at which time such new agreements would supersede the existing agreements.

     Mr. Gerner's new agreement is effective only upon consummation of the Merger and is for a term of three (3) years. The agreement provides for a continuation of Mr. Gerner's existing base salary and annual cash bonus and provides for (i) an award of restricted Cardinal Common Shares vesting in three
(3) equal installments of 1,417 shares on the first, second and third anniversaries of the Closing Date; (ii) in recognition of a covenant not to compete (over a period of at least six years) and services in connection with the Merger, $1.7 million payable in four installments over the three year period following the Closing Date; and (iii) annual payments after retirement, death, or disability of $240,000 per year until the death of both Mr. Gerner and his spouse, consistent with the terms of his existing agreement. The new employment agreement also provides that for seven years beginning on the third anniversary of the Effective Time (or the termination of his employment after a change of control of PCI, if earlier), he will serve as a consultant to PCI for an annual fee of $225,000.

     Mr. Sauter's new agreement is effective only upon consummation of the Merger and is for a term of two (2) years. The agreement provides for a continuation of Mr. Sauter's existing base salary and cash bonus and provides for (i) a severance benefit payable in two (2) equal installments of $250,000 each on the third and fourth anniversaries of the Closing Date; (ii) in recognition of a covenant not to compete (over a period of at least five years) and services in connection with the Merger, one payment of $2 million payable on the January 15 next following the Closing Date; and (iii) annual retirement payments of $200,000 per year beginning on the earlier of the second anniversary of the Effective Time and Mr. Sauter's death, until the death of both Mr. Sauter and his spouse, consistent with the terms of his existing agreement. The new employment agreement also provides that he will serve as a consultant from the second anniversary of the Effective Time (or such earlier date as Mr. Sauter elects to become a consultant) until the fifth anniversary of the Effective Time. Mr. Sauter will receive a consulting fee equal to (i) half of his then-current base salary for any period before the second anniversary of the Effective Time during which he serves as consultant, and (ii) $170,000 per year thereafter.

     MEDIQ. Three of PCI's directors, Messrs. Bonovitz, Miller and Rotko are also directors of MEDIQ, which beneficially owns as of the Record Date approximately 46% of the outstanding PCI Common Stock. Mr. Rotko, together with certain family members, is the beneficial owner of a significant percentage of MEDIQ's outstanding voting securities. See "Principal Stockholders of PCI." In connection with the Merger Agreement, MEDIQ has entered into a Stock Option Agreement and a Support/Voting Agreement with Cardinal. See "-- Stock Option Agreement" and "-- Support/Voting Agreements." In addition, under the Merger Agreement, PCI may become obligated to pay a termination fee to Cardinal in the event the Merger Agreement is terminated due to a breach of the Merger Agreement on the part of MEDIQ. PCI and MEDIQ have entered into a Reimbursement Agreement whereby MEDIQ has agreed to reimburse PCI for any termination fee paid by PCI to Cardinal arising out of a breach of the Merger Agreement on the part of MEDIQ.

     PCI has obtained legal, financial and risk management services from MEDIQ pursuant to a Services Agreement. Under this Services Agreement, PCI paid $100,000 to MEDIQ during the fiscal year ended September 30, 1995. Pursuant to the Merger Agreement, unless otherwise specified by Cardinal prior to the Effective Time, such Service Agreement will be terminated as of the Effective Time. Cardinal currently intends that such agreement be so terminated.

     Pursuant to a tax allocation/sharing agreement, PCI has agreed to reimburse MEDIQ for any future tax assessment against MEDIQ resulting from PCI's operations, PCI will be reimbursed by MEDIQ for any future tax benefit derived by MEDIQ resulting from PCI's operations and PCI will be indemnified for certain tax liabilities, in each case for periods during which PCI was a member of MEDIQ's consolidated federal tax group. PCI was included in MEDIQ's consolidated group until MEDIQ's ownership was reduced from 100% to 46.5% in February 1992. Pursuant to the Merger Agreement, unless otherwise specified by Cardinal prior to the Effective Time, such tax allocation/sharing agreement will be terminated as of the Effective Time. Cardinal currently intends that such agreement be so terminated.

     PCI obtains certain of its insurance coverages on a group basis with MEDIQ and certain affiliates of MEDIQ. As a participant in these programs, PCI believes that it obtains insurance coverage at more favorable rates than could be obtained independently. Certain of PCI's policies are subject to adjustments based on fluctuations in revenues and actual losses. Insurance premiums under these programs were $322,000 for the year ended September 30, 1995. Pursuant to the Merger Agreement, the foregoing arrangements are expected to continue for a period of time following the Effective Time.

     McLean Packaging. PCI has obtained a portion of its packaging materials from McLean Packaging Corporation ("McLean"), a company engaged in the manufacture of set-up boxes, plastic packaging and corrugated containers and displays, and which is partially owned by Mr. Seidenberg, Chairman of the Board of PCI. Purchases from McLean were $1,782,000 for the fiscal year ended September 30, 1995. PCI is unable to determine the effect of the Merger, if any, upon PCI's relationship with McLean.

     Bernard J. Korman. Bernard J. Korman, Chairman of the Board of Directors of PCI from September 1991 to March 1996, and former President, CEO and a director of MEDIQ, is a party to a severance agreement with MEDIQ relating to the terms of his resignation from MEDIQ, which provides that MEDIQ may, in its discretion, pay Mr. Korman a bonus in connection with his contribution to the sale of PCI. PCI has been advised by MEDIQ that any bonus to be paid to Mr. Korman by MEDIQ is contingent upon consummation of the Merger and will be in an amount no greater than $250,000. As of the date hereof, the amount of such bonus has not been determined.

     For additional information on certain interests, see "-- Support/Voting Agreements."

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a pooling-of-interests for accounting and financial reporting purposes. Consummation of the Merger is conditioned on Cardinal's receipt of a letter, in form and substance reasonably satisfactory to Cardinal, from Deloitte & Touche LLP, independent auditors of Cardinal, confirming at the Effective Time its letter dated the date of this Proxy Statement/Prospectus to the effect that the Merger will qualify as a pooling-of-interests for accounting and financial reporting purposes. In addition, the Merger Agreement may be terminated by Cardinal if (i) at any time PCI or any of its affiliates has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Cardinal or any of its affiliates) would prevent Cardinal from accounting for the Merger as a pooling-of-interests for accounting and financial reporting purposes or (ii) Cardinal has been advised that Deloitte & Touche LLP will not render to Cardinal the letter referred to above.

     Under the pooling-of-interests method of accounting, the recorded assets and liabilities of Cardinal and PCI will be carried forward to the combined company at their historical recorded amounts, income of the combined company will include income of PCI and Cardinal for the entire fiscal year in which the combination occurs, and the reported income of the separate companies for previous periods will be combined and restated as income of the combined company. See "The Merger Agreement -- Conditions" and "Summary -- Unaudited Pro Forma Combined Summary Financial Information."

     It is a condition to the Merger that PCI obtain written undertakings ("Affiliate Letters") at least 45 days prior to the Special Meeting from each person who may be at the Effective Time or was on the date of the Merger Agreement an "affiliate" of PCI for purposes of Rule 145 under the Securities Act to the effect that, among other things, such person will not sell, transfer or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, any shares of PCI Common Stock or Cardinal Common Shares or PCI Options beneficially owned thereby during the 30 days prior to the Effective Time and will not sell, transfer or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, any Cardinal Common Shares or Cardinal Exchange Options (or Cardinal Common Shares issuable upon exercise thereof) beneficially owned thereby as a result of the Merger or otherwise until after such time as Cardinal shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission or any other public filing, statement or announcement which includes the combined financial results of Cardinal and PCI for a period of at least 30 days of combined operations of Cardinal and PCI following the Effective Time. If the Effective Time occurs after December 1, 1996, Cardinal has agreed to use its best efforts to prepare and publicly release as soon as practicable following the end of the first full calendar month following the Effective Time a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q or 8-K or any other public filing, statement or announcement which includes the combined financial results (including combined sales and net income) of Cardinal and PCI for a period of at least 30 days of combined operations of Cardinal and PCI following the Effective Time. See "The Merger Agreement -- Conditions."

REGULATORY APPROVALS

     Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated unless certain filings have been submitted to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. On August 6, 1996, Cardinal and PCI submitted the required filings to the FTC and the Antitrust Division. On August 16, 1996, early termination of the applicable waiting period was granted by the FTC and Antitrust Division.

     The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking the divestiture of substantial assets of PCI or Cardinal. PCI and Cardinal believe that the consummation of the Merger will not violate the antitrust laws. There can be no assurance, however, that a challenge to the Merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

     Other than as described in this Proxy Statement/Prospectus, consummation of the Merger does not require the approval of any Federal or state agency.

FEDERAL SECURITIES LAW CONSEQUENCES

     All Cardinal Common Shares issued in connection with the Merger will be freely transferable, except that any Cardinal Common Shares received by persons who are deemed to be "affiliates" (as such term is defined under the Securities
Act) of Cardinal or PCI prior to the Merger may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act with respect to affiliates of Cardinal or PCI, or Rule 144 under the Securities Act with respect to persons who are or become affiliates of Cardinal, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Cardinal or PCI generally include individuals or entities that control, are controlled by or are under common control with, such person and generally include the executive officers and directors of such person as well as principal stockholders of such person.

     Affiliates may not sell their Cardinal Common Shares acquired in connection with the Merger, except pursuant to an effective registration under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act (or Rule 144 under the Securities Act in the case of persons who become affiliates of Cardinal) or another applicable exemption from the registration requirements of the Securities Act. In general, Rule 145 under the Securities Act provides that for two years following the Effective Time an affiliate (together with certain related persons) would be entitled to sell Cardinal Common Shares acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 under the Securities Act may not exceed the greater of 1% of the outstanding Cardinal Common Shares or the average weekly trading volume of such shares during the four calendar weeks preceding such sale. Rule 145 under the Securities Act will remain available to affiliates if Cardinal remains current with its informational filings with the Commission under the Exchange Act. Two years after the Effective Time, an affiliate will be able to sell such Cardinal Common Shares without being subject to such manner of sale or volume limitations provided that Cardinal is current with its Exchange Act informational filings and such affiliate is not then an affiliate of Cardinal. Three years after the Effective Time, an affiliate will be able to sell such Cardinal Common Shares without any restrictions so long as such affiliate had not been an affiliate of Cardinal for at least three months prior to the date of such sale. See "The Merger -- Accounting Treatment."

     Pursuant to the Affiliate Letters, Cardinal has agreed that, for so long as any affiliate party to an Affiliate Letter holds any Cardinal Common Shares as to which such affiliate is subject to the limitations of Rule 145, Cardinal will use its reasonable efforts to file all reports required to be filed by it pursuant to the Exchange Act and the rules and regulations thereunder so as to satisfy the requirements of paragraph (c) of Rule 144 under the Securities Act that there be available current public information with respect to Cardinal, and to that extent to make available to such affiliate the exemption afforded by Rule 145 with respect to the sale, transfer or other disposition of the Cardinal Common Shares. See "The Merger -- Accounting Treatment."

STOCK OPTION AGREEMENT

     In connection with the execution of the Merger Agreement, Cardinal, MEDIQ and MEDIQ Investment Services, Inc. entered into the Stock Option Agreement pursuant to which MEDIQ granted to Cardinal an Option to purchase all of the shares of PCI Common Stock owned, directly or indirectly, or thereafter acquired, directly or indirectly, by MEDIQ at an exercise price per share equal to the lower of (x) $23.00 or (y) the Exchange Ratio multiplied by the closing price of Cardinal Common Shares as reported on the NYSE Composite Tape on the last trading day immediately preceding the date of delivery to PCI of written notice of Cardinal's exercise of the Option, provided that, notwithstanding the foregoing, in no event will the exercise price per share be less than $19.53. As of the date of this Proxy Statement/Prospectus, MEDIQ owns, directly or
indirectly, 2,875,000 shares of PCI Common Stock (or approximately      % of the
outstanding shares of PCI Common Stock as of such date), which shares are all subject to the Option. Cardinal may exercise the Option, in whole or in part, at any time or from time to time following the occurrence of certain "Purchase Events" which are described below, provided that, to the extent Cardinal exercises the Option in part, Cardinal may only exercise the Option for up to 390,499 shares in the aggregate, unless Cardinal exercises the Option for at least 2,253,876 shares in the aggregate. No Purchase Event has occurred as of the date of this Proxy Statement/Prospectus.

     The Option terminates upon the earliest to occur of (i) the Effective Time of the Merger and (ii) the termination of the Merger Agreement in accordance with Sections 7.1(a), 7.1(b), 7.1(c) (other than a termination by Cardinal pursuant to Section 7.1(c) of the Merger Agreement if PCI's, MEDIQ's or PCI's affiliate's failure to perform any material covenant or obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before January 31, 1997), or 7.1(d) of the Merger Agreement; provided, however, if (x) the Merger Agreement is terminated for any reason other than as described in clause (ii) above, or (y) the termination of the Merger Agreement (other than a termination (I) pursuant to Section 7.1(a) or (II) by PCI pursuant to Section 7.1(c) of the Merger Agreement if Cardinal's or Cardinal's affiliate's failure to perform any material covenant or obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before January 31, 1997) occurs after a Purchase Event (as defined below), the Option will not terminate until 6 months following such termination. Notwithstanding the foregoing, if the Option cannot be exercised before its date of termination as a result of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option will expire on the 30th business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be.

     Under the Stock Option Agreement, a "Purchase Event" is defined as the occurrence of any of the following: (i) any person (other than Cardinal or any of its subsidiaries) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of PCI Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding PCI Common Stock; (ii) PCI or any of its subsidiaries shall or shall have entered into, authorized, recommended, proposed or publicly announced an intention to enter into, authorize, recommend, or propose, an agreement, arrangement or understanding with any person (other than Cardinal or any of its subsidiaries) to, or any person (other than Cardinal or any of its subsidiaries) shall have publicly announced a bona fide present intention to, (A) effect any Competing Transaction with PCI, (B) purchase, lease or otherwise acquire 10% or more of the assets of PCI and its consolidated subsidiaries or (C) purchase or otherwise acquire (including by way of merger, consolidation, tender or exchange offer or similar transaction) beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing 10% or more of the voting power of PCI or any of its "significant subsidiaries" (as defined under Regulation S-X); (iii) any person (other than Cardinal or any subsidiary of Cardinal, and other than MEDIQ) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the voting power of PCI; (iv) MEDIQ shall have acquired, after the date of the Stock Option Agreement, beneficial ownership, or the right to acquire beneficial ownership, of an additional 1% or more of the voting power of PCI over that which it possessed at such date, not including any increase resulting solely from the purchase or other acquisition by PCI of shares of PCI Common Stock; (v) the Board of Directors of PCI shall have withdrawn, modified or changed in a manner adverse to Cardinal, or refused to reaffirm within two business days of any written request from Cardinal which request was made upon a reasonable basis, its recommendation with respect to the Merger Agreement and/or the Merger; (vi) if MEDIQ shall have breached any of its obligations under the Support/Voting Agreement to which it is a party or under the Merger Agreement;
(vii) if at the Special Meeting the requisite vote of the PCI Stockholders to approve the Merger Proposal shall not have been obtained; or (viii) the Merger Agreement shall have been terminated by either Cardinal or PCI pursuant to
Section 7.1 thereof (other than a termination pursuant to Sections 7.1(a), 7.1(b)), 7.1(c) (other than a termination by Cardinal pursuant to Section 7.1(c) of the Merger Agreement if PCI's, MEDIQ's or PCI's affiliate's failure to perform any material covenant or obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before January 31, 1997), or 7.1(d)) or any event shall have occurred that would cause any party thereto to have the right to so terminate the Merger Agreement.

     Pursuant to the Merger Agreement, at any time after a Purchase Event, PCI will be obligated, under certain circumstances, to file a registration statement under the Securities Act if necessary in order to permit the sale or other disposition of the shares of PCI Common Stock that have been acquired upon exercise of the Option. PCI is not required to file more than two such registration statements under the Merger Agreement.

     The foregoing is a summary of the material provisions of the Stock Option Agreement, a copy of which is filed as an exhibit to the Registration Statement. See "Available Information." This summary is qualified in its entirety by reference to the Stock Option Agreement which is incorporated herein by this reference.

SUPPORT/VOTING AGREEMENTS

     Concurrently with the execution of the Merger Agreement, Cardinal and each Supporting Stockholder executed separate Support/Voting Agreements pursuant to which each Supporting Stockholder agreed that, among other things, such Supporting Stockholder (i) will not, will not permit any company, trust or other entity controlled by such Supporting Stockholder to, and will not permit any of its affiliates to, contract to sell, sell or otherwise transfer or dispose of any of the shares of the capital stock of PCI of which such Supporting Stockholder or its affiliates is the record or beneficial owner ("Supporting Stockholder Shares") or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than (x) pursuant to the Merger or (y) with Cardinal's prior written consent, (ii) will not, will not permit any such company, trust or other entity to, and will not permit any of its affiliates to, directly or indirectly (including through its officers, directors, employees, or other representatives), solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving PCI, or acquisition of any capital stock or any material portion of the assets (except for acquisitions of assets in the ordinary course of business consistent with past practice) of PCI, or any combination of the foregoing (a

"Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Cardinal, Subcorp or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding with respect to any Competing Transaction or agree to or otherwise assist in the effectuation of any Competing Transaction; provided, however, that nothing in any Support/Voting Agreement prevents any Supporting Stockholder from taking any action, after having notified Cardinal thereof, or omitting to take any action
(x) solely as a member of the Board of Directors of PCI required so as not to violate such Supporting Stockholder's fiduciary obligations as a director as so advised by outside counsel or (y) if such Supporting Stockholder is an officer of PCI, as directed by the Board of Directors of PCI so long as such direction was not made in violation of any of the terms of the Merger Agreement, and (iii) will vote all of such Supporting Stockholder Shares beneficially owned by such Supporting Stockholder or its affiliates, or over which such Supporting Stockholder or any of its affiliates has voting power or control, directly or indirectly (including any PCI Common Stock acquired after the date of the Support/Voting Agreement), at the record date for any meeting of stockholders of PCI called to consider and vote to approve the Merger and the Merger Agreement and/or the transactions contemplated thereby in favor thereof and neither the Supporting Stockholder nor any of its affiliates will vote such Supporting Stockholder Shares in favor of any Competing Transaction. Each Support/Voting Agreement may be terminated at the option of any party thereto upon the earlier of (i) termination of the Merger Agreement and (ii) the Effective Time.

     Each Supporting Stockholder and the number of shares of PCI Common Stock owned by it or over which it has voting control as of the Record Date are as follows: MEDIQ Investment Services, Inc. ([2,875,000]] shares); Sheldon M. Bonovitz ([50] shares); Herbert Lotman ([26,800] shares); H. Scott Miller ([4,000] shares); Richard S. Sauter ([16,500] shares); Theodore H. Seidenberg ([1,000] shares); and Michael J. Rotko (0 shares).

     The foregoing is a summary of the material provisions of the Support/Voting Agreements, a form of which is filed as an exhibit to the Registration Statement. See "Available Information." This summary is qualified in its entirety by reference to the form of Support/Voting Agreement which is incorporated herein by this reference.

                              THE MERGER AGREEMENT

     The following is a summary of material provisions of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement/Prospectus. This summary is qualified in its entirety by reference to the Merger Agreement which is incorporated herein by this reference.

THE MERGER

     The Merger Agreement provides that Subcorp will be merged with and into PCI with the result that PCI as the Surviving Corporation becomes a wholly owned subsidiary of Cardinal, subject to the requisite approvals of PCI Stockholders and the satisfaction or waiver of the other conditions to the Merger. The Merger will become effective at the Effective Time upon the filing of a duly executed certificate of merger with the Delaware Secretary of State or at such later time as shall be specified in the certificate of merger. Prior to this filing, a closing will be held on the Closing Date specified by Cardinal, which date will be within ten business days following the date upon which all conditions set forth in the Merger Agreement have been satisfied or waived, as the case may be. It is currently anticipated that the Effective Time will occur shortly after the date of the Special Meeting assuming the Merger Agreement and the Merger are approved at such meeting and all other conditions to the Merger have been satisfied or waived.

MERGER CONSIDERATION

     Exchange Ratio. Upon consummation of the Merger pursuant to the Merger Agreement, each share of PCI Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of PCI, if any, which will be cancelled) will be converted into and represent that number of Cardinal Common Shares equal to the Exchange Ratio. The Exchange Ratio is equal to (i) if Cardinal has not made an Adjustment Election, 0.336 or (ii) if Cardinal has made an Adjustment Election, then the product of (x) 0.336 and (y) the quotient obtained by dividing 58.12 by the Average Share Price.

     In the event Cardinal makes an Adjustment Election, Cardinal and PCI will promptly issue a press release announcing the Adjustment Election and the Exchange Ratio as adjusted. Further information regarding calculation of the Exchange Ratio and whether an Adjustment Election has been made can be obtained by contacting the person indicated at the phone number provided in this Proxy Statement/Prospectus under the caption "Available Information."

     Fractional Shares. No certificates for fractional Cardinal Common Shares will be issued in the Merger, and to the extent that an outstanding share of PCI Common Stock would otherwise have become a fractional Cardinal Common Share, the holder thereof, upon presentation of such fractional interest represented by an appropriate certificate of PCI Common Stock to the exchange agent designated by Cardinal as described under "Exchange Procedures" below, will be entitled to receive a cash payment therefor in an amount equal to the value (determined with reference to the closing price of Cardinal Common Shares on the NYSE Composite Tape on the last full trading day immediately prior to the Effective Time) of such fractional interest.

     Conversion of Subcorp Common Stock. Each share of common stock, $0.01 par value per share, of Subcorp issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, $0.01 par value per share, of PCI as the Surviving Corporation. Such newly issued shares will thereupon constitute all of the issued and outstanding capital stock of the Surviving Corporation.

EXCHANGE PROCEDURES

     HOLDERS OF SHARES OF PCI COMMON STOCK SHOULD NOT SEND IN THEIR PCI STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

     As soon as practicable after the Effective Time, a letter of transmittal will be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of PCI Common Stock whose shares were converted into the right to receive Cardinal Common Shares. This letter of transmittal must be used in forwarding Certificates for surrender in exchange for certificates evidencing Cardinal Common Shares to which a holder of shares of PCI Common Stock prior to the Effective Time has become entitled and, if applicable, cash in lieu of any fractional Cardinal Common Share. Such letter of transmittal will be accompanied by instructions specifying other details of the exchange. After receipt of such letter of transmittal, each holder of Certificates should surrender such Certificates to Boatmen's Trust Company, the exchange agent for the Merger, pursuant to and in accordance with the instructions accompanying such letter of transmittal, and each such holder will receive in exchange therefor a certificate evidencing the whole number of Cardinal Common Shares to which he is entitled and a check representing the amount of cash payable in lieu of any fractional Cardinal Common Share, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the Merger Agreement, after giving effect to any required withholding tax. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of Certificates. Certificates surrendered for exchange by any person constituting an "affiliate" of PCI for purposes of Rule 145(c) under the Securities Act shall not be exchanged until Cardinal has received an executed Affiliate Letter from such person as prescribed under the Merger Agreement.

     After the Effective Time, each Certificate, until so surrendered and exchanged, will be deemed, for all purposes, to represent only the right to receive upon surrender a certificate representing Cardinal Common Shares and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided above. The holder of such unexchanged Certificates will not be entitled to receive any dividends or other distributions declared or made by Cardinal having a record date on or after the Effective Time until the Certificate is surrendered. Subject to applicable laws, upon surrender of such unexchanged Certificates, such dividends and distributions, if any, will be paid without interest and less the amount of any withholding taxes which may be required thereon.

REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Merger Agreement contains various representations, warranties and covenants of Cardinal, PCI and MEDIQ. The representations and warranties made by the parties in the Merger Agreement will not survive the Effective Time, although it is a condition of each of Cardinal's and PCI's obligations under the Merger Agreement that the other parties' representations and warranties be true and correct except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on the representing or warranting party, or, where MEDIQ is the representing or warranting party, on the ability of MEDIQ to consummate the transactions contemplated by the Merger Agreement.

     Pursuant to the Merger Agreement, each of Cardinal, PCI and MEDIQ has agreed that it will (i) use its reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by the Merger Agreement (including, without limitation, satisfying their respective conditions precedent to the Merger);
(ii) file any Notification and Report Forms and related materials required to be filed with the FTC and the Antitrust Division under the HSR Act with respect to the Merger (which filings required to date have been made) and promptly make any further filings pursuant thereto that may be necessary, proper or advisable, provided that neither Cardinal nor any of its subsidiaries will be required under the Merger Agreement to divest or hold separate any portion of their business or assets; (iii) use its reasonable efforts to obtain early termination of the applicable waiting period; (iv) use its reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any governmental authority that it may be required to give, make or obtain;
(v) unless otherwise required by applicable laws or requirements of the National Association of Securities Dealers, the American Stock Exchange or the NYSE (and in that event only if time does not permit), at all times prior to the earlier of the Effective Time or termination of the Merger Agreement pursuant to its terms, to consult with each other before issuing any press release with respect to the Merger and not to issue any such press release prior to such consultation; (vi) use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment for accounting and financial reporting purposes; and (vii) unless otherwise specified by Cardinal prior to the Effective Time, terminate as of the Effective Time all contracts, agreements, arrangements or understandings between MEDIQ and PCI (other than certain agreements specified in the Merger Agreement) without any liability to PCI.

     Cardinal covenants in the Merger Agreement (i) to prepare and file this Proxy Statement/Prospectus with the Commission on a confidential basis as soon as is reasonably practicable, to prepare and file the Registration Statement with the Commission as soon as is reasonably practicable following clearance of this Proxy Statement/Prospectus by the Commission and use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable, to maintain the effectiveness of the Registration Statement through the Effective Time, including, to the extent Cardinal becomes aware of any information contained or omitted from the Registration Statement which makes any material statement contained therein false or misleading, filing the information necessary to make such statements in the Registration Statement not false or misleading, to take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Cardinal Common Shares in the Merger and to use all reasonable efforts to cause the Registration Statement to register under the Securities Act all of the Cardinal Common Shares to be issued in the Merger to the PCI Stockholders (including MEDIQ); (ii) from and after the Effective Time, to cause the Surviving Corporation (including, to the extent required, providing sufficient funding) to indemnify and hold harmless and advance expenses for the present and former officers and directors of PCI in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the PCI Certificate and PCI Bylaws in each case as in effect on the date of the Merger Agreement; (iii) to give prompt notice to PCI of (x) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Cardinal or Subcorp representation or warranty contained in the Merger Agreement to be untrue or inaccurate at or prior to the Effective Time and (y) any material failure of Cardinal to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement; and (iv) if the Effective Time occurs after December 1, 1996, then to use its best efforts to prepare and publicly release as soon as practicable following the end of the first full calendar month following the Effective Time a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q or 8-K or any other public filing, statement or announcement which includes the combined financial results (including combined sales and net income) of Cardinal and PCI for a period of at least 30 days of combined operations of Cardinal and PCI following the Effective Time.

     PCI and/or MEDIQ, as the case may be, covenant in the Merger Agreement, among other things, as follows: (i) PCI will take all action in accordance with the Federal securities laws, the Delaware Law and the PCI Certificate and PCI Bylaws necessary to obtain the consent and approval of PCI Stockholders with respect to the Merger, the Merger Agreement and the transactions contemplated thereby on the earliest practicable date, (ii)(A) PCI and MEDIQ will promptly furnish Cardinal with all information concerning PCI and MEDIQ, respectively, as may be required for inclusion in the Registration Statement, (B) PCI and MEDIQ will cooperate with Cardinal in the preparation of the Registration Statement in a timely fashion and use all reasonable efforts to assist Cardinal in having the Registration Statement declared effective by the Commission as promptly as practicable, (C) if at any time prior to the Effective Time, any information pertaining to PCI or MEDIQ, as the case may be, contained in or omitted from the Registration Statement makes such statements contained in the Registration Statement false or misleading, PCI or MEDIQ, as the case may be, will promptly so inform Cardinal and provide Cardinal with the information necessary to make statements contained therein not false and misleading, (D) PCI and MEDIQ will use all reasonable efforts to cooperate with Cardinal in the preparation and filing of this Proxy Statement/Prospectus with the Commission on a confidential basis (PCI being responsible for paying the required filing fee under the Exchange Act in connection with the initial filing of this Proxy Statement/Prospectus with the Commission), and (E) PCI will use all reasonable efforts to mail at the earliest practicable date to PCI Stockholders this Proxy Statement/Prospectus, which shall include all information required under applicable law to be furnished to PCI Stockholders in connection with the Merger and the transactions contemplated thereby and shall include the recommendation of the PCI Board in favor of the Merger; (iii) during the period from the date of the Merger Agreement to the Effective Time, PCI will conduct its operations in the ordinary course except as expressly contemplated by the Merger Agreement and the transactions contemplated thereby and use its reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect; (iv) PCI will use its best efforts to preserve its ownership rights to its intellectual property free and clear of any liens, claims or encumbrances and to use its best efforts to assert, contest and prosecute any infringement of any issued foreign or domestic patent, trademark, service mark, tradename or copyright that forms a part of its intellectual property or any misappropriation or disclosure of any trade secret, confidential information or know-how that forms a part of its intellectual property; (v) PCI will cause each such person who may be at the Effective Time or was on the date of the Merger Agreement an "affiliate" of PCI for purposes of Rule 145 under the Securities Act to execute and deliver to Cardinal no less than 45 days prior to the Special Meeting an Affiliate Letter, and on or prior to such date, outside counsel for PCI shall provide Cardinal with a letter (reasonably satisfactory to counsel to Cardinal) specifying all of the persons or entities who, in such counsel's view, may be deemed to be "affiliates" of PCI as provided above; (vi) PCI will give prompt notice to Cardinal of (x) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would cause any PCI representation or warranty contained in the Merger Agreement to be untrue or inaccurate at or prior to the Effective Time and (y) any material failure of PCI to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it thereunder; (vii) MEDIQ will give prompt notice to Cardinal and PCI of (x) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would cause any MEDIQ representation or warranty contained in the Merger Agreement to be untrue or inaccurate at or prior to the Effective Time and (y) any material failure of MEDIQ to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it thereunder; and (viii) from and after the date of the Merger Agreement until the Effective Time (or the termination of the Merger Agreement), PCI will permit representatives of

Cardinal to have appropriate access at all reasonable times to PCI's premises, properties, books, records, contacts, tax records, documents, customers and suppliers, including, without limitation, Cardinal being provided the opportunity to have its representatives participate in all meetings and, to the extent practicable, phone conversations with representatives of the Internal Revenue Service ("IRS") relating to certain qualified employee benefit plans of PCI and to review and comment upon any written materials submitted to the IRS relating to such qualified plans before such submission is made.

     PCI also covenants in the Merger Agreement that, during the period from the date of the Merger Agreement to the Effective Time, PCI will not, except as otherwise expressly contemplated by the Merger Agreement and the transactions contemplated thereby or as set forth therein (including the schedules thereto), without the prior written consent of Cardinal: (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except (x) the issuance of shares of PCI Common Stock held in PCI's treasury pursuant to the exercise of outstanding options to purchase PCI Common Stock or (y) to sell shares of PCI Common Stock held in PCI's treasury in order for PCI to satisfy certain of its obligations under the Merger Agreement), or
(E) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock; (ii) sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than sales or leases of inventory or licensing of its intellectual property made in the ordinary course of business; (iii) make or propose any changes in the PCI Certificate or PCI Bylaws; (iv) merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person or, except to the extent permitted under the Merger Agreement, enter into any confidentiality agreement with any person other than in the ordinary course of business; (v) incur, create, assume or otherwise become liable for indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for obligations of any other individual, corporation or other entity in excess of $100,000, in each instance, or in excess of $250,000, in the aggregate, other than pursuant to existing working capital credit lines and facilities the aggregate amount available under which has not been increased following the date of the Merger Agreement; (vi) create any subsidiaries; (vii) enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than salary increases granted in the ordinary course of business consistent with past practice to employees who are not officers or directors of PCI, or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by applicable law or a binding written contract in effect on the date of the Merger Agreement, and, in the case of consultants and employees, other than in the ordinary course of business consistent with past practice; (viii) change its method of doing business other than in any immaterial respect or change any method or principle of accounting in a manner that is inconsistent with past practice; (ix) settle any actions, whether pending as of the date of the Merger Agreement or thereafter made or brought involving an amount in excess of $50,000; (x) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any contract set forth in the Merger Agreement, any other material contract to which PCI is a party or, except to the extent required by applicable law as advised by outside counsel, any confidentiality agreement to which PCI is a party; (xi) incur or commit to any capital expenditures, obligations or liabilities in respect thereof which exceed or would exceed $100,000, individually, or $1,000,000, in the aggregate (provided that in no event shall approval be required for any individual expenditure not in excess of $25,000); (xii) make any material changes or modifications to any pricing policy (related discounts or fees) or investment policy or enter into any new leases on terms different from those in effect in the ordinary and usual course of business, consistent with past practice; (xiii) pay (or agree to become obligated to pay) any fees and expenses to attorneys, accountants and investment bankers in connection with the Merger in excess of the amount set forth in the Merger Agreement; (xiv) take any action to exempt or make not subject to (x) Section 203 of the Delaware Law or (y) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than Cardinal or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not except therefrom, (xv) take any action that would result in the representations and warranties of PCI set forth in the Merger Agreement becoming false or inaccurate; (xvi) enter into or carry out any other transaction other than in the ordinary and usual course of business;
(xvii) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or (xviii) agree in writing or otherwise to take any of the foregoing actions.

NO NEGOTIATIONS OR SOLICITATIONS

     Pursuant to the Merger Agreement, each of PCI and MEDIQ, severally and not jointly, agreed that, during the term of the Merger Agreement, it will not, and will not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any Competing Transaction, or negotiate, explore or otherwise engage in discussions with any person (other than Cardinal, Subcorp or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement; provided that PCI may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for a Competing Transaction if and so long as the Board of Directors of PCI determines in good faith by a majority vote, based upon the advice of its outside legal counsel, that failing to take such action would constitute a breach of the fiduciary duties of the PCI Board (and so advises Cardinal) and such a proposal is, based upon written advice of Lehman Brothers (or any other nationally recognized investment banking firm), more favorable to PCI Stockholders in the aggregate and from a financial point of view than the transactions contemplated by the Merger Agreement (including any adjustment to the terms and conditions of such transactions proposed by Cardinal in response to such Competing Transaction), and in such case the Board of Directors of PCI may withdraw its recommendation of the Merger Agreement or the Merger (provided that the foregoing shall in no way limit or otherwise affect Cardinal's right to terminate the Merger Agreement pursuant to its terms). Further, pursuant to the Merger Agreement, PCI agreed to immediately cease all existing activities, discussions and negotiations with any parties conducted prior to the date of the Merger Agreement with respect to any of the foregoing, and each of PCI and MEDIQ agreed that, from and after the execution of the Merger Agreement, each of PCI and MEDIQ will immediately advise Cardinal in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Competing Transaction (including the specific terms thereof) and promptly furnish to Cardinal a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto.

CONDITIONS

     The obligations of Cardinal and PCI to consummate the Merger are subject to fulfillment of the following conditions, among others (i) the Merger and the transactions contemplated by the Merger Agreement shall have been approved by the PCI Stockholders in the manner required by any applicable law; (ii) no temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Merger shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any governmental authority which prevents the consummation of the Merger;
(iii) all waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, all of which terminated on August 16, 1996; (iv) the Commission shall have declared the Registration Statement effective, and on the Closing Date and at the Effective Time, no stop order or similar restraining order prohibiting the Merger shall have been threatened by the Commission or entered by the Commission or any state securities administrator; and (v) no action shall be instituted by any governmental authority which seeks to prevent consummation of the Merger or seeking material damages in connection with the transactions contemplated by the Merger Agreement which continues to be outstanding.

     The obligations of PCI to consummate the Merger and the transactions contemplated by the Merger Agreement are further subject to the receipt of certain closing certificates and a legal opinion and fulfillment of the following conditions (i) the representations and warranties of each of Cardinal and Subcorp shall be true and correct on the date of the Merger Agreement and on and as of the Closing Date (except for those made as of a specified time), except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on Cardinal; (ii) each of Cardinal and Subcorp shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it under the Merger Agreement at or prior to the Effective Time; and (iii) the Cardinal Common Shares to be issued in the Merger and upon exercise of the Cardinal Exchange Options and the transactions contemplated by the Merger Agreement shall have been authorized for inclusion on the NYSE, subject to official notice of issuance.

     The obligations of Cardinal to consummate the Merger and the other transaction contemplated by the Merger Agreement are further subject to the receipt of certain closing certificates and a legal opinion and fulfillment of the following conditions (i) the representations and warranties of PCI shall be true and correct on the date of the Merger Agreement and on and as of the Closing Date (except for those made as of a specified time), except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on PCI; (ii) certain possible liabilities set forth in the Merger Agreement have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on PCI; (iii) the representations and warranties of MEDIQ set forth in the Merger Agreement shall be true and correct on the date of the Merger Agreement and on and as of the Closing Date (except for those made as of a specified time), except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on the ability of MEDIQ to consummate the transactions contemplated by the Merger Agreement; (iv) PCI shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it under the Merger Agreement at or prior to the Effective Time; (v) the Employment Agreements shall not have been breached or terminated and shall be in effect;
(vi) each person who may be at the Effective Time or was on the date of the Merger Agreement an "affiliate" of PCI for purpose of Rule 145 under the Securities Act, shall have executed and delivered to Cardinal at least 45 days prior to the date of the Special Meeting an Affiliate Letter as provided in the Merger Agreement; (vii) there shall not have been a breach of (x) any obligation by any Supporting Stockholder which has entered into a Support/Voting Agreement and (y) the Stock Option Agreement; (viii) Cardinal shall have received a letter, in form and substance reasonably satisfactory to Cardinal, from Deloitte & Touche LLP stating that the Merger will qualify for pooling-of-interests treatment for accounting and financial reporting purposes; and (ix) since the date of the Merger Agreement, except to the extent contemplated by the Merger Agreement, there shall not have been any material adverse change in the assets, liabilities, prospects, results of operations, business or financial condition of PCI and its subsidiaries taken as a whole or any material adverse effect on the ability of PCI to consummate the transactions contemplated by the Merger Agreement.

PCI STOCK OPTIONS

     Cardinal and PCI covenant in the Merger Agreement to cause unexpired and unexercised PCI Options granted to current or former directors, officers or key employees of PCI by PCI to be automatically converted at the Effective Time into Cardinal Exchange Options. Cardinal further covenants to file with the Commission, within one month after the Closing Date, a registration statement on Form S-8 or other appropriate form under the Securities Act to register the Cardinal Common Shares issuable upon exercise of the Cardinal Exchange Options and to use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of all of such Cardinal Exchange Options.

TERMINATION; EFFECT OF TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval and adoption of the Merger Agreement by PCI Stockholders (i) by mutual consent of Cardinal and PCI; (ii) by either Cardinal or PCI if any permanent injunction or other order of a court or other competent governmental authority preventing the consummation of the Merger becomes final and non-appealable; (iii) by either Cardinal or PCI if the Merger is not consummated before January 31, 1997, unless that deadline is extended by the Boards of Directors of both Cardinal and PCI provided that a party shall not have a right to so terminate the Merger Agreement if such party's failure or such party's affiliate's failure to perform any material covenant or obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; (iv) (a) by PCI, no earlier than the fifth trading day nor later than the third full trading day immediately preceding the Special Meeting, if the Average Share Price is less than $58.12, provided that PCI will have no such right to terminate unless (I) PCI shall have given, during the three trading day termination period set forth above, one full trading day's prior written notice of its intention to so terminate and (II) Cardinal during such one full trading day notice period shall not have given written notice to PCI (an Adjustment Election) that the Exchange Ratio shall be equal to the product of (x) 0.336 and
(y) the quotient obtained by dividing 58.12 by the Average Share Price, (b) by Cardinal during the three trading day termination period set forth above if the Average Share Price is less than $56.41, or (c) by either Cardinal or PCI during such three trading day termination period if the Average Share Price is less than $54.70; (v) by Cardinal if the PCI Board shall withdraw, modify or change its recommendation of the Merger Agreement or the Merger in a manner adverse to Cardinal, or if the PCI Board shall have refused to affirm such recommendation within two business days of any written request from Cardinal which request was made upon a reasonable basis; (vi) by either Cardinal or PCI if at the Special Meeting (including any adjournment or postponement thereof) the requisite vote of the PCI Stockholders to approve the Merger and the transactions contemplated by the Merger Agreement shall not have been obtained; (vii) by Cardinal if MEDIQ shall have breached any of its representations, covenants, or obligations under the Stock Option Agreement (other than in any immaterial respect); (viii) by Cardinal if at any time the representations and warranties of PCI to the effect that neither PCI nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by Cardinal or any of its affiliates) would prevent Cardinal from accounting for the business combination to be effected by the Merger as a pooling-of-interests for accounting and financial reporting purposes; (ix) by Cardinal if Cardinal shall have been advised that Deloitte & Touche LLP will not confirm in writing at the Effective Time that the Merger will qualify as a pooling-of-interests transaction for accounting and financial reporting purposes; or (x) by PCI if, prior to the Special Meeting, the Board of Directors of PCI approves an agreement to effect a Competing Transaction if the PCI Board has determined in good faith, upon advice from its outside counsel, that failure to approve such agreement and terminate the Merger Agreement would constitute a breach of the fiduciary duties of the PCI Board (and so advised Cardinal) and such Competing Transaction is, based upon written advice of Lehman Brothers (or any other nationally recognized investment banking firm), more favorable to PCI Stockholders in the aggregate and from a financial point of view than the transactions contemplated by the Merger Agreement (including any adjustment to the terms and conditions of such transactions proposed by Cardinal in response to such Competing Transaction), provided that such termination shall not be effective until the close of business on the second business day following the date on which Cardinal receives written notice from PCI of PCI's intent to so terminate the Merger Agreement and unless and until PCI shall have paid Cardinal all of the fees and expenses required to be paid to Cardinal pursuant to the Merger Agreement.

     The Merger Agreement provides that if the Merger Agreement is terminated and it is judicially determined that termination was caused by an intentional breach of the Merger Agreement, the breaching party shall indemnify and hold harmless the other parties thereto for their respective costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of the Merger Agreement and related documentation and shareholders' meetings and consents ("Costs"). If the Merger Agreement is terminated for any reason pursuant to Section 7.1 of the Merger Agreement (other than a termination pursuant to Sections 7.1(a), 7.1(b), 7.1(c) (other than a termination by Cardinal pursuant to Section 7.1(c) if PCI's, MEDIQ's or PCI's affiliates' failure to perform any material covenant or obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before January 31, 1997), 7.1(d), 7.1(h) or 7.1(j)) PCI will, in the case of termination by Cardinal, within three business days following any such termination or, in the case of a termination by PCI, prior to such termination, be obligated to pay Cardinal (i) in reimbursement for Cardinal's expenses an amount in cash equal to the aggregate amount of Cardinal's Costs incurred in connection with pursuing the transactions contemplated by the Merger Agreement, including, without limitation, legal, accounting and investment banking fees, up to but not in excess of an amount equal to $1 million in the aggregate and (ii) a termination fee in an amount equal to $5 million. If the Merger Agreement is terminated pursuant to Section 7.1(j) thereof, PCI will, in the case of a termination by Cardinal, within three business days following any such termination, be obligated to pay Cardinal in reimbursement for Cardinal's expenses an amount in cash equal to the aggregate amount of Cardinal's Costs incurred in connection with pursuing the transactions contemplated by the Merger Agreement, including, without limitation, legal, accounting and investment banking fees, up to but not in excess of an amount equal to $1 million in the aggregate.

AMENDMENT AND WAIVER

     The Merger Agreement may be amended in writing by the parties thereto by action taken or authorized by their respective Boards of Directors, at any time before or after approval and adoption of the Merger Agreement by PCI Stockholders, but after any such approval, no amendment shall be made which by law requires further approval or authorization by the PCI Stockholders without such further approval or authorization.

     At any time prior to the Effective Time, Cardinal (with respect to PCI and MEDIQ), PCI (with respect to Cardinal, Subcorp and MEDIQ) and MEDIQ (with respect to PCI, Cardinal and Subcorp) by action taken or authorized by their respective Boards of Directors may, to the extent legally allowed, (i) extend the time for performance of any of the obligations or other acts of such party,
(ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or any document delivered pursuant thereto, and (iii) waive compliance with any of the agreements or conditions contained therein, provided such waiver or extension is set forth in a written instrument signed on behalf of such party.

EXPENSES

     Except as otherwise provided in the Merger Agreement, Cardinal, PCI and MEDIQ will pay their own costs and expenses associated with the transactions contemplated by the Merger Agreement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended to provide a summary of certain federal income tax consequences of the Merger.

     The Agreement provides that, for federal income tax purposes, PCI and Cardinal intend that the Merger constitute a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) of the Code (a "Tax-Free Reorganization"), by reason of Section 368(a)(2)(E) thereof. PCI and Cardinal intend to treat the Merger as a Tax-Free Reorganization in their federal income tax returns. The principal federal income tax consequences of a Tax-Free Reorganization, under currently applicable law, are as follows: (i) no gain or loss would be recognized by Cardinal, PCI or Subcorp as a result of the Merger; (ii) with the exception of cash received in lieu of fractional Cardinal Common Shares, no gain or loss would be recognized by the holders of PCI Common Stock upon the exchange of their PCI Common Stock solely for Cardinal Common Shares; (iii) the tax basis of Cardinal Common Shares to be received by the holders of PCI Common Stock in the Merger would be the same as the tax basis of PCI Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional Cardinal Common Share for which cash is received); and (iv) the holding period of Cardinal Common Shares to be received by the holders of PCI Common Stock pursuant to the Merger would include the holding period for which such holders held the PCI Common Stock exchanged therefor, provided that such PCI Common Stock is a capital asset in the hands of such holder of PCI Common Stock as of the Effective Time.

     Based upon the current ruling position of the Internal Revenue Service, cash received by a holder of PCI Common Stock in lieu of a fractional Cardinal Common Share in connection with a Tax-Free Reorganization would be treated as received in exchange for such fractional share interest, and gain or loss would be recognized for Federal income tax purposes, measured by the difference between the amount of cash received and the portion of such holder's basis in PCI Common Stock that would be allocable to such fractional share interest. Such gain or loss would be capital gain or loss provided that such PCI Common Stock has been held as a capital asset and would be longterm capital gain or loss if such PCI Common Stock has been held for more than one year as of the Effective Time.

     Under guidelines published in Revenue Procedure 77-37, 1977-2 C.B. 568 (the "IRS Guidelines"), the Internal Revenue Service will issue a ruling that a transaction constitutes a Tax-Free Reorganization if certain factual representations can be made with respect thereto. In particular, the Internal Revenue Service Guidelines require a representation that there will be a certain level of continuity of shareholder interest. Because of the inability to obtain assurances sufficient to satisfy such continuity-of-shareholder-interest requirement, it is uncertain whether the Merger would satisfy the above-described IRS Guidelines in this regard. PCI Stockholders should note, however, that the IRS Guidelines are intended only to serve as a description of the circumstances in which the Internal Revenue Service will issue a favorable ruling and not as a statement of the substantive law regarding the qualification of a transaction as a Tax-Free Reorganization. While continuity of shareholder interest is a requirement for tax-free reorganization treatment, Supreme Court precedent supports a lesser degree of continuity than that required by the IRS Guidelines. There cannot, however, be any assurance that the treatment of the Merger by Cardinal, PCI or PCI Stockholders as a TaxFree Reorganization will not be challenged by the Internal Revenue Service, or that any such challenge would not be sustained.

     If the Merger is not characterized as a Tax-Free Reorganization, the principal Federal income tax consequences, under currently applicable law, would be as follows: (i) no gain or loss would be recognized by Cardinal or PCI as a result of the Merger; (ii) gain or loss would be recognized by the holders of PCI Common Stock upon the exchange of their PCI Common Stock solely for Cardinal Common Shares; (iii) the tax basis of Cardinal Common Shares to be received by the holders of PCI Common Stock in the Merger would be the fair market value of such Cardinal Common Shares as of the Effective Time; and (iv) the holding period of Cardinal Common Shares to be received by the holders of PCI Common Stock pursuant to the Merger would begin the day after the Effective Time.

     THE FOREGOING SUMMARY IS NOT INTENDED, AND SHOULD NOT BE CONSIDERED, AS TAX ADVICE. NO RULING HAS BEEN REQUESTED FROM THE INTERNAL REVENUE SERVICE AND NO LEGAL OPINION CONCERNING THE TAX TREATMENT WILL BE RENDERED. HOLDERS OF PCI COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE TAX CONSEQUENCES TO THEM UNDER APPLICABLE, FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

     Ballard Spahr Andrews & Ingersoll, counsel to PCI, has advised PCI that, subject to the limitations stated herein, the foregoing discussion provides a summary of the material federal income tax considerations relevant to the PCI Stockholders receiving Cardinal Common Shares pursuant to the Merger Agreement.

                                 THE COMPANIES

BUSINESS OF PCI

     General. PCI was incorporated on September 20, 1991 under the laws of the State of Delaware. Prior to its initial public offering in January 1992, PCI had been a wholly-owned subsidiary of MEDIQ. PCI provides integrated packaging services to meet the diverse and changing packaging needs of its pharmaceutical customers in the United States and Europe.

     The packaging of a pharmaceutical product is an integral part of its efficacy, safety and consumer acceptance. While many pharmaceutical companies package certain products at their own facilities, many regularly utilize independent packagers for other products and special circumstances. Some manufacturers also use independent packagers to provide additional packaging capacity for peaks in demand, and some manufacturers do not package their products, using independent packagers for all of their packaging needs.

     The pharmaceutical industry is affected by global concerns relating to health care reform, the regulatory climate, environmental protection and general economic conditions. PCI is unable to determine the effect, if any, changes in the pharmaceutical industry may have on pharmaceutical packagers. The market for pharmaceutical packaging services has benefited from increased competition in the pharmaceutical industry, particularly for over-the-counter products, increased use of "unit-dose" packaging and changes in regulatory practices.

     Continuing its international expansion, on February 29, 1996, PCI acquired all of the outstanding capital stock of Unipack Limited, a corporation formed under the laws of England and Wales ("Unipack") for approximately $18 million in cash and 60,000 shares of PCI Common Stock. The acquisition of Unipack, with particular capabilities in clinical study preparation and administration, enabled PCI to enhance its service capabilities to a globally consolidating pharmaceutical customer base.

     PCI's Packaging Services. PCI provides a wide range of packaging services to its pharmaceutical customers. By offering a single source of integrated packaging services, PCI can assist a pharmaceutical manufacturer in enhancing quality and uniformity, reducing waste through increased production efficiency, and obtaining faster delivery by reducing multiple vendor involvement. The customer can select the full range of packaging services or may select only those which meet its needs for a particular product.

     PCI packages pharmaceutical products in the form of tablets, capsules, powders, ointments, lotions and liquids. The packaging services offered by PCI include blister packaging, bottle filling, strip packaging, pouching, capsule filling and cold-forming, as well as tamper-evident and child-resistant features. Blister packaging consists of a blister affixed to a rigid or semi-rigid backing material, through which an individual dose is expelled. Bottle filling uses high speed equipment which fills glass or plastic bottles with pharmaceutical products, and then adds cotton, safety seals, caps and labels in one production line. Strip packaging is often used for products that require extra protection from moisture, light and tampering and generally consists of higher density materials produced in a perforated strip of packages. Pouching, which is similar to strip packaging, is often used for larger volume packages filled with powders or liquids, but can also be used as a unit-dose package for tablets or capsules, and consists of a flexible packaging material (plastic, foil, paper or synthetic materials) which is formed, filled and sealed. Capsule filling consists of hard gelatin capsules which are filled with pharmaceutical products in the form of powders, granules, pellets or tablets. Cold-forming uses laminated foil, which is formed, filled and heat-sealed, and is generally used for products requiring extra protection from moisture. Tamper-evident and child-resistant features may take the form of blister, shrink-wrap, over-wrap or other packaging.

     Additional packaging services provided by PCI include the production of folding cartons, thermoformed components, the printing of product inserts, and clinical study preparation and administration. Folding cartons are printed, die cut and glued making the boxes ready for machine or hand filling with blisters, bottles or other pharmaceutical packages. Thermoformed components consist of vacuum formed plastic trays and display components. PCI provides production services from layout and design through full color printing, die cutting, folding and gluing. PCI's services include the design, printing and folding of inserts, containing important dosage and other information, for the customer to add to its pharmaceutical packages or for PCI to include as part of its other packaging services. PCI's services also include clinical study preparation and administration, including protocol development, package design, printing and packaging, assembly of clinical study packs, automated capsule filling, distribution and storage and data validation and analysis.

     Marketing. PCI markets its services primarily through the development of relationships with senior managers within the purchasing, manufacturing, quality assurance, marketing and package development departments of pharmaceutical companies. These relationships are fostered and maintained by PCI's senior management and sales force, as well as by representatives from PCI's manufacturing and quality assurance operations. PCI's existing customers, as well as potential new accounts, are contacted on a regular basis by PCI's senior management and sales force.

     In general, pharmaceutical packaging services are provided by PCI to its customers on an as-needed basis. PCI also has single source relationships, in which the pharmaceutical manufacturer relies principally on PCI to fulfill particular needs. A single source relationship can increase volume predictability and decrease production setup time and costs, resulting in increased operating efficiencies for PCI. In addition, single sourcing can help streamline the customer's purchasing operations, reduce its inventory, warehousing and personnel expenses and increase vendor reliability, quality assurance and responsiveness.

     Customers. For the fiscal years ended September 30, 1995, 1994 and 1993, and the nine months ended June 30, 1996 and 1995, divisions or affiliates of Johnson & Johnson accounted for an aggregate of 24%, 21%, 22%, 23.5% and 23.1%, respectively, of net revenue. PCI maintains separate relationships with each of these divisions and affiliates and believes that purchasing decisions are made on an independent basis.

     Competition. PCI believes that competition for pharmaceutical packaging services is based primarily on quality, the variety of packaging services available, customer service, responsiveness and price. PCI competes with several companies that provide many types of packaging services, and a large number of companies that provide one or a few types of packaging services. PCI currently competes with companies that are larger and have greater financial and other resources. PCI believes that while there are a large number of independent providers of one or more pharmaceutical packaging services, only a few, such as PCI, offer a broad range of services. In order to compete successfully, PCI believes an independent packager must have expertise in the packaging services required, satisfy the high quality standards of pharmaceutical companies and the U.S. Food and Drug Administration ("FDA"), and respond to the diverse and changing needs of the pharmaceutical industry, all at competitive prices.

     Government Regulation and Quality Assurance. PCI's domestic pharmaceutical packaging operations are required to be, and PCI believes that such operations are, conducted pursuant to the current Good Manufacturing Practices standards of the FDA. PCI is registered with the FDA as a pharmaceutical packager and its pharmaceutical packaging facilities undergo general FDA inspections every two years. In addition, certain of PCI's facilities are subject to limited inspections from time to time in connection with PCI being designated in new drug applications by pharmaceutical companies as a potential independent packager. The purpose of the inspections is to review PCI's capability to package the new drug in question. Only those companies designated in an approved new drug application may provide packaging services with respect to such new drug. While PCI does not conduct an independent analysis of the products provided by its customers for packaging, rigorous controls are maintained to account for product utilization. PCI is also subject to various rules and regulations administered by the Drug Enforcement Administration division of the United States Department of Health and Human Services and other federal, state and local agencies. In addition, PCI's facilities are inspected periodically by PCI's customers as part of their quality assurance process, with the frequency of inspections varying by customer and packaging service.

     PCI's operations in England and Germany are subject to state and local certification requirements, including compliance with the current Good Manufacturing Practices adopted by the European Community. PCI's facilities in England and Germany are also subject to periodic regulatory and customer inspections.

     Financial Information About Foreign and Domestic Operations. Financial information about foreign and domestic operations is discussed in Note J to the Consolidated Financial Statements of PCI included elsewhere herein.

     Properties. PCI operates the following principal facilities (which are leased unless otherwise indicated):

                                                                                    APPROXIMATE
    LOCATION                                             TYPE OF FACILITY           SQUARE FEET
    --------                                             ----------------           -----------
    Philadelphia, Pennsylvania(1)......................  Administrative Offices
                                                         and Manufacturing            293,000
    Philadelphia, Pennsylvania(1)......................  Manufacturing                165,000
    Pennsauken, New Jersey(1)..........................  Manufacturing                120,000
    Moorestown, New Jersey.............................  Manufacturing                 20,000
    Gurabo, Puerto Rico................................  Manufacturing                 65,000
    Manati, Puerto Rico................................  Manufacturing                 51,000
    Richmond, Virginia(1)(2)...........................  Manufacturing                 62,000
    Schorndorf, Germany(1).............................  Manufacturing                105,000
    Essex, U.K.(1).....................................  Manufacturing                 62,000
    Manchester, U.K.(1)................................  Manufacturing                 50,000
    Manchester, U.K.(3)................................  Manufacturing                 38,000

- ---------------
(1) Owned.

(2) Intended to be sold.

(3) Intended to be sublet.

     PCI's facilities in New Jersey, Germany, Puerto Rico and Virginia also contain regional administrative and sales offices. PCI believes that its facilities are well maintained and in good operating condition, and that such facilities will be adequate for all of PCI's reasonably foreseeable requirements.

     Legal Proceedings. PCI may, from time to time, become involved in various legal proceedings incidental to its business, some of which may be covered by insurance. PCI knows of no litigation, either pending or threatened, which is likely to have a material adverse effect on PCI. PCI has never been subject to any product liability claims.

BUSINESS OF CARDINAL

     Cardinal is a leading health care service provider, offering an array of value-added pharmaceutical distribution services to a broad base of customers, and is a holding company operating through a number of separate operating subsidiaries. It is one of the nation's largest wholesale distributors of pharmaceutical and related health care products to independent and chain drug stores, hospitals, alternate care centers and the pharmacy departments of supermarkets and mass merchandisers located throughout the continental United States. Through its Pyxis subsidiary, Cardinal develops and manufactures unique point-of-use systems which automate the distribution, management and control of medications and supplies in hospitals and alternate care facilities. Cardinal is also the largest franchisor of independent retail pharmacies in the United States through its MSI subsidiary. In addition, through its Allied division, Cardinal is one of the largest providers of pharmacy management services to hospitals.

     As a full-service wholesale distributor, Cardinal complements its distribution activities by offering a broad range of value-added support services to assist Cardinal's customers and suppliers in maintaining and improving their market positions and to strengthen Cardinal's role in the channel of distribution. These support services include computerized order entry and order confirmation systems, customized invoicing, generic sourcing programs, product movement and management reports, consultation on store operation and merchandising, and customer training. Cardinal's proprietary software systems feature customized databases specially designed to help its customers order more efficiently, contain costs, and monitor their purchases which are covered by group contract purchasing arrangements.

     Cardinal operates several specialty health care businesses which offer value-added services to Cardinal's customers and suppliers while providing Cardinal with additional opportunities for growth and profitability. For example, Cardinal operates a pharmaceutical repackaging program for both independent and chain drugstore customers and serves as a distributor of therapeutic plasma products and other specialty pharmaceuticals to hospitals, clinics and other managed care facilities on a nationwide basis through the utilization of telemarketing and direct mail programs. These specialty distribution activities are part of Cardinal's overall strategy of developing diversified products and services to enhance the profitability of its business and that of its customers and suppliers.

     In February 1994, Cardinal combined with Whitmire Distribution Corporation ("Whitmire"), a Folsom, California-based drug wholesaler (the "Whitmire Merger"). The majority of Whitmire's sales were concentrated in the western and central United States, complementing Cardinal's former concentration of sales in the eastern United States and positioning the combined company to service both customers and suppliers on a national basis. As a result of the Whitmire Merger, Cardinal now maintains a network of distribution centers enabling it to routinely serve the entire population of the continental U.S. on a next-day basis.

     Cardinal has completed several additional business combinations since the Whitmire Merger. On July 1, 1994, Cardinal acquired Humiston-Keeling, Inc., a Calumet City, Illinois-based drug wholesaler serving customers located primarily in the upper midwest region of the United States. On July 18, 1994, Cardinal completed a merger with Behrens Inc., a Waco, Texas-based drug wholesaler serving customers located primarily in Texas and adjoining states. On November 13, 1995, Cardinal completed a merger with MSI, a St. Louis, Missouri-based franchisor of independent apothecary-style retail pharmacies in the United States and abroad. On May 7, 1996, Cardinal completed a merger with Pyxis, a San Diego, California-based designer, manufacturer, marketer and servicer of unique, point-of-use systems which automate the distribution, management and control of medications and supplies in hospitals and other healthcare facilities. Pyxis had previously acquired Allied in August 1995, as well as the Access automated medication management system which Pyxis acquired from Lionville Systems, Inc. in January 1996.

                SELECTED HISTORICAL FINANCIAL INFORMATION OF PCI

     The selected consolidated financial information presented below has been derived from the audited financial statements of PCI. This data is qualified in its entirety by reference to, and should be read in conjunction with, Management's Discussion and Analysis of Financial Condition and Results of Operations of PCI and the Consolidated Financial Statements of PCI contained elsewhere herein.

                              NINE MONTHS ENDED
                                   JUNE 30,                     YEAR ENDED SEPTEMBER 30,
                              ------------------   --------------------------------------------------
                              1996(5)     1995       1995       1994     1993(1)     1992      1991
                              --------   -------   --------   --------   --------   -------   -------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
  DATA:
Net revenue.................  $121,819   $95,225   $129,785   $121,177   $111,272   $75,430   $67,825
Cost of goods sold..........    91,061    74,795    101,586     96,092     86,932    58,097    55,452
                              --------   -------   --------   --------   --------   -------   -------
Gross profit................    30,758    20,430     28,199     25,085     24,340    17,333    12,373
Selling, general and
  administrative expenses...    16,875    12,613     16,613     16,249     14,334     8,377     6,961
Interest expense............     2,490     1,325      1,838      1,527      1,269       632     1,318
Other (income) expense......      (145)       41        103       (215)      (259)     (106)     (107)
Management fees --
  MEDIQ(2)..................        --        --         --         --         --        --     3,400
                              --------   -------   --------   --------   --------   -------   -------
Income before income tax
  expense...................    11,538     6,451      9,645      7,524      8,996     8,430       801
Income tax expense..........     3,901     2,591      4,073      2,168      2,841     3,114       754
                              --------   -------   --------   --------   --------   -------   -------
Net income..................  $  7,637   $ 3,860   $  5,572   $  5,356   $  6,155   $ 5,316   $    47
                              ========   =======   ========   ========   ========   =======   =======
Earnings per share..........  $   1.22   $   .63   $    .91   $    .79   $    .92   $  1.05   $   .02
                              ========   =======   ========   ========   ========   =======   =======
Weighted average shares
  outstanding(3)(4).........     6,240     6,142      6,138      6,787      6,726     5,079     2,875
                              ========   =======   ========   ========   ========   =======   =======

                                NINE MONTHS ENDED
                                    JUNE 30,                     YEAR ENDED SEPTEMBER 30,
                               -------------------   ------------------------------------------------
                               1996(5)      1995       1995      1994     1993(1)    1992      1991
                               --------   --------   --------   -------   -------   -------   -------
                                                                      (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital..............  $ 16,922   $ 10,900   $ 12,180   $11,057   $12,817   $13,096   $ 8,224
Total assets.................   151,579    100,188    108,967    83,427    80,122    49,690    40,694
Long-term debt, less current
  maturities.................    55,339     23,054     27,208    14,760    11,577     6,304     9,104
Due to MEDIQ(4)..............        --         --         --        --        --        --     9,199
Notes payable to MEDIQ(4)....        --         --         --        --        --        --    12,300
Stockholders' equity(3)(4)...    61,379     52,263     53,536    47,344    48,354    33,513     1,917

- ---------------
Notes to Selected Consolidated Financial Information

(1) In December 1992, PCI issued 660,000 shares of PCI Common Stock to acquire Allpack.

(2) Management fees -- MEDIQ represented primarily an allocation of MEDIQ's overhead and its costs to provide senior management, financial, legal, accounting and risk management services to PCI. In connection with PCI's initial public offering, certain relationships with MEDIQ were restructured. Effective October 1, 1991, PCI entered into a services agreement pursuant to which PCI obtains certain legal, accounting, tax and risk management services from MEDIQ. Costs for such services were $100,000 for each of the fiscal years 1995, 1994, 1993 and 1992, and $123,000 and $75,000 for the
    nine months ended June 30, 1996 and 1995, respectively, and are included in selling, general and administrative expenses. PCI believes that the terms of the services agreement and MEDIQ's charges for such services are on terms no less favorable than those that could be obtained from unaffiliated third parties for comparable services.

(3) In August 1994, PCI repurchased the 660,000 shares of PCI Common Stock which had been issued in connection with the acquisition of Allpack.

(4) In February 1992, PCI completed its initial public offering consisting of 3,306,250 shares of common stock at a price of $10 per share. PCI utilized a portion of the proceeds to repay amounts outstanding to MEDIQ, to purchase equipment under capital lease arrangements and to retire certain term loan obligations.

(5) In February 1996, PCI acquired all of the outstanding capital stock of Unipack Limited in a business combination accounted for using the purchase method.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                   CONDITION AND RESULTS OF OPERATIONS OF PCI

GENERAL

     The following discussion should be read in conjunction with PCI's Consolidated Financial Statements and notes thereto, contained elsewhere herein.

     Some of the information presented in the following discussion constitutes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PCI believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors which could cause actual results to differ from expectations include the timing and amount of new product introductions by PCI's customers, the timing of orders received from customers, the dependence on major customers, the gain or loss of significant customers, changes in the mix of services provided, the cost of raw materials, and fluctuations in interest rates and currency exchange rates. In addition, PCI's pharmaceutical packaging services are generally provided on an as-needed basis, with prices determined based upon specifications of each order and the services provided. As a result, revenue per customer and profit margins per order can vary significantly from year to year and quarter to quarter. Results for any particular quarter are not necessarily indicative of results for any subsequent quarter or related fiscal year. For additional information concerning these and other important factors which may cause PCI's actual results to differ materially from expectations and underlying assumptions, see "The
Companies -- Business of PCI."

RESULTS OF OPERATIONS

     On February 29, 1996, PCI acquired all of the outstanding capital stock of Unipack, a pharmaceutical packaging company located in the United Kingdom, for approximately $18 million in cash and 60,000 shares of PCI Common Stock (valued at $765,000 as of the date of the acquisition). The operations of Unipack are included in PCI's operating results from the date of the acquisition.

     Effective October 1, 1994, PCI sold its 70% interest in KR-Verpackung GmbH ("KR") of Muggensturm, Germany and its manufacturing facility, to the management of KR for $5,201,000, including the assumption of debt of $4,379,000. The sale of KR and the manufacturing facility resulted in a pretax loss of $23,000. Revenues from KR were $6,700,000 and $5,852,000, for 1994 and 1993, respectively, and net income from KR was $152,000 and $203,000, for 1994 and 1993, respectively.

     The following table sets forth for the periods indicated the percentage relationship that items in the Consolidated Statements of Operations bear to net revenue.

                                                NINE MONTHS
                                              ENDED JUNE 30,           YEAR ENDED SEPTEMBER 30,
                                             -----------------       -----------------------------
                                             1996        1995        1995        1994        1993
                                             -----       -----       -----       -----       -----
Net revenue................................  100.0%      100.0%      100.0%      100.0%      100.0%
Cost of goods sold.........................   74.8        78.5        78.3        79.3        78.1
                                             ------      ------      ------      ------      ------
Gross profit...............................   25.2        21.5        21.7        20.7        21.9
Selling, general and administrative
  expenses.................................   13.8        13.2        12.8        13.4        12.9
Interest and other (income) expense........    1.9         1.5         1.5         1.1          .9
                                             ------      ------      ------      ------      ------
Income before income tax expense...........    9.5         6.8         7.4         6.2         8.1
Income tax expense.........................    3.2         2.7         3.1         1.8         2.6
                                             ------      ------      ------      ------      ------
Net income.................................    6.3%        4.1%        4.3%        4.4%        5.5%
                                             ======      ======      ======      ======      ======

Nine Months Ended June 30, 1996 Compared with Nine Months Ended June 30, 1995

     Net revenue was $121,819,000, an increase of $26,594,000, or 27.9%, over prior year period net revenue of $95,225,000. This increase reflects strong demand for PCI's services in the United States (including Puerto Rico), resulting primarily from an increase in new product introductions by PCI's customers. This increase also reflects revenues from Unipack of $6,344,000.

     Gross profit was 25.2% of net revenue, as compared to 21.5% for the prior year period. This increase resulted primarily from changes in product mix and increased production efficiencies, as well as the inclusion of the operations of Unipack from the date of acquisition. Increased efficiencies were primarily related to the new facility in Philadelphia, as well as improved materials utilization at one of PCI's facilities in Puerto Rico.

     Selling, general and administrative expenses were $16,875,000, or 13.8% of net revenue, as compared to $12,613,000, or 13.2% of net revenue, in the prior year period. The increase in selling, general and administrative expenses reflects expenses incurred in connection with moving production into the new packaging facility in Schorndorf, Germany and costs related to the closure of PCI's facility in Virginia, as well as the inclusion of the operations of Unipack. The transfer of production related to the Virginia facility to PCI's new facility in Philadelphia, Pennsylvania is expected to be completed in the fourth quarter of 1996. The increase in selling, general and administrative expenses also reflects $458,000 related to the accrual of post-retirement benefits, pursuant to employment agreements entered into with certain executive officers in February 1996. The occurrence of certain events, as defined in the agreements, could result in the acceleration of such post-retirement benefits.

     Interest expense was $2,490,000, as compared to $1,325,000 in the prior year period. This increase was attributable to debt incurred in connection with the new packaging facilities in Philadelphia, Pennsylvania and Schorndorf, Germany and the acquisition of Unipack. Capitalized interest expense related to the new facility in Germany was $188,000 in the current period.

     PCI's effective income tax rate was 33.8%, as compared to 40.2% for the prior year period. PCI's effective tax rate is impacted by the proportion of earnings from operations in Puerto Rico to consolidated earnings. Earnings from operations in Puerto Rico are taxed at lower rates, in accordance with Section 936 of the Internal Revenue Code. During fiscal 1995, the effective tax rate increased reflecting lower earnings from operations in Puerto Rico.

Fiscal Year 1995 Compared to Fiscal Year 1994

     Net revenue was $129,785,000, an increase of $8,608,000, or 7.1%, over prior year net revenue of $121,177,000, which included revenues from KR of $6,700,000. This increase was attributable to the introduction by customers of several new pharmaceutical products, revenues from PCI's new pharmaceutical insert/outsert manufacturing facility in New Jersey, which commenced production in April 1994, and increased demand for packaging services from PCI's facilities in Puerto Rico.

     Gross profit was 21.7% of net revenue, as compared to 20.7% in 1994. This increase was attributable to changes in product mix and improved results from PCI's foreign operations, which had been adversely affected in the prior year as a result of a decision by a major European customer to discontinue a packaging contract with PCI in order to perform the packaging in its own facilities. PCI has mitigated this loss by obtaining additional foreign business, including the return of a portion of the discontinued contract. Gross profit for 1995 was also affected by decreased contributions from PCI's facilities in Puerto Rico as a result of competitive pressures.

     Selling, general and administrative expenses were $16,613,000, as compared to $16,249,000 in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased to 12.8%, as compared to 13.4% in the prior year as a result of the allocation of these costs over higher net revenues.

     Interest expense was $1,838,000, as compared to $1,527,000 in 1994. This increase was primarily attributable to debt incurred in the fourth quarter of 1994 in connection with the purchase of shares of PCI's common stock, partially offset by the elimination of interest expense related to the mortgage on KR's manufacturing facility. Capitalized interest expense related to new facilities in Philadelphia, Pennsylvania and Schorndorf, Germany was $318,000 in 1995.

     PCI's effective income tax rate increased to 42.2%, as compared to 28.8% in 1994, principally as a result of lower earnings from operations in Puerto Rico. The Revenue Reconciliation Act of 1993 limits Section 936 tax credits applicable to operations in Puerto Rico. These limitations did not adversely impact, nor are they anticipated to adversely impact, PCI's effective income tax rate.

Fiscal Year 1994 Compared to Fiscal Year 1993

     Net revenue was $121,177,000, an increase of $9,905,000, or 8.9%, as compared to 1993. The increase was primarily attributable to increased volume to existing customers and an expanded customer base. Strong demand for contract packaging, carton manufacturing and insert manufacturing services continued to generate new business.

     Gross profit increased to $25,085,000, representing a gross margin on net revenue of 20.7%, as compared to 21.9% in 1993. The gross margin decrease was caused by domestic product mix and a lower profit contribution from PCI's foreign operations. Foreign gross profit margins were adversely affected in 1994 as a result of a decision by a major European customer to discontinue a packaging contract with PCI in order to perform the packaging in its own facilities. Customer decisions to move packaging into the customers' facilities are a normal occurrence in the pharmaceutical packaging industry. While PCI mitigated this loss by obtaining additional foreign business, including the return of a portion of the discontinued contract, these operations did not return to profitability until the fourth quarter of 1994. Gross margins were also adversely affected by costs associated with PCI's new pharmaceutical insert manufacturing plant in New Jersey, which commenced production in April 1994.

     Selling, general and administrative expenses were $16,249,000, an increase of $1,915,000, or 13.4%, as compared to 1993 expenses of $14,334,000. As a percentage of net revenue, selling, general and administrative expenses increased to 13.4% from 12.9% in 1993, primarily attributable to costs associated with increased sales and marketing expenses.

     Interest expense increased to $1,527,000, as compared to $1,269,000 in 1993. This increase resulted primarily from debt assumed in connection with the acquisition of PCI's Virginia facility in January 1993 and debt incurred in connection with the purchase of an operating facility in April 1993 which had previously been leased.

     PCI's effective income tax rate decreased to 28.8% in 1994 as compared to 31.6% in 1993 as a result of higher earnings from operations in Puerto Rico.

LIQUIDITY AND CAPITAL RESOURCES

     At June 30, 1996, PCI had working capital of $16,922,000, including cash and cash equivalents of $5,151,000, as compared to working capital of $12,180,000 as of September 30, 1995. For the nine months ended June 30, 1996, net cash provided by operating activities was $9,021,000, as compared to $8,500,000 for the nine months ended June 30, 1995. This increase was a result of improved operating results, partially offset by the inclusion of the operations of Unipack and increased levels of accounts receivable resulting from increased revenues.

     Investing activities for the nine months ended June 30, 1996, included $17,478,000, representing the cash portion of the acquisition of Unipack (net of cash acquired), and $19,484,000 of capital expenditures, of which approximately $4,500,000 was attributable to the construction of the new pharmaceutical packaging facility in Schorndorf, Germany, with the remainder for equipment and building improvements to provide additional capacity. The Schorndorf facility, which opened in January 1996, replaced PCI's facility in Waiblingen, Germany. PCI anticipates additional capital expenditures during the remainder of fiscal 1996 of approximately $1,700,000 for equipment and building improvements and $1,200,000 for the completion of a new state-of-the-art packaging facility in Manchester, England, which will replace one of Unipack's current facilities. PCI expects to enter into a new credit facility to finance the completion of the Manchester facility.

     Investing activities for fiscal 1995 consisted principally of capital expenditures of $23,777,000, of which approximately $8,100,000 was attributable to building improvements for PCI's new pharmaceutical packaging facility in Philadelphia, Pennsylvania and $8,500,000 was attributable to the purchase of land and construction costs for the new pharmaceutical packaging facility in Schorndorf, Germany, with the remainder attributable to equipment purchases. Investing activities also included proceeds from the sale of assets, including KR, of $1,141,000 and the payment of $533,000 representing the final installment of the contingent consideration related to the 1992 acquisition of a business in Puerto Rico.

     Financing activities for the nine months ended June 30, 1996 included borrowings of $36,317,000, of which $4,653,000 related to the refinancing of existing debt, $17,924,000 related to the acquisition of Unipack, and $6,265,000 related to the new packaging facility in Schorndorf, Germany. Financing activities also included debt repayments of $6,897,000 and PCI's exercise of its option to repurchase the outstanding shares of preferred stock of Tri-Line, a subsidiary of PCI, issued in connection with the Tri-Line acquisition in 1992 for $900,000, representing the book value of such shares.

     Financing activities for fiscal 1995 included debt repayments of $3,754,000 and borrowings of $16,317,000, of which approximately $8,600,000 related to the new packaging facility in Philadelphia and $5,500,000 related to the new facility in Schorndorf. In addition, PCI purchased an aggregate of 55,000 shares of its common stock for $382,000 pursuant to a stock buy-back program, initiated by PCI's Board of Directors in fiscal 1994. The program allows for the purchase of 245,000 additional shares of common stock from time to time in the open market or through private transactions.

     During fiscal 1995, PCI entered into agreements with a bank and state and municipal authorities to finance building improvements and equipment for the new facility in Philadelphia. The bank financing includes a mortgage of $3,800,000 payable in monthly installments over 15 years with interest at the prime rate plus .25% and state and municipal financing of approximately $5,000,000, including $4,000,000 payable over 15 years with interest at 2%, $500,000 payable over 15 years with interest at 5.25% and $500,000 payable over 7 years with interest at 2%.

     In addition, PCI entered into a $13,000,000 mortgage with a bank in Germany to finance the construction of the new packaging facility in Schorndorf, Germany. The financing bears interest at the rate of 7.73% for the first five years, and, thereafter, at a rate to be negotiated. Interest only is payable for the first two years, and then principal and interest is payable monthly until maturity in 2014. At September 30, 1995 and June 30, 1996, $5,478,000 and $9,841,000 was outstanding under this facility, respectively.

     In February 1996, PCI refinanced certain of its debt obligations, which included a $3,000,000 revolving credit facility and term loans aggregating approximately $10,200,000, by an agreement with a commercial bank which provides for a $9,000,000 revolving credit facility, a $14,200,000 term loan and a $5,000,000 equipment facility. The revolving credit facility expires in March 1999 and bears interest, at PCI's option, at the prime rate plus .25% or LIBOR plus 2.25%. At June 30, 1996, $4,326,000 was outstanding and $2,657,000 of letters of credit were issued under the revolving credit facility. The term loan is payable quarterly through March 2003, plus interest, at PCI's option, at the prime rate plus .375% or LIBOR plus 2.50%. The equipment facility expires in March 1997 and bears interest, at PCI's option, at prime plus .375% or LIBOR plus 2.50%. Advances under the equipment facility are converted to term notes, payable over a maximum of 60 months. At June 30, 1996, $1,272,000 was outstanding under the equipment facility. Interest on the revolving credit facility, the term loan and the equipment facility is subject to adjustment based upon PCI's fixed charge coverage ratio.

     In connection with the acquisition of Unipack, PCI entered into an agreement with a commercial lender in the United Kingdom for a revolving credit facility and a term loan denominated and payable in pounds sterling. The revolving credit facility in the amount of approximately $5,000,000 expires in February 1999 and bears interest at LIBOR plus 2.50%, subject to adjustment based upon PCI's fixed charge coverage ratio. At June 30, 1996, approximately $5,000,000 was outstanding under this revolving credit facility. The term loan of approximately $12,900,000 is payable in quarterly principal installments of approximately $322,000, plus interest at LIBOR plus 2.675%, subject to adjustment based upon PCI's fixed charge coverage ratio, with a final installment of approximately $4,200,000 payable March 2003. Under the terms of the agreement, PCI is required to make prepayments of the principal equal to 50% of excess cash flow (as defined). At June 30, 1996, no prepayment was required.

     PCI management believes that existing working capital, anticipated funds to be generated from future operations, and available credit facilities will be sufficient to meet PCI's anticipated operating and capital needs. Depending upon the future growth of the business, additional financing may be required.

                         PRINCIPAL STOCKHOLDERS OF PCI

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of August 1, 1996, the beneficial ownership of shares of PCI Common Stock by each of the directors of PCI, PCI's Chief Executive Officer and PCI's other executive officers whose annual compensation for fiscal 1995 exceeded $100,000 and by all directors and officers of PCI as a group.

                                                           PCI COMMON STOCK       PERCENTAGE OF SHARES
NAME                                                      NUMBER OF SHARES(1)        OUTSTANDING(2)
- ----                                                      -------------------     --------------------
Richard S. Sauter(3)....................................        116,500                    1.8%
Herbert Lotman(4).......................................         51,800                      *
Theodore H. Seidenberg(4)...............................         26,000                      *
Michael J. Rotko(5).....................................             --                     --
H. Scott Miller(5)......................................          4,000                      *
Sheldon M. Bonovitz(5)..................................             50                      *
Daniel F. Gerner(6).....................................         77,000                    1.2%
George E. Detwiler(7)...................................         26,000                      *
All directors and officers as a group (10 persons
  including the above)(8)...............................        332,350                    5.1%

- ---------------
 *  Less than one percent.

(1) Unless otherwise noted below, beneficial ownership is based on sole voting and investment power with respect to the shares, and such shares are held by the person listed or members of his or her family.

(2) All percentages are rounded to the nearest tenth, and are based upon the number of shares outstanding, including, as appropriate, the shares referred to in the notes below.

(3) Includes options to acquire 100,000 shares of PCI Common Stock.

(4) Includes options to acquire 25,000 shares of PCI Common Stock.

(5) Messrs. Rotko, Miller and Bonovitz are members of the Board of Directors, and Mr. Rotko is Chairman of the Board of Directors of MEDIQ. In addition, Mr. Rotko is a trustee of the Trust described in Note 1 to the table included under the heading "-- Security Ownership of Certain Beneficial Owners," and may be deemed a beneficial owner of the shares of MEDIQ stock owned by such Trust.

(6) Includes options to acquire 75,000 shares of PCI Common Stock.

(7) Includes options to acquire 25,000 shares of PCI Common Stock.

(8) Includes options to acquire an aggregate of 275,000 shares of PCI Common Stock (including the options described above).

OWNERSHIP OF MEDIQ VOTING STOCK BY DIRECTORS AND EXECUTIVE OFFICERS OF PCI

     The following table sets forth, as of August 1, 1996, the beneficial ownership of shares of MEDIQ common stock, par value $1.00 per share ("MEDIQ Common Stock"), and MEDIQ Series A preferred stock, par value $.50 per share ("MEDIQ Preferred Stock"), by each of the directors of PCI, each executive officer named in the Security Ownership of Management Table (set forth above) and by all directors and officers of PCI as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power with respect to the shares indicated.

                                                         MEDIQ                          MEDIQ
                                                     COMMON STOCK                  PREFERRED STOCK
                                              ---------------------------     -------------------------
                                                                PERCENT                       PERCENT
                                               NUMBER          OF CLASS        NUMBER        OF CLASS
NAME                                          OF SHARES       OUTSTANDING     OF SHARES     OUTSTANDING
- ----                                          ---------       -----------     ---------     -----------
Richard S. Sauter...........................     26,250             *               --           --
Herbert Lotman..............................    288,733(1)        1.6%              --           --
Theodore H. Seidenberg......................      2,000             *               --           --
Michael J. Rotko............................    448,655(2)        2.4%         448,655          7.1%
H. Scott Miller.............................      3,600(2)(3)       *            4,300            *
Sheldon M. Bonovitz.........................        100(2)          *               --           --
Daniel F. Gerner............................        303             *              303            *
George E. Detwiler..........................         --            --               --           --
All directors and officers as a group (10
  persons including the above)..............  1,070,700(4)        5.7%         453,258          7.2%

- ---------------
 *  Less than one percent.

(1) Includes 154,933 shares which may be acquired upon conversion of convertible debentures.

(2) Messrs. Rotko, Miller and Bonovitz are members of the Board of Directors, and Mr. Rotko is Chairman of the Board of Directors of MEDIQ. In addition, Mr. Rotko is a trustee of the Trust described in Note 1 to the table included under the heading "-- Security Ownership of Certain Beneficial Owners," and may be deemed a beneficial owner of the shares of MEDIQ stock owned by such Trust.

(3) Mr. Miller provides financial advisory services to the Trust described in
    Note 1 to the table under the heading "-- Security Ownership of Certain Beneficial Owners."

(4) Includes shares (i) which may be acquired upon exercise of stock options;
    (ii) which may be acquired upon conversion of convertible debentures; and
    (iii) held in retirement accounts. This amount excludes shares of MEDIQ Preferred Stock which may be converted into Common Stock on a one for one basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of shares of PCI Common Stock by persons known to PCI to be the beneficial owners of more than five percent of the outstanding PCI Common Stock, based upon filings with the Securities & Exchange Commission.

                                                                              PERCENTAGE OF SHARES
    NAME                                               NUMBER OF SHARES           OUTSTANDING
    ----                                               ----------------       --------------------
    MEDIQ Incorporated...............................      2,875,000(1)               46.3%

- ---------------

(1) MEDIQ Investment Services, Inc., a wholly-owned subsidiary of MEDIQ is the record owner of the shares indicated. A trust established by Bernard R. Rotko, under an agreement dated November 15, 1983, owns shares of MEDIQ representing approximately 52% of MEDIQ's outstanding voting power. The trustees of this trust, Bessie G. Rotko, Michael J. Rotko, Judith M. Shipon, John D. Iskrant and PNC Bank, National Association, may be deemed to beneficially own the shares held by the trust which, when combined with MEDIQ shares otherwise owned by certain of them, may cause them to be deemed "controlling persons" of MEDIQ. The address of the Trustees is c/o Robert N. Tropp, Jr., PNC Bank, National Association, P.O. Box 7648, Philadelphia, PA 19101. A portion of the shares of PCI Common Stock owned by MEDIQ is pledged by MEDIQ as collateral for certain MEDIQ indebtedness. MEDIQ is currently exploring ways to maximize MEDIQ's stockholder value. MEDIQ has granted Cardinal the Option to purchase its shares of PCI Common Stock. See "The Merger -- Stock Option Agreement."

                        COMPARISON OF STOCKHOLDER RIGHTS

     As a result of the Merger, PCI Stockholders will receive common shares of Cardinal, an Ohio corporation, in exchange for their shares of common stock in PCI, a Delaware corporation. The following is a summary of certain material differences between the rights of holders of PCI Common Stock and the rights of holders of Cardinal Common Shares. These differences arise in part from the differences between the Delaware Law and the Ohio Revised Code (the "Ohio Law"). Additional differences arise from the governing instruments of the two companies (in the case of PCI, the PCI Certificate and the PCI Bylaws, and, in the case of Cardinal, the Articles of Incorporation, as amended and restated (the "Cardinal Articles"), and the Code of Regulations (the "Cardinal Regulations") of Cardinal). Although it is impractical to compare all of the aspects in which the Delaware Law and the Ohio Law and the companies' governing instruments differ with respect to stockholders' rights, the following discussion summarizes certain significant differences between them.

AMENDMENT OF CHARTER DOCUMENTS

     The Delaware Law requires approval by holders of a majority of the voting power of PCI Common Stock in order to amend the PCI Certificate. To amend an Ohio corporation's articles of incorporation, the Ohio Law requires the approval of shareholders holding two-thirds of the voting power of the corporation or, in cases in which class voting is required, of shareholders holding two-thirds of the voting power of such class, unless otherwise specified in such corporation's articles of incorporation. The Cardinal Articles specify that the holders of a majority of the voting power of Cardinal or, when appropriate, any class of shareholders, may amend the Cardinal Articles.

AMENDMENT AND REPEAL OF BYLAWS AND REGULATIONS

     Under the Delaware Law, holders of a majority of the voting power of a corporation and, when provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation. The PCI Certificate grants the directors of PCI such power.

     The Ohio Law provides that only shareholders of a corporation have the power to amend and repeal that corporation's code of regulations. The Cardinal Regulations require that such amendments be approved by the affirmative vote of the holders of a majority of the voting power entitled to vote on such matter, except that the affirmative vote of the holders of not less than 75% of the shares having voting power is required to amend, change, adopt any provision inconsistent with, or repeal the provisions of the Cardinal Regulations dealing with the number and classification of directors, the term of office of directors or the removal of directors, or the provision relating to amendments to the Cardinal Regulations.

REMOVAL OF DIRECTORS

     The Delaware Law provides that directors may be removed from office with or without cause, by the holders of a majority of the voting power of all outstanding voting stock, unless the corporation has a classified board and its certificate otherwise provides. The PCI Certificate does not so provide.

     The Ohio Law provides that, unless the governing documents of a corporation provide otherwise, directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the corporation with respect to the election of directors, except that, unless all the directors or all the directors of a particular class are removed, no individual director may be removed if the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director. The Cardinal Regulations provide that such removal requires the affirmative votes of holders of at least 75% of such voting power. In addition, the Cardinal Regulations provide that any director may be removed by the Board of Directors for certain causes specified in Section 1701.58(B) of the Ohio Law (if a director is found by order of court to be of unsound mind, if he is adjudicated a bankrupt or if he fails to meet any qualifications for office).

VACANCIES ON THE BOARD

     The Delaware Law provides that unless the governing documents of a corporation provide otherwise, vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office. The PCI Certificate does not otherwise provide.

     The Ohio Law provides that unless the governing documents of a corporation provide otherwise, vacancies on the board of directors may be filled by a majority of the remaining directors of a corporation. The Cardinal Regulations provide that vacancies may be filled by the Board of Directors until Cardinal Shareholders hold a meeting to fill such vacancy. In addition, Cardinal Shareholders may elect a director to fill a vacancy (including any vacancy that previously has been filled by the directors) at any meeting of Cardinal Shareholders called for that purpose.

RIGHT TO CALL SPECIAL MEETINGS OF SHAREHOLDERS

     The Delaware Law permits special meetings of stockholders to be called by the board of directors and such other persons, including stockholders, as the certificate of incorporation or bylaws may provide. The Delaware Law does not require that stockholders be given the right to call special meetings. The PCI Bylaws provide that special meetings may be called at any time by the President, and shall be called by the President and Secretary at the request in writing of a majority of the Board of Directors.

     Under the Ohio Law, the holders of at least 25% of the outstanding shares of a corporation, unless the corporation's regulations specify another percentage, which may in no case be greater than 50%, the directors by action at a meeting or a majority of the directors acting without a meeting, the chairman of the board, the president or, in case of the president's death or disability, the vice president authorized to exercise the authority of the president have the authority to call special meetings of shareholders. The Cardinal Regulations expressly provide that special meetings of Cardinal Shareholders may be called by the Chairman of the Board, the President, a majority of the directors acting with or without a meeting or the holders of at least 25% of the outstanding Cardinal Common Shares.

SHAREHOLDER ACTION WITHOUT A MEETING

     The Delaware Law provides that any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of common stock having not less than the minimum number of votes otherwise required to approve such action at a meeting of stockholders consent in writing. The PCI Bylaws expressly so provide. Under the Ohio Law, any action that may be taken by shareholders at a meeting may be taken without a meeting with the unanimous written consent of all shareholders entitled to vote thereat.

CLASS VOTING

     The Delaware Law requires voting by separate classes only with respect to amendments to a corporation's certificate of incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of any of those classes. Under the Ohio Law, holders of a particular class of shares are entitled to vote as a separate class if the rights of that class are affected in certain respects by mergers, consolidations or amendments to the articles of incorporation.

CUMULATIVE VOTING

     Under the Delaware Law, stockholders do not have the right to cumulate their votes in the election of directors unless such right is granted in the certificate of incorporation. The PCI Certificate does not grant such rights. Under the Ohio Law, unless the articles of incorporation are amended to eliminate cumulative voting for directors following their initial filing with the Ohio Secretary of State, each shareholder has the right to vote cumulatively in the election of directors if certain notice requirements are satisfied. The Cardinal

Articles have not been amended to eliminate the rights of Cardinal Shareholders to vote cumulatively in the election of directors.

PROVISIONS AFFECTING CONTROL SHARE ACQUISITIONS AND BUSINESS COMBINATIONS

     Section 203 of the Delaware Law provides generally that any person who acquires 15% or more of a corporation's voting stock (thereby becoming an "interested stockholder") may not engage in a wide range of "business combinations" with the corporation for a period of three years following the date the person became an interested stockholder, unless (i) the board of directors of the corporation has approved, prior to that acquisition date, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding shares owned by persons who are directors and also officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

     These restrictions on interested stockholders do not apply under certain circumstances, including, but not limited to, the following (i) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 of the Delaware Law, or
(ii) if the corporation, by action of its stockholders, adopts an amendment to its bylaws or certificate of incorporation expressly electing not to be governed by such section. Neither the PCI Certificate nor the PCI Bylaws contain a provision electing not to be governed by such section.

     Like Section 203 of the Delaware Law, Chapter 1704 of the Ohio Law prohibits an interested shareholder from engaging in a wide range of business combinations similar to those prohibited by Section 203 of the Delaware Law. However, in contrast to Section 203 of the Delaware Law, under Chapter 1704 an interested shareholder includes a shareholder who directly or indirectly exercises or directs the exercise of 10% or more of the voting power of the corporation. Chapter 1704 restrictions do not apply under certain circumstances including, but not limited to, the following (i) if directors of the corporation have approved the transactions or the interested shareholder's acquisition of shares of the corporation prior to the date the interested shareholder became a shareholder of the corporation, and (ii) if the corporation, by action of its shareholders holding at least 66 2/3% of the voting power of the corporation, adopts an amendment to its articles of incorporation specifying that Chapter 1704 shall not be applicable to the corporation. No such amendment has been adopted by Cardinal.

     Under Section 1701.831 of the Ohio Law, unless the articles of incorporation or regulations of a corporation otherwise provide, any "control share acquisition" of an "issuing public corporation" can only be made with the prior approval of the corporation's shareholders. A "control share acquisition" is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, would enable that person to exercise levels of voting power in any of the following ranges: at least 20% but less than 33 1/3%; at least 33 1/3% but less than 50%; 50% or more. The Cardinal Articles expressly provide that the provisions of Section 1701.831 of the Ohio Law shall not apply.

MERGERS, ACQUISITIONS AND CERTAIN OTHER TRANSACTIONS

     The Delaware Law requires approval of mergers, consolidations and dispositions of all or substantially all of a corporation's assets (other than so-called parent-subsidiary mergers) by a majority of the voting power of the corporation, unless the certificate of incorporation specifies a different percentage. The PCI Certificate does not provide for a different percentage. The Delaware Law does not require stockholder approval for majority share acquisitions or for combinations involving the issuance of less than 20% of the voting power of the corporation, except for "business combinations" subject to
Section 203 of the Delaware Law.

     The Ohio Law generally requires approval of mergers, dissolutions, dispositions of all or substantially all of a corporation's assets, and majority share acquisitions and combinations involving issuance of shares representing one-sixth or more of the voting power of the corporation immediately after the consummation of the transaction (other than so-called parent-subsidiary mergers), by two-thirds of the voting power of the corporation, unless the articles of incorporation specify a different proportion (not less than a majority). The Cardinal Articles provide that the vote of a majority of the voting power of Cardinal is required to approve such actions.

     Section 1701.59 of the Ohio Law permits a director, in determining what he reasonably believes to be in the best interests of the corporation, to consider, in addition to the interests of the corporation's shareholders, any of the following (i) the interests of the corporation's employees, suppliers, creditors, and customers, (ii) the economy of the state and nation, (iii) community and societal considerations and (iv) the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. The Delaware Law contains no comparable provision.

RIGHTS OF DISSENTING STOCKHOLDERS

     Under the Delaware Law, appraisal rights are available to dissenting stockholders in connection with certain mergers or consolidations. However, unless the certificate of incorporation otherwise provides, the Delaware Law does not provide for appraisal rights (i) if the shares of the corporation are listed on a national securities exchange or designated as a national market systems security on an interdealer quotations system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders (as long as the stockholders receive in the merger shares of the surviving corporation or of any other corporation the shares of which are listed on a national securities exchange or designated as a national market systems security on an interdealer quotations system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders) or (ii) if the corporation is the surviving corporation and no vote of its stockholders is required for the merger. The PCI Certificate does not provide otherwise. See "The Special Meeting -- Appraisal Rights." The Delaware Law does not provide appraisal rights to stockholders who dissent from the sale of all or substantially all of a corporation's assets or an amendment to the corporation's certificate of incorporation, although a corporation's certificate of incorporation may so provide.

     Under the Ohio Law, dissenting shareholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer, or other disposition of all or substantially all of the assets of a corporation and in connection with certain amendments to the corporation's articles of incorporation. Shareholders of an Ohio corporation being merged into or consolidated with another corporation are also entitled to appraisal rights. In addition, shareholders of an acquiring corporation are entitled to appraisal rights in any merger, combination or majority share acquisition in which such shareholders are entitled to voting rights. The Ohio Law provides shareholders of an acquiring corporation with voting rights if the acquisition (a "majority share acquisition") involves the transfer of shares of the acquiring corporation entitling the recipients thereof to exercise one-sixth or more of the voting power of such acquiring corporation immediately after the consummation of the transaction.

     Under the Delaware Law, among other procedural requirements, a stockholder's written demand for appraisal of shares must be received before the taking of the vote on the matter giving rise to appraisal rights. Under the Ohio Law, a shareholder's written demand must be delivered to the corporation not later than ten days after the taking of the vote on the matter giving rise to appraisal rights.

DIVIDENDS

     Both the Delaware Law and the Ohio Law provide that dividends may be paid in cash, property or shares of a corporation's capital stock. The Delaware Law provides that a corporation may pay dividends out of any surplus and, if it has no surplus, out of any net profits for the fiscal year in which the dividend was declared or for the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets). The Ohio Law provides that a corporation may pay dividends out of surplus and must notify its shareholders if a dividend is paid out of capital surplus.

PREEMPTIVE RIGHTS OF SHAREHOLDERS

     The Delaware Law provides that no stockholder shall have any preemptive rights to purchase additional securities of the corporation unless the certificate of incorporation expressly grants such rights. The PCI Certificate does not provide for preemptive rights.

     The Ohio Law provides that, subject to certain limitations and conditions contained in the Ohio Law and unless the articles of incorporation provide otherwise, shareholders shall have preemptive rights to purchase additional securities of the corporation. The Cardinal Articles expressly eliminate any preemptive rights.

DIRECTOR LIABILITY AND INDEMNIFICATION

     The Delaware Law allows a Delaware corporation to include in its certificate of incorporation, and the PCI Certificate contains, a provision eliminating the liability of a director for monetary damages for a breach of his fiduciary duties as a director, except liability (i) for any breach of the director's duty of loyalty to PCI or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law (which deals generally with unlawful payments of dividends, stock repurchases and redemptions), and (iv) for any transaction from which the director derived an improper personal benefit.

     There is under the Ohio law no comparable provision limiting the liability of officers, employees or agents of the corporation and the Cardinal Articles contain no such provision. However, under the Ohio Law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.

     The PCI Bylaws provide for indemnification of persons (including PCI directors) whom it shall have power to indemnify under and to the fullest extent permitted by the Delaware Law. The Delaware Law permits a Delaware corporation to indemnify directors, officers, employees, and agents under certain circumstances and mandates indemnification under certain circumstances. The Delaware Law permits a corporation to indemnify an officer, director, employee or agent for fines, judgments, or settlements, as well as expenses in the context of actions other than derivative actions, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification against expenses incurred by a director, officer, employee, or agent in connection with a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, employee, or agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions when a court deems the award of expenses appropriate. The Delaware Law grants express power to a Delaware corporation to purchase liability insurance for its directors, officers, employees, and agents, regardless of whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnification.

     Under the Ohio Law, Ohio corporations are permitted to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. The Ohio Law does not authorize payment by a corporation of judgments against a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if it is determined that a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary, except as otherwise provided by a corporation's articles of incorporation, code of regulations, or by contract, except with respect to the advancement of expenses of directors (as discussed in the next paragraph). The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, purchase insurance to indemnify those persons.

     The Ohio Law provides that a director (but not an officer, employee, or agent) is entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

     The Cardinal Articles provide for indemnification by Cardinal to the fullest extent expressly permitted by the Ohio Law of any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, employee, or agent of Cardinal or of any other corporation for which he was serving as a director, officer, employee, or agent at the request of Cardinal. See also "The Merger -- Interests of Certain Persons in the Merger."

                     DESCRIPTION OF CARDINAL CAPITAL STOCK

     As of August 20, 1996, the authorized capital stock of Cardinal consisted of: (i) 100,000,000 Cardinal Common Shares, of which approximately 64,396,040 were issued and outstanding, 228,631 were issued and held in treasury, and approximately 3,083,230 were reserved for issuance pursuant to options outstanding under stock incentive plans (with approximately 1,468,641 additional Cardinal Common Shares available for issuance under such plans), (ii) 5,000,000 Class B common shares, without par value, none of which was outstanding or reserved for issuance, (iii) 500,000 Nonvoting Preferred Shares, without par value ("Preferred Shares"), none of which has been issued or reserved for issuance.

     At the annual meeting of shareholders of Cardinal to be held on October 29, 1996, among other things, Cardinal Shareholders will be asked to vote on a proposal to adopt an amendment to the Cardinal Articles to increase the number of authorized Cardinal Common Shares from 100,000,000 to 150,000,000. From time to time, Cardinal may issue additional authorized but unissued Cardinal Common Shares for share dividends, stock splits, employee benefit programs, financing and acquisition transactions and other general corporate purposes. Such Cardinal Common Shares will be available for issuance without action by Cardinal's shareholders, unless such action is required by applicable law (see "Comparison of Stockholder Rights -- Mergers, Acquisitions and Certain Other Transactions") or the rules of the NYSE or any other stock exchange on which Cardinal Common Shares may be listed in the future.

     The holders of Cardinal Common Shares do not have preemptive rights and have no rights to convert their shares into any other security. All Cardinal Common Shares are entitled to participate equally, and ratably in dividends on Cardinal Common Shares as may be declared by Cardinal's Board of Directors. In the event of the liquidation of Cardinal, holders of Cardinal Common Shares are entitled to share ratably in assets remaining after payment of all liabilities, subject to prior distribution rights of any Preferred Shares then outstanding. Holders of Cardinal Common Shares are entitled to one vote per share for the election of directors and upon all matters on which shareholders are entitled to vote. Cardinal Shareholders are afforded the right to vote their shares cumulatively for the election of the nominees to fill the particular class of directors to be elected at each annual meeting, subject to compliance with certain procedural requirements.

     The Cardinal Articles provide that the Cardinal Board is authorized to approve the issuance of the Preferred Shares from time to time in one or more series without future authorization of its shareholders. The Board of Directors is authorized to adopt amendments to the Cardinal Articles from time to time fixing or changing the terms and designations of the Preferred Shares, including
(i) the division of such shares into series and the designation and authorized number of shares of each series, (ii) the dividend rate, (iii) the dates of payment of dividends and the dates from which they are cumulative, (iv) liquidation price, (v) redemption rights and price, (vi) sinking fund requirements, (vii) conversion rights, and (viii) restrictions on the issuance of such shares. Holders of Preferred Shares will have no voting rights, except as required by law. Holders of Preferred Shares will have no preemptive rights to subscribe to or for any additional capital shares of Cardinal. Cardinal has no present plans to issue any Preferred Shares.

     The Cardinal Regulations provide that the Board of Directors shall consist of that number of directors as determined by action of the Board of Directors, but in no case fewer than nine or more than fourteen members, divided into three classes, and require that any proposal to either remove a director during his term of office or to further amend the Cardinal Regulations relating to the classification, number, or removal of directors be approved by the affirmative vote of the holders of not less than 75% of the shares having voting power with respect to such proposal. The Board of Directors may fill any vacancy with a person who shall serve until the Cardinal Shareholders hold an election to fill the vacancy. The purpose of these provisions is to prevent directors from being removed from office prior to the expiration of their respective terms, thus protecting the safeguards inherent in the classified board structure unless dissatisfaction with the performance of one or more directors is widely shared by Cardinal Shareholders. However, these provisions could also have the effect of increasing from one year to two or three years (depending upon the number of Cardinal Common Shares held) the amount of time required for an acquiror to obtain control of Cardinal by electing a majority of the Board of Directors and may also make the removal of incumbent management more difficult and discourage or render more difficult certain mergers, tender offers, proxy contests, or other potential takeover proposals. To the extent that these provisions have the effect of giving management more bargaining power in negotiations with a potential acquiror, they could result in management's using the bargaining power not only to try to negotiate a favorable price for an acquisition, but also to negotiate more favorable terms for management.

     Although Cardinal continually evaluates possible candidates for acquisition and intends to seek additional acquisition opportunities in the healthcare field, as of the date of this Proxy Statement/Prospectus no material acquisition has been agreed upon or become the subject of a letter of intent or agreement in principle.

                                 LEGAL MATTERS

     The validity of the Cardinal Common Shares to be issued in the Merger will be passed upon for Cardinal by Wachtell, Lipton, Rosen & Katz, special counsel to Cardinal.

     Ballard Spahr Andrews & Ingersoll has advised PCI that the information set forth herein under the captions "Summary -- Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences," subject to the limitations stated therein, a summary of the material federal income tax considerations relevant to the PCI Stockholders receiving Cardinal Common Shares pursuant to the Merger Agreement.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule of Cardinal and its consolidated subsidiaries as of June 30, 1996 and 1995, and for each of the three years in the period ended June 30, 1996, have been incorporated in this Proxy Statement/Prospectus by reference from the 1996 Cardinal Form 10-K. The consolidated financial statements and the related financial statement schedule of Cardinal and its subsidiaries, except Pyxis, have been audited by Deloitte & Touche LLP as stated in their report which is incorporated herein by reference. The financial statements of Pyxis (consolidated with those of Cardinal in the consolidated financial statements) have been audited by Ernst & Young LLP, as stated in their report which is incorporated herein by reference from the 1996 Cardinal Form 10-K.

     The consolidated financial statements of PCI and its consolidated subsidiaries as of September 30, 1995 and 1994, and for each of the three years in the period ended September 30, 1995 included in this Proxy
Statement/Prospectus, have been audited by Deloitte & Touche LLP, as stated in their report included elsewhere herein.

     Such consolidated financial statements of Cardinal and its consolidated subsidiaries and of PCI and its consolidated subsidiaries are incorporated by reference or included herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. Both of the foregoing firms are independent auditors.

     The financial statements of Unipack Limited as of December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995 included in this Proxy Statement/Prospectus, have been audited by Arthur Andersen, as indicated in their report with respect thereto. Such financial statements of Unipack

Limited are contained herein in reliance upon the authority of such firm as experts in accounting and auditing in giving said report.

                                 OTHER MATTERS

     Representatives of Deloitte & Touche LLP are expected to be present at the Special Meeting with the opportunity to make statements if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any PCI Stockholder who intends to present a proposal at PCI's 1997 Annual Meeting of Stockholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Secretary of PCI at its principal executive offices not later than November 30, 1996. PCI will not be required to include in its proxy statement a form of proxy or stockholder proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by regulations of the Commission. If the Merger is consummated prior to these dates, there will be no 1997 Annual Meeting of PCI Stockholders.

              INDEX TO FINANCIAL STATEMENTS OF PCI SERVICES, INC.

                                                                                        PAGE
                                                                                        ----
ANNUAL CONSOLIDATED FINANCIAL STATEMENTS:
  Independent Auditors' Report........................................................   F-2
  Consolidated Statements of Operations for the fiscal years ended September 30,
     1995, 1994 and 1993..............................................................   F-3
  Consolidated Balance Sheets at September 30, 1995 and 1994..........................   F-4
  Consolidated Statements of Stockholders' Equity for the fiscal years ended September
     30,
     1995, 1994 and 1993..............................................................   F-5
  Consolidated Statements of Cash Flows for the fiscal years ended September 30, 1995,
     1994 and 1993....................................................................   F-6
  Notes to Consolidated Financial Statements..........................................   F-7
INTERIM CONSOLIDATED FINANCIAL STATEMENTS:
  Condensed Consolidated Statements of Operations (Unaudited) for the three months and nine months ended June 30, 1996 and 1995.........................................  F-15
  Condensed Consolidated Balance Sheets at June 30, 1996 (Unaudited) and
     September 30, 1995...............................................................  F-16
  Condensed Consolidated Statements of Cash Flows (Unaudited) for the nine months ended June 30, 1996 and 1995.....................................................  F-17
  Notes to Condensed Consolidated Financial Statements (Unaudited)....................  F-18
FINANCIAL STATEMENTS OF UNIPACK LIMITED...............................................  F-21
PRO FORMA FINANCIAL INFORMATION REFLECTING ACQUISITION OF UNIPACK LIMITED.............  F-45

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
PCI Services, Inc.
Philadelphia, Pennsylvania

     We have audited the accompanying consolidated balance sheets of PCI Services, Inc. and subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of PCI Services, Inc. and subsidiaries as of September 30, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1995 in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
November 17, 1995

                      PCI SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              YEAR ENDED SEPTEMBER 30,
                                                   ----------------------------------------------
                                                       1995             1994             1993
                                                   ------------     ------------     ------------
Net revenue......................................  $129,785,000     $121,177,000     $111,272,000
Cost of goods sold...............................   101,586,000       96,092,000       86,932,000
                                                   ------------     ------------     ------------
Gross profit.....................................    28,199,000       25,085,000       24,340,000
Selling, general and administrative expenses.....    16,613,000       16,249,000       14,334,000
Interest expense.................................     1,838,000        1,527,000        1,269,000
Other (income) expense...........................       103,000         (215,000)        (259,000)
                                                   ------------     ------------     ------------
Income before income tax expense.................     9,645,000        7,524,000        8,996,000
Income tax expense...............................     4,073,000        2,168,000        2,841,000
                                                   ------------     ------------     ------------
          Net income.............................  $  5,572,000     $  5,356,000     $  6,155,000
                                                   ============     ============     ============
Earnings per share...............................  $        .91     $        .79     $        .92
                                                   ============     ============     ============
Weighted average shares outstanding..............     6,138,000        6,787,000        6,726,000
                                                   ============     ============     ============

                See notes to consolidated financial statements.

                      PCI SERVICES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                          SEPTEMBER 30,
                                                                   ----------------------------
                                                                       1995            1994
                                                                   ------------     -----------
ASSETS
Current assets:
  Cash and cash equivalents......................................  $  3,619,000     $ 3,089,000
  Accounts receivable, less allowance for doubtful accounts of
     $211,000 -- 1995; $103,000 -- 1994..........................    17,940,000      13,858,000
  Inventories....................................................    11,588,000       8,444,000
  Deferred income taxes..........................................     1,241,000         621,000
  Net assets held for sale.......................................            --         683,000
  Other current assets...........................................     1,826,000       1,606,000
                                                                   ------------     -----------
          Total current assets...................................    36,214,000      28,301,000
Property, plant and equipment, net...............................    61,901,000      44,145,000
Goodwill, net of accumulated amortization of $2,235,000 -- 1995;
  $1,930,000 -- 1994.............................................    10,182,000       9,857,000
Other assets.....................................................       670,000       1,124,000
                                                                   ------------     -----------
                                                                   $108,967,000     $83,427,000
                                                                   ============     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable to financial institutions........................  $  2,005,000     $ 1,553,000
  Accounts payable...............................................     9,746,000       6,241,000
  Accrued payroll and related taxes..............................     1,747,000       1,301,000
  Accrued insurance..............................................     1,649,000       1,332,000
  Accrued expenses -- other......................................     3,595,000       2,741,000
  Federal, state and foreign taxes payable.......................     1,650,000         668,000
  Long-term debt -- current maturities...........................     3,642,000       3,408,000
                                                                   ------------     -----------
          Total current liabilities..............................    24,034,000      17,244,000
Long-term debt, less current maturities..........................    27,208,000      14,760,000
Deferred income taxes............................................     2,758,000       2,254,000
Other............................................................     1,431,000       1,825,000
Stockholders' equity:
  Preferred stock -- $.001 par value:
     Authorized -- 10,000,000 shares
     Issued and outstanding -- none..............................            --              --
  Common stock -- $.001 par value:
     Authorized -- 25,000,000 shares
     Issued: 6,841,250 -- 1995 and 1994
     Outstanding: 6,126,250 -- 1995; 6,181,250 -- 1994...........         7,000           7,000
  Additional paid-in capital.....................................    35,461,000      35,461,000
  Retained earnings..............................................    22,399,000      16,827,000
  Foreign currency translation adjustment........................     1,331,000         329,000
  Treasury stock, at cost: 715,000 -- 1995; 660,000 -- 1994......    (5,662,000)     (5,280,000)
                                                                   ------------     -----------
                                                                     53,536,000      47,344,000
                                                                   ------------     -----------
                                                                   $108,967,000     $83,427,000
                                                                   ============     ===========

                See notes to consolidated financial statements.

                      PCI SERVICES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                          COMMON STOCK                                    FOREIGN
                                       ------------------   ADDITIONAL                   CURRENCY
                                        SHARES                PAID-IN      RETAINED     TRANSLATION    TREASURY
                                        ISSUED     AMOUNT     CAPITAL      EARNINGS     ADJUSTMENT       STOCK
                                       ---------   ------   -----------   -----------   -----------   -----------
Balance at October 1, 1992...........  6,181,250   $6,000   $28,191,000   $ 5,316,000   $        --   $        --
     Issuance of common stock --
       Acquisition of Allpack........    660,000    1,000     8,801,000            --            --            --
     Contribution of capital.........         --       --        71,000            --            --            --
     Foreign currency translation
       adjustment....................         --       --            --            --      (187,000)           --
     Net Income......................         --       --            --     6,155,000            --            --
                                       ---------   ------   -----------   -----------    ----------   -----------
Balance at September 30, 1993........  6,841,250    7,000    37,063,000    11,471,000      (187,000)           --
     Acquisition of treasury stock...         --       --    (1,602,000)           --            --    (5,280,000)
     Foreign currency translation
       adjustment....................         --       --            --            --       516,000            --
     Net income......................         --       --            --     5,356,000            --            --
                                       ---------   ------   -----------   -----------    ----------   -----------
Balance at September 30, 1994........  6,841,250    7,000    35,461,000    16,827,000       329,000    (5,280,000)
     Acquisition of treasury stock...         --       --            --            --            --      (382,000)
     Foreign currency translation
       adjustment....................         --       --            --            --     1,002,000            --
     Net Income......................         --       --            --     5,572,000            --            --
                                       ---------   ------   -----------   -----------    ----------   -----------
Balance at September 30, 1995........  6,841,250   $7,000   $35,461,000   $22,399,000   $ 1,331,000   $(5,662,000)
                                       =========   ======   ===========   ===========    ==========   ===========

                See notes to consolidated financial statements.

                      PCI SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                YEAR ENDED SEPTEMBER 30,
                                                       ------------------------------------------
                                                           1995           1994           1993
                                                       ------------   ------------   ------------
Cash flows from operating activities:
  Net income.........................................  $  5,572,000   $  5,356,000   $  6,155,000
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization...................     6,926,000      5,390,000      4,812,000
     Deferred taxes..................................      (144,000)      (481,000)       638,000
     Other...........................................       168,000        246,000        139,000
     Increase (decrease), net of effect of
       acquisitions:
       Accounts receivable...........................    (4,080,000)      (288,000)      (738,000)
       Inventories...................................    (2,976,000)      (968,000)       254,000
       Other current assets..........................       (74,000)      (336,000)      (498,000)
       Accounts payable..............................     3,380,000      1,972,000       (649,000)
       Accrued payroll and related taxes.............       384,000         17,000       (355,000)
       Accrued expenses -- other.....................     1,152,000        343,000        430,000
       Federal, state and foreign taxes payable......     1,092,000        107,000       (301,000)
                                                       ------------   ------------   ------------
Net cash provided by operating activities............    11,400,000     11,358,000      9,887,000
Cash flows from investing activities:
  Proceeds from sale of assets.......................     1,141,000        356,000             --
  Acquisition and construction of property, plant and
     equipment.......................................   (23,777,000)   (11,952,000)    (5,740,000)
  Acquisitions and contingent consideration..........      (533,000)      (533,000)    (1,227,000)
  Other..............................................       296,000       (763,000)       433,000
                                                       ------------   ------------   ------------
Net cash used in investing activities................   (22,873,000)   (12,892,000)    (6,534,000)
Cash flows from financing activities:
  Borrowings.........................................    16,317,000     14,543,000      2,579,000
  Debt repayments....................................    (3,754,000)    (8,404,000)    (4,521,000)
  Acquisition of treasury stock......................      (382,000)    (6,882,000)            --
  Other..............................................      (186,000)      (162,000)      (380,000)
                                                       ------------   ------------   ------------
Net cash provided by (used in) financing
  activities.........................................    11,995,000       (905,000)    (2,322,000)
Effect of exchange rate changes on cash..............         8,000        (98,000)       (35,000)
                                                       ------------   ------------   ------------
Net increase (decrease) in cash and cash
  equivalents........................................       530,000     (2,537,000)       996,000
Cash and cash equivalents:
  Beginning of period................................     3,089,000      5,626,000      4,630,000
                                                       ------------   ------------   ------------
  End of period......................................  $  3,619,000   $  3,089,000   $  5,626,000
                                                       ============   ============   ============
Supplemental disclosures of cash flow information:
  Interest paid......................................  $  1,891,000   $  1,391,000   $  1,239,000
                                                       ------------   ------------   ------------
  Income taxes paid..................................  $  3,302,000   $  2,385,000   $  2,527,000
                                                       ============   ============   ============
Supplemental disclosures of non-cash investing and
  financing activities:
  Plant and equipment financed with long-term debt...  $         --   $  1,035,000   $  4,443,000
                                                       ------------   ------------   ------------
  Issuance of stock -- acquisition of Allpack........  $         --   $         --   $  8,802,000
                                                       ============   ============   ============

                See notes to consolidated financial statements.

                      PCI SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation -- The consolidated financial statements include the accounts of PCI Services, Inc. and its subsidiaries ("PCI"). In consolidation, all significant intercompany transactions and balances have been eliminated.

     Cash Equivalents -- Cash equivalents include all unrestricted, liquid investments purchased with maturities of three months or less.

     Inventories -- Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Property, Plant and Equipment -- Property, plant and equipment are stated at cost. Capital leases are recorded at the lower of fair market value or the present value of future lease payments. PCI provides for depreciation and amortization on a straight-line basis as follows:

    Building..............................................................   25 to 30 years
    Building improvements.................................................   15 to 30 years
    Machinery, equipment, furniture and fixtures..........................    5 to 10 years

     Goodwill -- The purchase price in excess of net assets acquired is amortized on a straight-line basis over forty years.

     Carrying Value of Long-term Assets -- PCI evaluates the carrying value of long-term assets, including goodwill, based upon current and anticipated net income and/or undiscounted cash flows and recognizes an impairment when it is probable that such estimated future net income and/or cash flows will be less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value.

     Foreign Currency Translation -- In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," the consolidated financial statements of PCI's German subsidiary, Allpack Industrielle Lohnverpackung GmbH ("Allpack"), are translated from deutschemarks to U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities, and the weighted average exchange rate during the period for results of operations and cash flows. The related translation adjustment is included as a separate component of stockholders' equity.

     Revenue Recognition -- PCI recognizes revenue on specific orders when they are shipped. In certain situations, based on individual agreements with customers, revenue is recognized when the packaging services are completed, and delivery is deferred at the customer's request.

     Income Taxes -- Effective October 1, 1993, PCI adopted the provisions of SFAS No. 109, "Accounting for Income Taxes", which supersedes SFAS No. 96. PCI adopted SFAS No. 96 in fiscal 1990. The effect of the adoption of SFAS No. 109 was not significant for the year ended September 30, 1994.

     Earnings Per Share -- Earnings per share computations are based upon the weighted average number of common shares outstanding. Outstanding stock options have been excluded from the calculation of weighted average shares outstanding, since the dilutive effect is less than 3%.

     Reclassifications -- Certain items in the prior years' financial statements have been reclassified to conform with the 1995 presentation.

NOTE B -- SALE OF KR -- VERPACKUNG GMBH

     Effective October 1, 1994, PCI sold its 70% interest in KR-Verpackung GmbH ("KR") of Muggensturm, Germany and its manufacturing facility, to the management of KR for $5,201,000, including the assumption of debt of $4,379,000. The net assets of KR and the manufacturing facility were classified as "Assets Held For Sale" in the accompanying balance sheet as of September 30, 1994. The sale of KR and the

                      PCI SERVICES, INC. AND SUBSIDIARIES
manufacturing facility resulted in a pretax loss of $23,000. Revenues from KR were $6,700,000 and $5,852,000, for 1994 and 1993, respectively, and net income from KR was $152,000 and $203,000, for 1994 and 1993, respectively.

NOTE C -- INVENTORIES

                                                                   SEPTEMBER 30,
                                                             --------------------------
                                                                1995            1994
                                                             -----------     ----------
        Raw materials......................................  $ 6,894,000     $5,077,000
        Work in process....................................    1,000,000      1,760,000
        Finished goods.....................................    3,694,000      1,607,000
                                                             -----------     ----------
                                                             $11,588,000     $8,444,000
                                                             ===========     ==========

NOTE D -- PROPERTY, PLANT AND EQUIPMENT

                                                                   SEPTEMBER 30,
                                                            ---------------------------
                                                               1995            1994
                                                            -----------     -----------
        Land..............................................  $ 4,161,000     $ 1,388,000
        Building and improvements.........................   26,819,000      12,289,000
        Machinery, equipment, furniture and fixtures......   58,750,000      49,684,000
        Equipment under capital lease.....................    1,341,000       3,667,000
                                                            -----------     -----------
                                                             91,071,000      67,028,000
        Less: accumulated depreciation and amortization...   29,170,000      22,883,000
                                                            -----------     -----------
                                                            $61,901,000     $44,145,000
                                                            ===========     ===========

     Depreciation and amortization expense related to property, plant and equipment for fiscal years 1995, 1994 and 1993 was $6,538,000, $5,037,000 and
$4,472,000, respectively.

NOTE E -- NOTES PAYABLE TO FINANCIAL INSTITUTIONS

     At September 30, 1995, PCI had $1,010,000 available under unsecured lines of credit with a financial institution with $2,005,000 outstanding bearing interest at rates ranging from 3.56% to 5.35%. The average amount outstanding in fiscal year 1995 was $1,624,000 and the weighted average interest rate computed on the monthly outstanding balance was 4.7%.

                      PCI SERVICES, INC. AND SUBSIDIARIES

NOTE F -- LONG-TERM DEBT

                                                                            SEPTEMBER 30,
                                                                      -------------------------
                                                                         1995          1994
                                                                      -----------   -----------
Revolving credit facility, maturing March 31, 1997, with interest at
  the prime rate (8.75% at September 30, 1995)......................  $ 3,000,000   $ 2,802,000
Term loans with variable interest rates of prime to prime plus 0.25%
  and fixed rates of 2% to 10% maturing through 2002................   14,435,000    12,070,000
Mortgages with interest rates ranging from a fixed rate of 2% to
  prime plus 0.25% maturing through 2011............................   13,326,000     2,352,000
Capital lease obligations with interest rates ranging from 8.5% to
  13% maturing through 1997.........................................       89,000       944,000
                                                                      ------------  ------------
                                                                       30,850,000    18,168,000
Less: current maturities............................................    3,642,000     3,408,000
                                                                      ------------  ------------
                                                                      $27,208,000   $14,760,000
                                                                      ============  ============

Maturities of long-term debt are as follows:

                           YEAR ENDING SEPTEMBER 30,
        ----------------------------------------------------------------
        1996............................................................  $ 3,642,000
        1997............................................................    7,174,000
        1998............................................................    4,877,000
        1999............................................................    3,260,000
        2000............................................................    1,455,000
        Thereafter......................................................   10,442,000
                                                                          ------------
                                                                          $30,850,000
                                                                          ============

     In 1995, PCI entered into agreements with a bank and state and municipal authorities to finance building improvements and equipment for the new packaging facility in Philadelphia, Pennsylvania. The bank financing included a mortgage of $3,800,000 payable over 15 years with interest at the prime rate plus .25% and state and municipal financing of approximately $5,000,000 of term loans and a mortgage, with $4,000,000 payable over 15 years with interest at 2%, $500,000 payable over 15 years with interest at 5.25% and $500,000 payable over 7 years with interest at 2%.

     In February 1995, PCI entered into a $13,000,000 mortgage with a bank in Germany to finance the construction of the new packaging facility in Schorndorf, Germany. The financing bears interest at the rate of 7.73% for the first five years, and at a rate to be negotiated for the remainder of the term. Interest only is payable for the first two years, and then principal and interest is payable monthly until maturity in 2014. At September 30, 1995, $5,478,000 was outstanding under this facility.

     In August 1994, PCI entered into an agreement with a commercial lender for a revolving credit facility and two term notes of $7,500,000 and $983,000. The revolving credit facility has been extended to March 31, 1997 and bears interest, at PCI's option, at the prime rate or LIBOR plus 2%. Draws under this facility for equipment purchases aggregating $1,000,000 or more are converted to term notes, payable over a maximum of 60 months. At September 30, 1995, $3,000,000 was outstanding under this facility, with $1,000,000 available for additional borrowing. The $7,500,000 term note is payable monthly through August 1999 with interest at the prime rate plus .25%. The $983,000 term note is payable monthly through May 1999 plus interest at the prime rate.

     The revolving credit facility and certain term loans and mortgages require the maintenance of specific balance sheet and operating ratios and impose other financial and dividend limitations. The most restrictive of

                      PCI SERVICES, INC. AND SUBSIDIARIES
these provisions limits cash dividends to no more than 50% of net income in any one year. At September 30, 1995, PCI either complied with or obtained the necessary waivers from its lenders regarding these ratios and limitations.

     The net carrying value of assets pledged as collateral under long-term debt agreements was approximately $79,000,000 as of September 30, 1995.

NOTE G -- COMMITMENTS AND CONTINGENCIES

     Leases -- PCI leases certain manufacturing and warehouse facilities and equipment. Rental expense for operating leases was $1,497,000, $1,452,000 and $1,286,000 for fiscal years 1995, 1994 and 1993, respectively. At September 30, 1995, equipment under capitalized lease obligations was $1,341,000, less accumulated amortization of $787,000. Future minimum payments under capital leases and noncancelable operating leases are as follows:

                                                                      CAPITAL   OPERATING
                       YEAR ENDING SEPTEMBER 30,                      LEASES      LEASES
    ----------------------------------------------------------------  -------   ----------
    1996............................................................  $86,000   $  830,000
    1997............................................................    5,000      372,000
    1998............................................................       --      161,000
    1999............................................................       --       58,000
    2000 and thereafter.............................................       --       33,000
                                                                      -------   ----------
    Total minimum lease payments....................................   91,000   $1,454,000
                                                                                ==========
    Amount representing interest....................................    2,000
                                                                      -------
    Present value of minimum lease payments.........................  $89,000
                                                                      =======

     Letters of Credit -- As of September 30, 1995, PCI had outstanding letters of credit of $2,657,000, which secure PCI's obligations under insurance programs.

NOTE H -- INCOME TAXES

     Income tax expense consisted of the following:

                                                               YEAR ENDED SEPTEMBER 30,
                                                         ------------------------------------
                                                            1995         1994         1993
                                                         ----------   ----------   ----------
    Current:
      Federal..........................................  $3,193,000   $1,793,000   $1,799,000
      State............................................     925,000      629,000      404,000
      Foreign..........................................      99,000      227,000           --
                                                         ----------   ----------   ----------
                                                          4,217,000    2,649,000    2,203,000
                                                         ----------   ----------   ----------
    Deferred:
      Federal..........................................    (283,000)      10,000      (86,000)
      State............................................     187,000     (230,000)      12,000
      Foreign..........................................     (48,000)    (261,000)     712,000
                                                         ----------   ----------   ----------
                                                           (144,000)    (481,000)     638,000
                                                         ----------   ----------   ----------
    Total income tax expense...........................  $4,073,000   $2,168,000   $2,841,000
                                                         ==========   ==========   ==========

                      PCI SERVICES, INC. AND SUBSIDIARIES

     The differences between the provision for income taxes and income taxes computed using the U.S. federal income tax rate were as follows:

                                                               YEAR ENDED SEPTEMBER 30,
                                                         ------------------------------------
                                                            1995         1994         1993
                                                         ----------   ----------   ----------
    Statutory expense..................................  $3,279,000   $2,558,000   $3,059,000
    Goodwill amortization..............................     110,000       91,000       86,000
    State tax, net of federal benefit..................     833,000      311,000      268,000
    Puerto Rico operations.............................    (280,000)    (813,000)    (657,000)
    Other..............................................     131,000       21,000       85,000
                                                         ----------   ----------   ----------
         Total income tax expense......................  $4,073,000   $2,168,000   $2,841,000
                                                         ==========   ==========   ==========

Significant components of deferred tax assets and liabilities were as follows:

                                                                         SEPTEMBER 30,
                                                                    -----------------------
                                                                       1995         1994
                                                                    ----------   ----------
    LIABILITIES
    Depreciation expense..........................................  $3,293,000   $3,079,000
    Deferred acquisition costs....................................     194,000      179,000
    Amortization of goodwill......................................     375,000      161,000
    Other.........................................................     446,000      231,000
                                                                    ----------   ----------
                                                                     4,308,000    3,650,000
    ASSETS
    Foreign net operating losses..................................     627,000      770,000
    State net operating losses....................................     277,000      317,000
    Inventory capitalization......................................     266,000      178,000
    Insurance accruals............................................     861,000      534,000
    Other.........................................................   1,037,000      295,000
                                                                    ----------   ----------
                                                                     3,068,000    2,094,000
    Valuation allowance...........................................    (277,000)     (77,000)
                                                                    ----------   ----------
                                                                     2,791,000    2,017,000
                                                                    ----------   ----------
    Net deferred tax liability....................................  $1,517,000   $1,633,000
                                                                    ==========   ==========

     Under the provisions of SFAS No. 96, the deferred tax provision for fiscal year 1993 of $638,000 resulted principally from depreciation of $432,000 and the net tax effect of the German net operating loss of $597,000, partially offset by insurance accruals of $271,000.

     At September 30, 1995, PCI had state net operating loss carryforwards of approximately $5,200,000, expiring through 2009, and German net operating loss carryforwards of $1,600,000, which can be carried forward indefinitely.

     At September 30, 1995 and 1994, the balance of undistributed earnings of foreign subsidiaries was $587,000 and $747,000, respectively. It is presumed that ultimately these earnings will be distributed to PCI. The tax effect of this presumption was evaluated by assuming that these earning were remitted to PCI in the period in which they were earned and that PCI received the benefit of all available tax planning alternatives and available tax credits and deductions.

                      PCI SERVICES, INC. AND SUBSIDIARIES

NOTE I -- SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     Selected quarterly financial data for fiscal years 1995 and 1994 is as follows:

                                           FIRST          SECOND           THIRD          FOURTH
                 1995                     QUARTER         QUARTER         QUARTER         QUARTER
- --------------------------------------  -----------     -----------     -----------     -----------
Net revenue...........................  $28,610,000     $31,912,000     $34,703,000     $34,560,000
Gross profit..........................    6,024,000       6,064,000       8,342,000       7,769,000
Net income............................    1,041,000       1,121,000       1,698,000       1,712,000
Earnings per share....................          .17             .18             .28             .28
Weighted average shares outstanding...    6,173,000       6,127,000       6,126,000       6,126,000
1994
Net revenue...........................  $27,917,000     $30,413,000     $31,427,000     $31,420,000
Gross profit..........................    5,614,000       5,993,000       6,364,000       7,114,000
Net income............................    1,305,000       1,471,000       1,146,000       1,434,000
Earnings per share....................          .19             .22             .17             .22
Weighted average shares outstanding...    6,841,000       6,841,000       6,841,000       6,626,000

NOTE J -- GEOGRAPHIC SEGMENT DATA

     PCI operates in the United States (including Puerto Rico) and Europe. The following table presents operating results for fiscal years 1995 and 1994 and identifiable assets of PCI as of September 30, 1995 and 1994, by geographic area.

                                                                YEAR ENDED SEPTEMBER 30,
                                                              -----------------------------
                                                                  1995             1994
                                                              ------------     ------------
    Revenues:
      United States.........................................  $107,094,000     $ 96,449,000
      Europe................................................    23,177,000       24,728,000
      Intersegment eliminations.............................      (486,000)              --
                                                              ------------     ------------
                                                              $129,785,000     $121,177,000
                                                              ============     ============
    Pre-tax income (loss):
      United States.........................................  $  9,175,000     $  7,630,000
      Europe................................................       470,000         (106,000)
                                                              ------------     ------------
                                                              $  9,645,000     $  7,524,000
                                                              ============     ============

                                                                      SEPTEMBER 30,
                                                              -----------------------------
                                                                  1995             1994
                                                              ------------     ------------
    Identifiable assets:
      United States.........................................  $ 90,848,000     $ 72,987,000
      Europe................................................    27,108,000       18,696,000
      Intersegment eliminations.............................    (8,989,000)      (8,256,000)
                                                              ------------     ------------
                                                              $108,967,000     $ 83,427,000
                                                               ===========      ===========

NOTE K -- RELATED PARTY TRANSACTIONS

     MEDIQ -- The Board of Directors of MEDIQ Incorporated ("MEDIQ"), a 47% owner of PCI is currently exploring alternative ways to maximize MEDIQ's shareholder value. MEDIQ has announced its intention to pursue the realization of the value of its investment in PCI.

                      PCI SERVICES, INC. AND SUBSIDIARIES

     PCI/Virginia -- Effective October 1, 1991, PCI transferred by dividend to MEDIQ all of the capital stock of PCI/Virginia, resulting in a reduction of stockholders' equity of $1,996,000. In January 1993, PCI exercised its purchase option and acquired PCI/Virginia from MEDIQ for aggregate consideration equal to MEDIQ's net book value of approximately $2,300,000. In addition, MEDIQ assigned to PCI a purchase option to acquire the real estate leased by PCI/Virginia, in consideration for which PCI reimbursed MEDIQ for a $1,010,000 deposit previously made on the purchase. For the periods in which PCI/Virginia was owned by MEDIQ, PCI provided senior management services to PCI/Virginia and recognized management fee income of $97,000 for 1993.

     Pennsauken Facility -- Effective February 25, 1994, the asset and related mortgage obligation related to the Pennsauken, New Jersey facility were transferred from MEDIQ to PCI. Prior to such date, in anticipation of this transfer, the asset, the related mortgage obligation and all costs related to the ownership and operation of the facility, were reflected in PCI's financial statements.

     Insurance -- PCI obtains certain insurance coverages through insurance programs administered by MEDIQ, including worker's compensation coverage through June 1, 1992. Insurance expense related to such insurance programs was $322,000, $681,000 and $471,000 for fiscal years 1995, 1994 and 1993, respectively.

     Services Agreement -- PCI obtains certain legal, accounting, tax and risk management services from MEDIQ. Costs for such services were $100,000 for each of the fiscal years 1995, 1994 and 1993, and are included in selling, general and administrative expenses. PCI believes that the terms of the services agreement and MEDIQ's charges for such services are on terms no less favorable than those that could be obtained from unaffiliated third parties for comparable services.

     Inventory Purchases -- PCI purchases certain packaging materials from a company owned by one of its directors, totalling $1,782,000, $1,486,000 and $1,073,000 for fiscal years 1995, 1994 and 1993, respectively. Amounts due to this company were $238,000 and $168,000 as of September 30, 1995 and 1994, respectively.

     Pledge of Stock -- A portion of the shares of PCI's stock owned by MEDIQ secures certain MEDIQ indebtedness.

NOTE L -- MAJOR CUSTOMERS

     Divisions or affiliates of Johnson & Johnson accounted for an aggregate of 24%, 21% and 22%, of net revenue for fiscal years 1995, 1994 and 1993, respectively.

NOTE M -- STOCK OPTION PLAN

     In September 1991, PCI's Board of Directors adopted a stock option plan under which 600,000 shares have been reserved for stock options. These options may be granted to directors, officers and key employees of PCI and its subsidiaries. No option may be granted under the plan for a term in excess of ten years from the date of grant. As of September 30, 1995, 408,000 stock options were exercisable under the plan. The stock

                      PCI SERVICES, INC. AND SUBSIDIARIES
option prices listed below represent the fair market value at dates of grant. A summary of stock option activity for fiscal years 1995 and 1994 follows:

                                                                  NUMBER OF     OPTION PRICE
                                                                   SHARES        PER SHARE
                                                                  ---------     ------------
    September 30, 1993..........................................   415,000      $10.00-12.25
      Granted...................................................    45,000       10.00-10.75
      Terminated................................................    (5,000)            12.25
                                                                   -------      ------------
    September 30, 1994..........................................   455,000      $10.00-10.75
      Granted...................................................    25,000              6.50
                                                                   -------      ------------
    September 30, 1995..........................................   480,000      $ 6.50-10.75
                                                                   =======      ============

NOTE N -- EMPLOYEE BENEFIT PLANS

     PCI maintains and administers a money purchase pension plan and a profit sharing plan for substantially all of its employees other than those covered by collective bargaining agreements or compensated solely on a commission basis. The benefits accruing under these plans are funded by contributions made by PCI and earnings thereon. Under the money purchase pension plan, PCI contributes in each year an amount equal to 4% of each participant's earnings up to the Social Security taxable wage base for the year and an additional amount equal to 8% of each participant's earnings in excess of the taxable wage base. Under the profit sharing plan, PCI contributes an annual amount determined at the discretion of PCI's Board of Directors.

     PCI also participates in multi-employer plans which provide defined benefits to employees covered by collective bargaining agreements.

     Expenses related to these plans were as follows:

                                                             YEAR ENDED SEPTEMBER 30,
                                                     ----------------------------------------
                                                        1995           1994           1993
                                                     ----------     ----------     ----------
    Money purchase pension plan....................  $  529,000     $  495,000     $  462,000
    Profit sharing plan............................     367,000        374,000        315,000
    Multi-employer plans...........................     451,000        432,000        361,000
                                                     ----------     ----------     ----------
                                                     $1,347,000     $1,301,000     $1,138,000
                                                     ==========     ==========     ==========

NOTE O -- SUBSEQUENT EVENT

     Effective December 1, 1995, PCI exercised its option to repurchase shares of preferred stock of Tri-Line, a subsidiary of PCI, issued in connection with the acquisition in 1992. The purchase price was $900,000, representing the book value of such shares (which were included in other liabilities in PCI's Consolidated Balance Sheets).

                      PCI SERVICES, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                           THREE MONTHS ENDED               NINE MONTHS ENDED
                                                JUNE 30,                         JUNE 30,
                                       ---------------------------     ----------------------------
                                          1996            1995             1996            1995
                                       -----------     -----------     ------------     -----------
Net revenue..........................  $42,451,000     $34,703,000     $121,819,000     $95,225,000
Cost of goods sold...................   31,734,000      26,361,000       91,061,000      74,795,000
                                       -----------     -----------     ------------     -----------
Gross profit.........................   10,717,000       8,342,000       30,758,000      20,430,000
Selling, general and administrative
  expenses...........................    6,355,000       4,656,000       16,875,000      12,613,000
Interest expense.....................    1,142,000         427,000        2,490,000       1,325,000
Other (income) expense...............      (65,000)        113,000         (145,000)         41,000
                                       -----------     -----------     ------------     -----------
Income before income tax expense.....    3,285,000       3,146,000       11,538,000       6,451,000
Income tax expense...................    1,010,000       1,448,000        3,901,000       2,591,000
                                       -----------     -----------     ------------     -----------
Net income...........................  $ 2,275,000     $ 1,698,000     $  7,637,000     $ 3,860,000
                                       ===========     ===========     ============     ===========
Earnings per share...................  $       .35     $       .28     $       1.22     $       .63
                                       ===========     ===========     ============     ===========
Weighted average shares
  outstanding........................    6,425,000       6,126,000        6,240,000       6,142,000
                                       ===========     ===========     ============     ===========

           See notes to condensed consolidated financial statements.

                      PCI SERVICES, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                    SEPTEMBER
                                                                                       30,
                                                                                       1995
                                                                    JUNE 30,       ------------
                                                                      1996
                                                                  ------------      (SEE NOTE)
                                                                  (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.....................................  $  5,151,000     $  3,619,000
  Accounts receivable, net......................................    23,321,000       17,940,000
  Inventories...................................................    11,012,000       11,588,000
  Deferred income taxes.........................................     3,929,000        1,241,000
  Other.........................................................     1,337,000        1,826,000
                                                                  ------------     ------------
          Total current assets..................................    44,750,000       36,214,000
Property, plant and equipment, net..............................    84,733,000       61,901,000
Goodwill, net...................................................    18,843,000       10,182,000
Other assets....................................................     3,253,000          670,000
                                                                  ------------     ------------
                                                                  $151,579,000     $108,967,000
                                                                  ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable to financial institutions.......................  $  1,562,000     $  2,005,000
  Accounts payable..............................................     8,109,000        9,746,000
  Accrued expenses -- other.....................................    10,641,000        6,991,000
  Federal, state and foreign income taxes payable...............       909,000        1,650,000
  Current maturities of long-term debt..........................     6,607,000        3,642,000
                                                                  ------------     ------------
          Total current liabilities.............................    27,828,000       24,034,000
Long-term debt, less current maturities.........................    55,339,000       27,208,000
Deferred income taxes...........................................     3,750,000        2,758,000
Other liabilities...............................................     3,283,000        1,431,000
Stockholders' equity............................................    61,379,000       53,536,000
                                                                  ------------     ------------
                                                                  $151,579,000     $108,967,000
                                                                  ============     ============

- ---------------
Note: The balance sheet at September 30, 1995 has been condensed from the audited financial statements at that date.

           See notes to condensed consolidated financial statements.

                      PCI SERVICES, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                        NINE MONTHS ENDED
                                                                            JUNE 30,
                                                                  -----------------------------
                                                                      1996             1995
                                                                  ------------     ------------
Cash flows from operating activities:
  Net income....................................................  $  7,637,000     $  3,860,000
  Adjustments to reconcile net income to net cash
     provided by operating activities...........................     1,384,000        4,640,000
                                                                  ------------     ------------
Net cash provided by operating activities.......................     9,021,000        8,500,000
Cash flows from investing activities:
  Acquisition of Unipack, net of cash acquired..................   (17,478,000)              --
  Capital expenditures..........................................   (19,484,000)     (16,620,000)
  Contingent consideration -- Tri-Line..........................            --         (533,000)
  Proceeds from sale of equipment...............................       795,000        1,132,000
  Other.........................................................       202,000           32,000
                                                                  ------------     ------------
Net cash used in investing activities...........................   (35,965,000)     (15,989,000)
Cash flows from financing activities:
  Borrowings....................................................    36,317,000       11,427,000
  Debt repayments...............................................    (6,897,000)      (2,936,000)
  Acquisition of treasury stock.................................            --         (382,000)
  Acquisition of minority interest..............................      (900,000)              --
  Other.........................................................       (44,000)        (166,000)
                                                                  ------------     ------------
Net cash provided by financing activities.......................    28,476,000        7,943,000
                                                                  ------------     ------------
Net increase in cash and cash equivalents.......................     1,532,000          454,000
Cash and cash equivalents:
  Beginning of period...........................................     3,619,000        3,089,000
                                                                  ------------     ------------
  End of period.................................................  $  5,151,000     $  3,543,000
                                                                  ============     ============
Supplemental disclosure of cash flow information:
  Interest paid.................................................  $  2,203,000     $  1,350,000
                                                                  ============     ============
  Income taxes paid.............................................  $  5,080,000     $  1,985,000
                                                                  ============     ============
Supplemental disclosure of non-cash investing and financing
  activities:
  Issuance of stock -- acquisition of Unipack...................  $    765,000               --
                                                                  ============     ============

           See notes to condensed consolidated financial statements.

                      PCI SERVICES, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE A -- CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The condensed consolidated balance sheet as of June 30, 1996, the condensed consolidated statements of operations for the three and nine months ended June 30, 1996 and 1995, and the condensed consolidated statements of cash flows for the nine months then ended have been prepared by PCI without audit. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 1996 and for all periods presented have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the financial statements for the fiscal year ended September 30, 1995 and notes thereto included in PCI's September 30, 1995 Annual Report on Form 10-K (and included elsewhere herein). The results of operations for the periods ended June 30, 1996 are not necessarily indicative of the operating results for the full year.

NOTE B -- SUBSEQUENT EVENT -- MERGER

     On July 24, 1996, PCI announced that it had entered into a definitive agreement (the "Merger Agreement") with Cardinal Health, Inc. ("Cardinal") (NYSE: CAH) of Dublin, Ohio, pursuant to which PCI will become a wholly-owned subsidiary of Cardinal in a stock-for-stock merger expected to be accounted for as a pooling-of-interests for financial reporting purposes (the "Merger"). Under the terms of the Merger Agreement, shareholders of PCI will receive .336 shares of Cardinal common stock for each share of PCI's common stock they own at the time the transaction is consummated (the "Exchange Ratio"), subject to adjustment under specified circumstances. In addition, stock options of PCI will be converted into equivalent options for shares of Cardinal common stock, based upon the Exchange Ratio. The Merger is expected to be completed in the Fall, subject to approval by the shareholders of PCI and the receipt of requisite regulatory approvals. The Merger Agreement may be terminated by either PCI or Cardinal under specified circumstances. In connection with the transaction, MEDIQ Incorporated ("MEDIQ"), PCI's largest shareholder, granted Cardinal an option to purchase all of PCI's common stock owned by MEDIQ, which is equal to approximately 46% of the outstanding shares, exercisable upon the occurrence of certain events, and entered into a Support/Voting Agreement with Cardinal. Additionally, PCI's directors each entered into a Support/ Voting Agreement with Cardinal.

NOTE C -- EARNINGS PER SHARE

     Effective during the third quarter of 1996, outstanding stock options have been included in the calculation of weighted average shares outstanding because the dilutive effect is greater than 3%.

NOTE D -- ACQUISITION OF UNIPACK

     On February 29, 1996, PCI acquired all of the outstanding capital stock of Unipack Limited ("Unipack"), a pharmaceutical packaging company located in the United Kingdom, for approximately $18,000,000 in cash and 60,000 shares of PCI's common stock (valued at $765,000 as of the date of the acquisition). PCI financed the acquisition with long-term debt (see Note G). The acquisition was accounted for by the purchase method of accounting. The excess of the cost of the acquisition over the fair values of the net assets acquired, of $8,978,000, has been recorded as goodwill and will be amortized over 20 years.

     The operations of Unipack are included in PCI's Condensed Consolidated Statement of Operations from the date of the acquisition. The following unaudited pro forma summary presents the consolidated results of operations of PCI for the nine months ended June 30, 1996 and 1995 as if the acquisition had occurred at the

                      PCI SERVICES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

beginning of fiscal year 1995, after giving effect to certain adjustments, including amortization of goodwill and loan acquisition costs. The pro forma information is presented for comparative purposes only and does not necessarily reflect the results of operations of PCI had the acquisition been made at the beginning of fiscal year 1995.

                                                                      PRO FORMA
                                                                FINANCIAL INFORMATION
                                                              NINE MONTHS ENDED JUNE 30,
                                                          ----------------------------------
                                                              1996                 1995
                                                          -------------        -------------
    Revenues............................................  $ 129,704,000        $ 108,610,000
    Net income..........................................  $   7,899,000        $   4,260,000
    Earnings per share..................................  $        1.26        $         .69
    Weighted average shares outstanding.................      6,274,000            6,202,000

NOTE E -- INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out method) or market.

                                                                  JUNE 30,      SEPTEMBER 30,
                                                                    1996            1995
                                                                ------------    -------------
    Raw materials.............................................  $  6,982,000     $  6,894,000
    Work in process...........................................     1,097,000        1,000,000
    Finished goods............................................     2,933,000        3,694,000
                                                                 -----------      -----------
                                                                $ 11,012,000     $ 11,588,000
                                                                 ===========      ===========

NOTE F -- ACCRUED EXPENSES

                                                                 JUNE 30,       SEPTEMBER 30,
                                                                   1996             1995
                                                               ------------     -------------
    Payroll and related taxes................................  $  2,097,000      $ 1,747,000
    Insurance................................................     1,995,000        1,649,000
    Other....................................................     6,549,000        3,595,000
                                                                -----------       ----------
                                                               $ 10,641,000      $ 6,991,000
                                                                ===========       ==========

NOTE G -- LONG TERM DEBT

     In February 1996, PCI refinanced certain of its debt obligations, which included a $3,000,000 revolving credit facility and term loans aggregating approximately $10,200,000, by an agreement with a commercial bank which provides for a $9,000,000 revolving credit facility, a $14,200,000 term loan and a $5,000,000 equipment facility. The revolving credit facility expires in March 1999 and bears interest, at PCI's option, at the prime rate plus .25% or LIBOR plus 2.25%. At June 30, 1996, $4,326,000 was outstanding and $2,657,000 of letters of credit were issued under the revolving credit facility. The term loan is payable quarterly through March 2003, plus interest, at PCI's option, at the prime rate plus .375% or LIBOR plus 2.50%. The equipment facility expires in March 1997, and bears interest, at PCI's option, at the prime rate plus .375% or LIBOR plus 2.50%. Advances under the equipment facility are converted to term notes, payable over a maximum of 60 months. At June 30, 1996, $1,272,000 was outstanding under the equipment facility.

     In connection with the acquisition of Unipack, PCI entered into an agreement with a commercial lender in the United Kingdom for a revolving credit facility and a term loan denominated and payable in pounds sterling. The revolving credit facility in the amount of approximately $5,000,000 expires February 1999, with

                      PCI SERVICES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

interest payable at a rate based upon LIBOR plus 2.5%. At June 30, 1996, approximately $5,000,000 was outstanding under this revolving credit facility. The term loan of approximately $12,900,000 is payable in 27 quarterly principal installments of approximately $322,000, with interest at LIBOR plus 2.675%, with the remaining balance of approximately $4,200,000 payable on March 31, 2003.

     Interest on these facilities is subject to adjustment based upon PCI's fixed charge coverage ratio. In addition, these facilities require the maintenance of certain balance sheet and operating ratios and impose other financial and dividend limitations. The most restrictive of these provisions limits cash dividends to no more than 50% of net income in any one year. At June 30, 1996, PCI complied with these ratios and limitations.

NOTE H -- ACQUISITION OF MINORITY INTEREST

     Effective December 1, 1995, PCI exercised its option to repurchase the outstanding shares of preferred stock of Tri-Line, a subsidiary of PCI, issued in connection with the acquisition of Tri-Line in 1992. The purchase price was $900,000, representing the book value of such shares, which was included in other long-term liabilities in PCI's Balance Sheet at September 30, 1995.

NOTE I -- EMPLOYMENT AGREEMENTS

     In February 1996, PCI entered into employment agreements with certain executive officers which provide for base salaries, bonuses and post-retirement benefits. The agreements also provide for certain payments in the event of a change-of-control of PCI, as defined in the agreements. As a result of satisfaction of the age requirement for retirement under the agreement, PCI has accrued the estimated present value of post-retirement benefits for one of such employees. Such amount is reflected as a long-term liability of $2,200,000 and a non-current deferred asset of $2,200,000 (included in "Other Assets" in the Condensed Consolidated Balance Sheet), which is being amortized over three years. The occurrence of certain events, as defined in the agreements, could result in the acceleration of the amortization of the deferred asset. For the quarter and nine months ended June 30, 1996, PCI recorded selling, general and administrative expense related to the accrual of post-retirement benefits pursuant to such employment agreements of $275,000 and $458,000, respectively. In connection with entering into the Merger Agreement with Cardinal, PCI entered into new employment agreements with such executive officers, replacing the employment agreements currently in effect for such executive officers. Such new agreements, with terms ranging from two to three years, provide for base salaries, bonuses and post-retirement benefits, as well as certain payments in recognition of service to PCI in connection with the proposed Merger and covenants not-to-compete from such employees and certain payments in the event of a change-of-control of PCI (as defined in such agreements). Such new agreements will become effective only upon the consummation of the Merger.

                            FINANCIAL STATEMENTS OF
                                UNIPACK LIMITED
                          PREPARED IN ACCORDANCE WITH
                             THE COMPANIES ACT 1985

                  (ACCOUNTING STANDARDS OF THE UNITED KINGDOM)

                                UNIPACK LIMITED

                           ACCOUNTS 31 DECEMBER 1995
                 TOGETHER WITH DIRECTORS' AND AUDITORS' REPORTS
                           REGISTERED NUMBER: 714877

                               DIRECTORS' REPORT
                      FOR THE YEAR ENDED 31 DECEMBER 1995

     The directors present their annual report on the affairs of the company, together with the accounts and auditors' report, for the year ended 31 December 1995.

PRINCIPAL ACTIVITY AND BUSINESS REVIEW

     The principal activity of the company continues to be the manufacture of pharmaceutical unit dose packages.

     During the year turnover increased by 20.6% (1994 -- 8.2%) to (pound) 12,351,720 (1994 -- (pound) 10,242,414), continuing the company's steady growth.

     Profit on ordinary activities before taxation increased by 8.7% (1994 -- 1.9%) to (pound) 1,854,173 (1994 -- (pound) 1,706,372).

     The directors expect the general level of activity to continue to increase. However, due to restraints on the availability of some materials, and the fluctuation of sterling against major European currencies, there will be pressure on margins.

     On 29 February 1996 the company joined the American group, PCI Services, Inc., forming a very significant pharmaceutical group with access to world markets and providing of a complete range of pharmaceutical packaging. The company's combination with PCI permits it to expand its resources further and to service the global market.

     The impending opening of a new "state-of-the-art" facility in Manchester will further provide the availability of enhanced pharmaceutical contract services.

RESULTS AND DIVIDENDS

     Results are as follows:

                                                                             (POUND)
                                                                            ---------
        Retained profit at 1 January 1995.................................  4,907,153
        Profit for the year after taxation................................  1,306,792
        Dividends paid....................................................   (168,288)
                                                                            ---------
        Retained profit at 31 December 1995...............................  6,045,657
                                                                             ========

     During the year an interim dividend of (pound) 168,288 (1994 -- (pound) 168,288) was paid.

     The directors do not recommend the payment of a final dividend for the year (1994 -- (pound) 168,288).

DIRECTORS AND THEIR INTERESTS

     The directors who served throughout the year together with their interests in the shares of the company were:

                                                                     ORDINARY SHARES
                                                                    OF (POUND) 1 EACH
                                                                -------------------------
                                                                31 DECEMBER     1 JANUARY
                                                                   1995           1995
                                                                -----------     ---------
                                                                  (POUND)        (POUND)
        D. Speirs (chairman)..................................     13,957         13,957
        P.M. Speirs...........................................      6,330          6,330
        S. Booth..............................................         --             --
        M.J. O'Donnell........................................         --             --
                                                                =========        =======

     All interests were beneficial interests.

     Mr. B.J. Korman and Mr. R.S. Sauter were also appointed as directors on 29 February 1996.

DIRECTORS' RESPONSIBILITIES

     Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those accounts, the directors are required to:

     - select suitable accounting policies and then apply them consistently;

     - make judgements and estimates that are reasonable and prudent;

     - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts; and

     - prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

2 Unipack Limited

FIXED ASSETS

     Information relating to changes in fixed assets is given in notes 10 and 11 to the accounts.

     In the opinion of the directors, the current market value of the company's freehold land and buildings is approximately (pound) 300,000 less than the net book value. However, as this is regarded as being a temporary diminution in value only, no amount has been provided against the carrying value in these accounts.

AUDITORS

     The directors will place a resolution before the annual general meeting to reappoint Arthur Andersen as auditors for the ensuing year.

                                          By order of the Board,

Hurricane Way
Wickford Business Park
Shotgate
Essex
SS11 8UJ

                                          P.M. Speirs
                                          Director

26 April 1996

3 Unipack Limited

                                AUDITORS' REPORT

To the Shareholders of Unipack Limited:

     We have audited the accounts on pages 5 to 21 which have been prepared under the historical cost convention and the accounting policies set out in note 1 on pages 8 to 10.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     As described in the directors' report on page 2 the company's directors are responsible for the preparation of the accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts and of whether the accounting policies are appropriate to the circumstances of the company, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

OPINION

     In our opinion the accounts give a true and fair view of the state of affairs of the company at 31 December 1995 and of its profit and cash flows for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

Arthur Andersen
Chartered Accountants and Registered Auditors

1 Surrey Street
London
WC2R 2PS

26 April 1996

4 Unipack Limited

                            PROFIT AND LOSS ACCOUNT
                      FOR THE YEAR ENDED 31 DECEMBER 1995

                                                                           1995           1994
                                                              NOTES         L              L
                                                              -----     ----------     ----------
Turnover....................................................    2       12,351,720     10,242,414
Cost of sales...............................................            (7,876,871)    (6,154,064)
                                                                        ----------     ----------
Gross profit................................................             4,474,849      4,088,350
Other operating expenses (net)..............................    3       (2,597,475)    (2,330,859)
                                                                        ----------     ----------
Operating profit............................................             1,877,374      1,757,491
Investment income...........................................    4          112,145         67,697
Interest payable and similar charges........................    5         (135,346)      (118,816)
                                                                        ----------     ----------
Profit on ordinary activities before taxation...............    6        1,854,173      1,706,372
Tax on profit on ordinary activities........................    8         (547,381)      (578,839)
                                                                        ----------     ----------
Profit on ordinary activities after taxation for the
  financial year............................................             1,306,792      1,127,533
Dividends paid and proposed.................................    9         (168,288)      (336,576)
                                                                        ----------     ----------
Retained profit for the year................................             1,138,504        790,957
Retained profit, at beginning of year.......................             4,907,153      4,116,196
                                                                        ----------     ----------
Retained profit, at end of year.............................             6,045,657      4,907,153
                                                                        ==========     ==========

     All operations of the company continued throughout both periods and no operations were acquired or discontinued.

     There are no recognized gains or losses other than the profit attributable to shareholders of the company of L1,306,792 in the year ended 31 December 1995 (1994 -- L1,127,533).

     A statement of movements on reserves is given in note 18.

     A reconciliation of movements in shareholders' funds is given in note 19.

     The accompanying notes are an integral part of this profit and loss account.

5 Unipack Limited

                                 BALANCE SHEET
                                31 DECEMBER 1995

                                                                           1995           1994
                                                              NOTES         L              L
                                                              -----     ----------     ----------
Fixed assets
  Tangible assets...........................................    10       6,707,944      5,443,481
  Investments...............................................    11             140            140
                                                                        ----------     ----------
                                                                         6,708,084      5,443,621
Current assets
  Stocks....................................................    12         749,465        779,237
  Debtors: amounts due within one year......................    13       2,137,074      1,797,537
  Debtors: amounts due after more than one year.............    13          21,486        155,559
  Cash at bank and in hand..................................               106,541      1,350,789
                                                                        ----------     ----------
                                                                         3,014,566      4,083,122
Creditors: amounts falling due within one year..............    14      (2,270,657)    (2,898,676)
                                                                        ----------     ----------
Net current assets..........................................               743,909      1,184,446
                                                                        ----------     ----------
Total assets less current liabilities.......................             7,451,993      6,628,067
Creditors: amounts falling due after more than one year.....    15        (812,324)    (1,129,902)
Provisions for liabilities and charges......................    16        (283,000)      (280,000)
                                                                        ----------     ----------
Net assets..................................................             6,356,669      5,218,165
                                                                        ==========     ==========
Capital and reserves
  Called-up share capital...................................    17          42,072         42,072
  Share premium account.....................................    18         268,940        268,940
  Profit and loss account...................................    18       6,045,657      4,907,153
                                                                        ----------     ----------
Equity shareholders' funds..................................    19       6,356,669      5,218,165
                                                                        ==========     ==========

Signed on behalf of the Board

P.M. Speirs
Director

26 April 1996

       The accompanying notes are an integral part of this balance sheet.

6 Unipack Limited

                              CASH FLOW STATEMENT
                      FOR THE YEAR ENDED 31 DECEMBER 1995

                                                          1995                         1994
                                                -------------------------     -----------------------
                                      NOTES         L              L              L             L
                                      -----     ----------     ----------     ---------     ---------
Reconciliation of operating profit
  to net cash inflow from operating
  activities
  Operating profit..................             1,877,374                    1,757,491
  Depreciation charge for the
     year...........................               654,293                      615,566
  Loss on disposal of tangible fixed
     assets.........................               116,627                        9,363
  Decrease (increase) in stocks.....                29,772                     (219,026)
  Increase in debtors (excluding
     taxation)......................              (345,595)                     (11,236)
  (Decrease) increase in creditors
     (excluding taxation, dividends
     payable and finance
     obligations)...................              (351,345)                      82,899
                                                ----------                    ---------
Net cash inflow from operating
  activities........................                            1,981,126                   2,235,057
Returns on investments and servicing
  of finance
  Interest received.................                88,145                       67,697
  Interest paid.....................               (56,719)                     (63,100)
  Interest element of hire purchase
     rentals........................               (78,627)                     (55,716)
  Dividends received from associated
     undertaking....................                24,000                           --
  Dividends paid....................              (336,576)                    (336,576)
                                                ----------                    ---------
Net cash outflow from returns on
  investments and servicing of
  finance...........................                             (359,777)                   (387,695)
Taxation paid
  Corporation tax paid (net)........                             (566,395)                   (592,314)
Investing activities
  Purchase of tangible fixed
     assets.........................            (1,407,993)                    (780,317)
  Purchase of investments...........                    --                         (100)
  Sale of tangible fixed assets.....                18,800                      144,579
                                                ----------                    ---------
Net cash outflow from investing
  activities........................                           (1,389,193)                   (635,838)
                                                               ----------                   ---------
Net cash (outflow) inflow before
  financing.........................                             (334,239)                    619,210
Financing
  Repayment of loan.................              (474,173)                    (119,321)
  Capital element of hire purchase
     rentals........................              (435,836)                    (372,919)
                                                ----------                    ---------
Net cash outflow from financing.....    21                       (910,009)                   (492,240)
                                                               ----------                   ---------
(Decrease) increase in cash and cash
  equivalents.......................    20                     (1,244,248)                    126,970
                                                               ==========                   =========

    The accompanying notes are an integral part of this cash flow statement.

7 Unipack Limited

                               NOTES TO ACCOUNTS
                                31 DECEMBER 1995

1 ACCOUNTING POLICIES

     A summary of the principal accounting policies, all of which have been applied consistently throughout the year and the preceding year, is set out below.

  a) Basis of accounting

     The accounts are prepared under the historical cost convention and in accordance with applicable accounting standards.

  b) Tangible fixed assets

     Freehold land and buildings, leasehold improvements, assets in the course of construction, plant, equipment and tooling are stated at cost, net of depreciation and provision for permanent diminution in value.

     Depreciation is provided at rates calculated to write off the cost, less estimated residual value, of each asset, over its estimated useful life as follows:

    Freehold land............................  Nil
    Freehold buildings.......................  4% per annum, straight-line basis
    Leasehold improvements...................  5% per annum, straight-line basis
    Assets in the course of construction.....  Nil until completion
    Plant and equipment......................  15-33% per annum, reducing balance basis
    Tooling..................................  25% per annum, straight-line basis

  c) Investments

     Fixed asset investments are shown at cost less any amounts written off. Undertakings in which the company has an interest comprising not less than 20% of the voting capital and over which it is in a position to exert significant influence are treated as associated undertakings unless otherwise stated. Such undertakings are also 'related' undertakings as defined in the Companies Act 1985. Investments in associated undertakings are stated at cost. Dividends received and receivable are included in investment income in the profit and loss account.

  d) Stocks

     Stocks are stated at the lower of cost and net realisable value. Costs incurred in bringing each product to its present location and condition are based on:



        Raw materials -- purchase cost on a first-in, first-out basis Work-in-progress and finished goods -- cost of direct materials and labour plus a reasonable proportion of manufacturing overheads based on normal levels of activity.


     Net realisable value is based on estimated normal selling price less further costs expected to be incurred to completion and disposal. Provision is made for obsolete, slow-moving or defective items where appropriate.

     Significant differences between balance sheet and replacement cost values are disclosed in note 12. For these purposes replacement cost is based on latest invoice prices before the balance sheet date.

8 Unipack Limited

                                31 DECEMBER 1995

1 ACCOUNTING POLICIES -- (CONTINUED)
  e) Taxation

     Corporation tax payable is provided on taxable profits at the current rate.

     Advance corporation tax payable on dividends paid or provided for in the year is written off, except when recoverability against corporation tax payable is considered to be reasonably assured.

     Deferred taxation represents the amount required to allow for the effect of certain items of income and expense, primarily depreciation, being attributable for tax purposes to periods different from those in which credits or charges are recorded in the accounts, and is computed using the liability method, whereby such taxation is determined by applying to the accumulated timing differences the rates of tax likely to be in force at the time of reversal. Deferred tax is not provided on timing differences which, in the opinion of the directors, will probably not reverse.

  f) Pension costs

     The company provides pensions through defined contribution and defined benefit schemes. The amount charged to the profit and loss account for the defined contribution scheme comprises the contributions payable in respect of the year. The amount charged to the profit and loss account for the defined benefit scheme is the estimated regular cost of providing the benefits accrued in the year, adjusted to reflect variations from that cost. Further information on pension costs is provided in note 22c.

  g) Foreign currency

     Transactions denominated in foreign currencies are recorded in sterling at exchange rates as of the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are reported at the rates of exchange prevailing at that date. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the profit and loss account.

  h) Turnover

     Turnover comprises the value of sales (excluding VAT and trade discounts) of goods and services in the normal course of business.

9 Unipack Limited

                                31 DECEMBER 1995

1 ACCOUNTING POLICIES -- (CONTINUED)
  i) Leases

     The company enters into operating and finance leases and hire purchase contracts as described in notes 10, 15 and 22b.

     Assets held under finance leases are initially reported at the fair value of the asset, with an equivalent liability categorized as appropriate under creditors due within or after one year. The asset is depreciated over the shorter of the lease term and its useful economic life. Finance costs are allocated to accounting periods over the period of the lease to produce a constant rate of return on the outstanding balance. Rentals are apportioned between finance charges and reduction of the liability, and allocated to cost of sales and other operating expenses as appropriate. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their useful lives.

     Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis.

     Further information on charges in the year and future operating lease commitments is given in notes 5, 6, 14, 15 and 22b.

2 SEGMENT INFORMATION

     Turnover by destination was as follows:

                                                                     1995           1994
                                                                      L              L
                                                                  ----------     ----------
    United Kingdom..............................................  10,565,596      9,030,018
    Europe -- EC................................................   1,606,736        977,737
    Other.......................................................     179,388        234,659
                                                                  ----------     ----------
                                                                  12,351,720     10,242,414
                                                                  ==========     ==========

     Contributions to turnover and profit on ordinary activities before taxation by continuing activities originated entirely in the UK but have not been separately disclosed, since in the view of the directors all activities of the company are similar. The net assets of the company are held in the UK.

3 OTHER OPERATING EXPENSES (NET)

                                                                      1995          1994
                                                                        L             L
                                                                    ---------     ---------
    Distribution costs............................................    396,993       367,536
    Administrative expenses.......................................  2,200,482     1,963,323
                                                                    ---------     ---------
                                                                    2,597,475     2,330,859
                                                                    =========     =========

10 Unipack Limited

                                31 DECEMBER 1995

3 OTHER OPERATING EXPENSES (NET) (CONTINUED)
4 INVESTMENT INCOME

                                                                         1995        1994
                                                                           L          L
                                                                        -------     ------
    Interest receivable and similar income............................  112,145     67,697
                                                                        =======     ======

5 INTEREST PAYABLE AND SIMILAR CHARGES

                                                                        1995        1994
                                                                          L           L
                                                                       -------     -------
    On bank loans, overdrafts and other loans repayable within five
      years, by instalments..........................................   56,719      63,100
    On all other loans...............................................   78,627      55,716
                                                                       -------     -------
                                                                       135,346     118,816
                                                                       =======     =======

     Included in the above is the interest element of charges payable under finance leases and hire purchase contracts amounting to L78,627
(1994 -- L55,716).

6 PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

     Profit on ordinary activities before taxation is stated after charging:

                                                                   1995          1994
                                                                     L             L
                                                                 ---------     ---------
  a) Depreciation and amounts written off tangible fixed assets
     i. owned..................................................    435,685       432,626
     ii. held under finance leases and hire purchase
     contracts.................................................    218,608       182,940
                                                                 ---------
                                                                   654,293       615,566
                                                                 ---------
  b) Loss on disposal of tangible fixed assets.................    116,628         9,363
  c) Hire of plant and machinery under operating leases........      7,716         5,228
  d) Other operating lease rentals.............................    143,969       143,969
  e) Staff costs (see note 7)..................................  4,551,269     3,913,993
  f) Auditors' remuneration
     i. audit fees.............................................     30,000        30,000
     ii. non-audit fees........................................     11,000        18,000

11 Unipack Limited

                                31 DECEMBER 1995

7 STAFF COSTS

     Particulars of employees, including executive directors, are as shown below:

                                                                      1995          1994
                                                                        L             L
                                                                    ---------     ---------
    Employee costs during the year amounted to:
    Wages and salaries............................................  3,936,055     3,352,789
    Social security costs.........................................    340,441       312,441
    Pension costs.................................................    274,773       248,763
                                                                    ---------     ---------
                                                                    4,551,269     3,913,993
                                                                    =========     =========

     The average weekly number of persons employed by the company during the year was as follows:

                                                                         NUMBER     NUMBER
                                                                         ------     ------
    Production.........................................................    293        276
    Administration.....................................................     43         47
                                                                           ---        ---
                                                                           336        323
                                                                           ===        ===

DIRECTORS' REMUNERATION:

     Directors' remuneration (including pensions and pension contributions) was paid by the company in respect of directors as follows:

                                                                        L           L
                                                                     -------     --------
    Management remuneration........................................  375,123     299,900
    Pension contributions..........................................  154,665     173,367
    Pensions paid to former directors..............................       --      23,552
                                                                     -------     -------
                                                                     529,788     496,819
                                                                     =======     =======

     The directors' remuneration shown above (excluding pensions and pension contributions) included:

                                                                    L           L
                                                                 -------     --------
        Chairman...............................................  103,879      96,011
        Highest paid director..................................  146,211     Chairman
                                                                 -------     --------

12 Unipack Limited

                                31 DECEMBER 1995

7 STAFF COSTS -- (CONTINUED)
     Directors received emoluments (excluding pensions and pension contributions) in the following ranges:

                                                                  1995         1994
                                                                 NUMBER       NUMBER
                                                                 -------     --------
        L 60,001 -- L 65,000...................................        2           2
        L 75,001 -- L 80,000...................................       --           1
        L 95,001 -- L 100,000..................................       --           1
        L 100,001 -- L 105,000.................................        1          --
        L 145,001 -- L 150,000.................................        1          --
                                                                 -------     -------

8 TAX ON PROFIT ON ORDINARY ACTIVITIES

     The tax charge is based on the profit for the year and comprises:

                                                                  1995         1994
                                                                    L           L
                                                                 -------     --------
        Corporation tax at 33% (1994 -- 33%)...................  586,000     572,000
        Deferred taxation arising from
          -- capital allowances................................   (2,000)     13,000
          -- other timing differences..........................   23,000          --
                                                                 -------     -------
                                                                 607,000     585,000
        Adjustment of current taxation in respect of prior
          years................................................  (41,619)     (1,161 )
        Adjustment of deferred taxation in respect of prior
          years................................................  (18,000)     (5,000 )
                                                                 -------     -------
                                                                 547,381     578,839
                                                                 =======     =======

9 DIVIDENDS PAID AND PROPOSED

                                                                  1995         1994
                                                                    L           L
                                                                 -------     --------
        Ordinary
          -- interim paid of L4.00 per share (1994 -- L4.00 per
             share)............................................  168,288     168,288
          -- final proposed of Lnil (1994 -- L4.00 per
             share)............................................       --     168,288
                                                                 -------     -------
                                                                 168,288     336,576
                                                                 =======     =======

13 Unipack Limited

                                31 DECEMBER 1995

10 TANGIBLE FIXED ASSETS

     Net book values representing cost less accumulated depreciation as shown in the balance sheet comprise:

                                     FREEHOLD                     ASSETS IN THE      PLANT,
                                     LAND AND      LEASEHOLD        COURSE OF       EQUIPMENT
                                     BUILDINGS    IMPROVEMENTS    CONSTRUCTION     AND TOOLING       TOTAL
                                         L             L                L               L              L
                                     ---------    ------------    -------------    -----------    -----------
Cost
  Beginning of year................  2,507,535       152,768          253,396        5,782,064      8,695,763
  Transfers........................    253,396            --         (253,396)              --             --
  Additions........................         --            --          955,736        1,098,447      2,054,183
  Disposals........................         --            --               --         (512,553)     (512,553)
                                     ---------        ------          -------        ---------      ---------
  End of year......................  2,760,931       152,768          955,736        6,367,958     10,237,393
                                     ---------        ------          -------        ---------      ---------
Depreciation
  Beginning of year................    215,980        66,901               --        2,969,401      3,252,282
  Charge for the year..............     53,994        20,308               --          579,991        654,293
  Disposals........................         --            --               --         (377,126)     (377,126)
                                     ---------        ------          -------        ---------      ---------
  End of year......................    269,974        87,209               --        3,172,266      3,529,449
                                     ---------        ------          -------        ---------      ---------
Net book value
  Beginning of year................  2,291,555        85,867          253,396        2,812,663      5,443,481
                                     =========        ======          =======        =========      =========
  End of year......................  2,490,957        65,559          955,736        3,195,692      6,707,944
                                     =========        ======          =======        =========      =========

     Freehold land amounting to L1,157,688 (1994 -- L1,157,688) has not been depreciated.

     The net book value of plant, equipment and tooling includes L1,390,464 (1994 -- L1,145,819) of assets held under finance leases and hire purchase contracts.

11 FIXED ASSET INVESTMENTS

     The following are included in fixed asset investments:

                                                                                        PROPORTION
                                              COUNTRY OF             PRINCIPAL          OF SHARES
        ASSOCIATED UNDERTAKINGS:             REGISTRATION            ACTIVITY              HELD
- -----------------------------------------  ----------------  -------------------------  ----------
Toolrite (Romford) Limited...............  England & Wales   Toolmaking and precision         49%
                                                               engineering
TRADE INVESTMENT:
- -----------------------------------------
Processing and Packaging
  Machinery Association..................  England & Wales   Trade Association              0.38%

14 Unipack Limited

                                31 DECEMBER 1995

11 FIXED ASSET INVESTMENTS -- (CONTINUED)

                                                                              1995    1994
                                                                               L       L
                                                                              ---     ---
    Cost brought forward....................................................  140      40
    Additions at cost (trade investment)....................................   --     100
                                                                              ---     ---
    Cost carried forward....................................................  140     140
                                                                              ===     ===

     The company's 49% share of the total net assets of Toolrite (Romford) Limited (based on the management accounts to 31 December 1995) amounted to L338,000 (28 February 1995 -- L271,000 -- audited accounts).

12 STOCKS

     The following are included in the net book value of stocks:

                                                                        1995        1994
                                                                          L           L
                                                                       -------     -------
    Raw materials and consumables....................................  557,313     533,620
    Work-in-progress.................................................   93,098     135,190
    Finished goods and goods for resale..............................   99,054     110,427
                                                                       -------     -------
                                                                       749,465     779,237
                                                                       =======     =======

     In the opinion of the directors, the estimated replacement cost of stocks is not materially different from their balance sheet value.

15 Unipack Limited

                                31 DECEMBER 1995

13 DEBTORS

     The following are included in the net book value of debtors:

                                                                      1995          1994
                                                                        L             L
                                                                    ---------     ---------
    Amounts falling due within one year:
      Trade debtors...............................................  2,013,597     1,689,988
      Other debtors...............................................     27,638        40,121
      Prepayments and accrued income..............................     92,148        57,679
      Corporation tax recoverable.................................      3,691         9,749
                                                                    ---------     ---------
                                                                    2,137,074     1,797,537
                                                                    =========     =========
    Amounts falling due after more than one year:
      ACT on proposed dividends...................................         --       134,073
      Employee loan...............................................     21,486        21,486
                                                                    ---------     ---------
                                                                       21,486       155,559
                                                                    =========     =========

14 CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

     The following amounts are included in creditors falling due within one year:

                                                                      1995          1994
                                                                        L             L
                                                                    ---------     ---------
    Obligations under finance leases and hire purchase contracts
      (see note 15)...............................................    401,604       318,624
    Bank loan (see note 15).......................................     83,041       112,262
    Trade creditors...............................................    397,055       701,236
    Amounts due to associated undertaking.........................     35,757        23,284
    Other creditors
      -- UK corporation tax payable...............................    507,856       572,000
      -- ACT on paid and proposed dividends.......................     36,072       134,073
      -- VAT......................................................    161,781       181,572
      -- social security and PAYE.................................    114,060       102,503
      -- other....................................................    155,320       128,918
    Dividends payable.............................................         --       168,288
    Accruals and deferred income..................................    378,111       455,916
                                                                    ---------     ---------
                                                                    2,270,657     2,898,676
                                                                    =========     =========

16 Unipack Limited

                                31 DECEMBER 1995

15 CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

     The following amounts are included in creditors falling due after more than one year:

                                                                      1995         1994
                                                                        L            L
                                                                     -------     ---------
    Obligations under finance leases and hire purchase contracts
      (see below)..................................................  626,123       498,749
    Bank loans (see below).........................................  186,201       631,153
                                                                     -------     ---------
                                                                     812,324     1,129,902
                                                                     =======     =========

     The bank loan is from the European Investment Bank and is repayable by monthly installments until 1 January 2001 at an interest rate of 1.5% above the E.I.B. base rate, subject to a minimum interest rate. The loan is secured by fixed charges over the freehold land.

ANALYSIS OF BORROWINGS:

     Borrowings are repayable as follows:

                                                                        L             L
                                                                    ---------     ---------
    Due within five years
    -- within 1 year
      -- bank loan................................................     83,041       112,262
      -- finance leases and hire purchase contracts...............    401,604       318,624
    -- within 2-5 years
      -- bank loan................................................    186,201       552,931
      -- finance leases and hire purchase contracts...............    626,123       498,749
                                                                    ---------     ---------
                                                                    1,296,969     1,482,566
    Due wholly or in part by instalments after five years
      -- bank loans...............................................         --        78,222
                                                                    ---------     ---------
    Total borrowings..............................................  1,296,969     1,560,788
                                                                    =========     =========

     Of this total, amounts due within one year are included in Creditors: amounts falling due within one year (see note 14).

17 Unipack Limited

                                31 DECEMBER 1995

16 PROVISIONS FOR LIABILITIES AND CHARGES

     Full provision has been made for deferred taxation as follows:

                                                                        1995        1994
                                                                          L           L
                                                                       -------     -------
    Excess of tax allowances over book depreciation of fixed
      assets.........................................................  293,000     287,000
    Other short term timing differences..............................  (10,000)     (7,000)
                                                                       -------     -------
                                                                       283,000     280,000
                                                                       =======     =======

     The movement on deferred taxation comprises:

                                                                          L           L
                                                                       -------     -------
    Beginning of year................................................  280,000     262,000
    Charged (credited) to profit and loss in respect of:
      Capital allowances.............................................    6,000      19,000
      Other timing differences.......................................   (3,000)     (1,000)
                                                                       -------     -------
                                                                       283,000     280,000
                                                                       =======     =======

17 CALLED-UP SHARE CAPITAL

     Equity capital:

                                                                         1995        1994
                                                                          L           L
                                                                        ------      ------
    Authorised, allotted, called-up and fully-paid
      ordinary equity shares of L1 each...............................  42,072      42,072
                                                                        ------      ------

18 RESERVES

     The movement on reserves comprises:

                                                          SHARE
                                                         PREMIUM      PROFIT AND
                                                         ACCOUNT     LOSS ACCOUNT       TOTAL
                                                            L             L               L
                                                         -------     ------------     ---------
    Beginning of year..................................  268,940       4,907,153      5,176,093
    Retained profit for the year.......................       --       1,138,504      1,138,504
                                                         -------       ---------      ---------
    End of year........................................  268,940       6,045,657      6,314,597
                                                         =======       =========      =========

18 Unipack Limited

                                31 DECEMBER 1995

19 RECONCILIATION OF MOVEMENTS IN EQUITY SHAREHOLDERS' FUNDS

                                                                      1995          1994
                                                                        L             L
                                                                    ---------     ---------
    Beginning of year.............................................  5,218,165     4,427,208
    Retained profit for the year..................................  1,138,504       790,957
                                                                    ---------     ---------
    End of year...................................................  6,356,669     5,218,165
                                                                    =========     =========

20 ANALYSIS OF CHANGES IN CASH AND CASH EQUIVALENTS DURING THE YEAR

                                                                          CASH AT BANK
                                                                          AND IN HAND
                                                                               L
                                                                          ------------
        Balance at 1 January 1994.......................................    1,223,819
        Net cash inflow.................................................      126,970
                                                                           ----------
        Balance at 1 January 1995.......................................    1,350,789
        Net cash outflow................................................   (1,244,248)
                                                                           ----------
        Balance at 31 December 1995.....................................      106,541
                                                                           ==========

21 ANALYSIS OF CHANGES IN FINANCING DURING THE YEAR

                                                                            FINANCE
                                                                             LEASE
                                                            BANK LOAN     OBLIGATIONS       TOTAL
                                                                L              L              L
                                                            ---------     -----------     ---------
Balance at 1 January 1994.................................    862,736         586,688     1,449,424
Repayment of loan.........................................   (119,321)             --      (119,321)
Repayment of capital element of hire purchase and finance
  lease agreements........................................         --        (372,919)     (372,919)
Inception of finance lease and hire purchase contracts....         --         603,604       603,604
                                                             --------       ---------     ---------
Balance at 1 January 1995.................................    743,415         817,373     1,560,788
Repayment of loan.........................................   (474,173)             --      (474,173)
Repayment of capital element of hire purchase and finance
  lease agreements........................................         --        (435,836)     (435,836)
Inception of finance lease and hire purchase contracts....         --         646,190       646,190
                                                             --------       ---------     ---------
Balance at 31 December 1995...............................    269,242       1,027,727     1,296,969
                                                             ========       =========     =========

19 Unipack Limited

22 GUARANTEES AND OTHER FINANCIAL COMMITMENTS

     a) Capital commitments

     At the end of the year, capital commitments were:

                                                                      1995          1994
                                                                        L             L
                                                                    ---------     ---------
    Contracted but not provided for...............................  2,536,000       120,000
                                                                    ---------     ---------
    Authorized but not contracted for.............................    249,500     2,691,500
                                                                    ---------     ---------

     The company's capital commitments in 1995 primarily related to continuing construction of new purpose built premises at Westhoughton, Manchester. The building will be completed during 1996 with the move expected to occur in the last quarter of 1996.

     b) Lease commitments

     The company leases certain land and buildings on short-term leases. The annual rental on these leases was L143,969 (1994 -- L143,969). The rents payable under these leases are subject to renegotiation at various intervals specified in the leases. The company pays all insurance, maintenance and repairs of these properties.

     The minimum annual rentals under the foregoing leases are as follows:

                                                                        1995        1994
                                                                          L           L
                                                                       -------     -------
    Operating leases which expire
      within 2-5 years...............................................   36,100      36,100
      after 5 years..................................................  111,500     111,500
                                                                       =======     =======

     c) Pension arrangements

     The company contributes to two pension schemes, as follows:

          i. Unipack Limited Pension Fund -- a defined contributions scheme which is fully insured with the Scottish Widows Fund and Life Assurance Company. The scheme is non-contributory for senior management, and for middle management. The company contributes 5% to 15% of gross employee salary. The pension cost charge for the year under the scheme was L94,773 (1994 -- L63,211).

          ii. Unipack Limited Executive Pension Scheme -- a defined benefit scheme constituting an independent trust for the benefit of selective executives. The pension cost charge for the year was L160,000
     (1994 -- L112,000) under this scheme, which consists entirely of the regular cost.

          The pension cost is assessed in accordance with the advice of a professionally qualified actuary. The latest actuarial valuation was as at 16 June 1994. The main actuarial assumptions were that (a) salaries would increase by 1.5% p.a. above the Retail Prices Index and (b) the return on scheme investments would be 2% p.a. above the Retail Prices Index on average. There were no unfunded actuarial liabilities as at 16 June 1994.

20 Unipack Limited

c) Pension arrangements -- (continued)
          iii. Unipack Limited made contributions into a Funded Unapproved Retirement Benefit Scheme (FURBS) during 1995 for the benefit of the managing director. The total amount contributed for the year was L20,000 (1994 -- L50,000).

     The total pension costs of the company for the year were L274,773 (1994 -- L248,763).

23 RELATED PARTY TRANSACTIONS

     a) During the year, the company made property rental payments totalling L20,000 (1994 -- L30,000), on some of the company's premises, to the Unipack Limited Executive Pension Scheme, on an arm's length basis.

     b) During the year, the company purchased tooling from Toolrite (Romford) Limited, the associated undertaking, totalling L246,905 (1994 -- L174,784).

24 SUBSEQUENT EVENTS

     On 29 February 1996

     -- the directors declared and paid a dividend totalling L6,000,000.

     -- the company was acquired by the American group headed by PCI Services
        Inc., incorporated in Delaware, USA, who then became the ultimate parent company.

     -- the authorized and issued share capital of the company were increased by L6,000,000.

21 Unipack Limited

                      PCI SERVICES, INC. AND SUBSIDIARIES

                        PRO FORMA FINANCIAL INFORMATION

     On February 29, 1996, PCI Services, Inc. (the "Company") acquired all of the outstanding capital stock of Unipack Limited ("Unipack"), a pharmaceutical packaging company located in the United Kingdom, for approximately $18,000,000 in cash and 60,000 shares of the Company's common stock (valued at $765,000 as of the date of the acquisition).

     The following unaudited pro forma condensed consolidated statements of operations of the Company for the six months ended March 31, 1996 and the year ended September 30, 1995 give effect to the acquisition of Unipack as if it had occurred as of October 1, 1994. A pro forma condensed consolidated balance sheet of the Company is not presented since the Company's balance sheet as of March 31, 1996, as reported in its Quarterly Report on Form 10-Q for the quarter then ended, reflects the acquisition of Unipack.

     The pro forma financial information presented herein is based on management's estimate of the effects of the acquisition of Unipack and the financing thereof. The pro forma financial information is based upon currently available information. The Company does not expect the receipt of additional information to have a material adverse effect on the pro forma financial data. The pro forma condensed consolidated statements of operations for the six months ended March 31, 1996 and the year ended September 30, 1995 are unaudited but, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the pro forma results of operations for the periods presented.

     The pro forma condensed consolidated statements of operations for the six months ended March 31, 1996 and the year ended September 30, 1995 are not necessarily indicative of the results of operations of the Company which would have actually resulted had the transaction described been consummated as of the dates indicated, or that may be achieved in the future.

     Some of the following information may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors which could cause actual results to differ from expectations include the timing and amount of new product introductions by the Company's customers, the timing of orders received from customers, the dependence on major customers, the gain or loss of significant customers, changes in the mix of services provided, the cost of raw materials, and fluctuations in interest rates and currency exchange rates. For additional information concerning these and other important factors which may cause the Company's actual results to differ materially from expectations and underlying assumptions, please refer to reports filed by the Company with the Securities and Exchange Commission.

                      PCI SERVICES, INC. AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1995
                                  (UNAUDITED)

                                         PCI SERVICES                  PRO FORMA
                                          HISTORICAL    UNIPACK(A)    ADJUSTMENTS        PRO FORMA
                                         ------------   -----------   -----------       ------------
Net revenue............................  $129,785,000   $18,923,000                     $148,708,000
Cost of goods sold.....................   101,586,000    12,067,000                      113,653,000
                                         ------------   -----------                     ------------
Gross profit...........................    28,199,000     6,856,000                       35,055,000
Selling, general and administrative
  expenses.............................    16,613,000     3,979,000      456,000(1)       21,082,000
                                                                          34,000(2)
Interest expense.......................     1,838,000       207,000    1,570,000(3)        3,615,000
Other (income) expense.................       103,000      (172,000)                         (69,000)
                                         ------------   -----------                     ------------
Income before income tax expense.......     9,645,000     2,842,000                       10,427,000
Income tax expense.....................     4,073,000       839,000     (680,000)(4)       4,232,000
                                         ------------   -----------                     ------------
  Net income...........................  $  5,572,000   $ 2,003,000                     $  6,195,000
                                         ============   ===========                     ============
Earnings per share.....................         $0.91                                          $1.00
Weighted average shares
  outstanding(b).......................     6,138,000                                      6,198,000

- ---------------
Notes:

(a) The historical financial data for Unipack was obtained from the audited statement of operations of Unipack for the year ended December 31, 1995 and translated into U.S. dollars at the appropriate exchange rate.

(b) Pro forma weighted average shares outstanding reflects the issuance of 60,000 shares in connection with the acquisition of Unipack.

Notes to Pro forma Adjustments:

(1) Reflects the amortization of goodwill related to the acquisition of Unipack over 20 years.

(2) Reflects the amortization of deferred financing costs over the term of the credit facility (3 to 7 years).

(3) Reflects interest expenses related to long-term debt incurred in connection with the acquisition of Unipack.

(4) Reflects the net tax benefit on pro forma adjustments at the effective tax rate for Unipack of 33%.

                      PCI SERVICES, INC. AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED MARCH 31, 1996
                                  (UNAUDITED)

                                            PCI SERVICES                 PRO FORMA
                                             HISTORICAL    UNIPACK(A)   ADJUSTMENTS        PRO FORMA
                                            ------------   ----------   -----------       -----------
Net revenue...............................  $ 79,368,000   $7,885,000                     $87,253,000
Cost of goods sold........................    59,327,000    5,028,000                      64,355,000
                                             -----------   ----------                     -----------
Gross profit..............................    20,041,000    2,857,000                      22,898,000
Selling, general and administrative
  expenses................................    10,520,000    1,658,000      190,000(1)      12,382,000
                                                                            14,000(2)
Interest expense..........................     1,348,000       86,000      654,000(3)       2,088,000
Other income..............................       (80,000)     (72,000)                       (152,000)
                                             -----------   ----------                     -----------
Income before income tax expense..........     8,253,000    1,185,000                       8,580,000
Income tax expense........................     2,891,000      350,000     (283,000)(4)      2,958,000
                                             -----------   ----------                     -----------
  Net income..............................  $  5,362,000   $  835,000                     $ 5,622,000
                                             ===========   ==========                     ===========
Earnings per share........................         $0.87                                        $0.91
Weighted average shares outstanding(b)....     6,148,000                                    6,198,000

- ---------------
Notes:

(a) The historical financial data for Unipack represents five months of activity and was derived from the statement of operations for the year ended December 31, 1995 and translated into U.S. dollars at the appropriate exchange rate. The operations of Unipack, from the date of acquisition, have been included in the historical financial data of PCI Services.

(b) Pro forma weighted average shares outstanding reflects the issuance of 60,000 shares in connection with the acquisition of Unipack.

Notes to Pro forma Adjustments:

(1) Reflects the amortization of goodwill related to the acquisition of Unipack over 20 years.

(2) Reflects the amortization of deferred financing costs over the term of the credit facility (3 to 7 years).

(3) Reflects the expenses related to long-term debt incurred in connection with the acquisition of Unipack.

(4) Reflects the net tax benefit on pro forma adjustments at the effective tax rate for Unipack of 33%.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             CARDINAL HEALTH, INC.
                                 ("Cardinal"),
                              PANTHER MERGER CORP.
                  a wholly owned direct subsidiary of Cardinal
                                  ("Subcorp"),
                               PCI SERVICES, INC.
                                    ("PCI")

                                      and

                               MEDIQ INCORPORATED
                                   ("MEDIQ")

                                 July 23, 1996

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        -----
AGREEMENT AND PLAN OF MERGER..........................................................  A-1
PRELIMINARY STATEMENTS................................................................  A-1
AGREEMENT.............................................................................  A-1
ARTICLE I:     THE MERGER.............................................................  A-1
      1.1.     The Merger.............................................................  A-1
      1.2.     Effective Time.........................................................  A-1
      1.3.     Effects of the Merger..................................................  A-2
      1.4.     Certificate of Incorporation and Bylaws................................  A-2
      1.5.     Directors and Officers.................................................  A-2
      1.6.     Additional Actions.....................................................  A-2
ARTICLE II:    CONVERSION OF SECURITIES...............................................  A-2
      2.1.     Conversion of Capital Stock............................................  A-2
      2.2.     Exchange Ratio; Fractional Shares......................................  A-2
      2.3.     Exchange of Certificates...............................................  A-3
               (a)  Exchange Agent....................................................  A-3
               (b)  Exchange Procedures...............................................  A-3
               (c)  Distributions with Respect to Unexchanged Shares..................  A-3
               (d)  No Further Ownership Rights in PCI Common Stock...................  A-4
               (e)  Termination of Exchange Fund......................................  A-4
               (f)  No Liability......................................................  A-4
               (g)  Investment of Exchange Fund.......................................  A-4
      2.4.     Treatment of Stock Options.............................................  A-4
ARTICLE III:   REPRESENTATIONS AND WARRANTIES OF CARDINAL
               AND SUBCORP............................................................  A-5
      3.1.     Organization and Standing..............................................  A-5
      3.2.     Corporate Power and Authority..........................................  A-5
      3.3.     Capitalization of Cardinal.............................................  A-5
      3.4.     Conflicts, Consents and Approval.......................................  A-6
      3.5.     Brokerage and Finder's Fees............................................  A-6
      3.6.     Accounting Matters.....................................................  A-6
      3.7.     Cardinal SEC Documents.................................................  A-7
      3.8.     Registration Statement.................................................  A-7
ARTICLE IV:    REPRESENTATIONS AND WARRANTIES OF PCI..................................  A-7
      4.1.     Organization and Standing..............................................  A-7
      4.2.     Subsidiaries...........................................................  A-8
      4.3.     Corporate Power and Authority..........................................  A-8
      4.4.     Capitalization of PCI..................................................  A-8
      4.5.     Conflicts; Consents and Approvals......................................  A-9
      4.6.     No Material Adverse Change.............................................  A-9
      4.7.     PCI SEC Documents......................................................  A-9
      4.8.     Taxes..................................................................  A-10
      4.9.     Compliance with Law....................................................  A-10
      4.10.    Intellectual Property..................................................  A-10
      4.11.    Title to and Condition of Properties...................................  A-12
      4.12.    Registration Statement; Proxy Statement................................  A-12

                                                                                        PAGE
                                                                                        -----
      4.13.    Litigation.............................................................  A-12
      4.14.    Brokerage and Finder's Fees; Expenses..................................  A-12
      4.15.    Accounting Matters.....................................................  A-12
      4.16.    Employee Benefit Plans.................................................  A-12
      4.17.    Contracts..............................................................  A-14
      4.18.    Accounts Receivable....................................................  A-15
      4.19.    Labor Matters..........................................................  A-15
      4.20.    Undisclosed Liabilities................................................  A-15
      4.21.    Operation of PCI's Business; Relationships.............................  A-16
      4.22.    Permits; Compliance....................................................  A-16
      4.23.    Product Warranties and Liabilities.....................................  A-16
      4.24.    Environmental Matters..................................................  A-16
      4.25.    Opinion of Financial Advisor...........................................  A-17
      4.26.    Board Recommendation...................................................  A-17
      4.27.    DGCL Section 203 and State Takeover Laws...............................  A-17
      4.28.    Employment Agreements..................................................  A-17
      4.29.    Insurance..............................................................  A-17
      4.30.    Affiliate Transactions.................................................  A-17
ARTICLE V:     COVENANTS OF THE PARTIES...............................................  A-17
      5.1.     Mutual Covenants.......................................................  A-18
               (a)  General...........................................................  A-18
               (b)  HSR Act...........................................................  A-18
               (c)  Other Governmental Matters........................................  A-18
               (d)  Pooling-of-Interests..............................................  A-18
               (e)  Public Announcements..............................................  A-18
               (f)  Intercompany Agreements...........................................  A-18
      5.2.     Covenants of Cardinal..................................................  A-18
               (a)  Preparation of Registration Statement.............................  A-18
               (b)  Indemnification...................................................  A-18
               (c)  Notification of Certain Matters...................................  A-19
               (d)  Pooling Press Release.............................................  A-19
      5.3.     Covenants of PCI and MEDIQ.............................................  A-19
               (a)  PCI Stockholders Meeting..........................................  A-19
               (b)  Information for the Registration Statement and Preparation of
                      Proxy Statement.................................................  A-19
               (c)  Conduct of PCI's Operations.......................................  A-19
               (d)  Intellectual Property Matters.....................................  A-21
               (e)  No Solicitation...................................................  A-21
               (f)  Affiliates of PCI.................................................  A-21
               (g)  Access............................................................  A-22
               (h)  Notification of Certain Matters by PCI............................  A-22
               (i)  Notification of Certain Matters by MEDIQ..........................  A-22
ARTICLE VI:    CONDITIONS.............................................................  A-22
      6.1.     Mutual Conditions......................................................  A-22
      6.2.     Conditions to Obligations of PCI.......................................  A-23
      6.3.     Conditions to Obligations of Cardinal and Subcorp......................  A-23

                                                                                        PAGE
                                                                                        -----
ARTICLE VII:   TERMINATION AND AMENDMENT..............................................  A-24
      7.1.     Termination............................................................  A-24
      7.2.     Effect of Termination..................................................  A-25
      7.3.     Amendment..............................................................  A-25
      7.4.     Extension; Waiver......................................................  A-26
ARTICLE VIII:  MISCELLANEOUS..........................................................  A-26
      8.1.     Representations and Warranties of MEDIQ................................  A-26
      8.2.     Survival of Representations and Warranties.............................  A-27
      8.3.     Notices................................................................  A-27
      8.4.     Interpretation.........................................................  A-28
      8.5.     Counterparts...........................................................  A-28
      8.6.     Entire Agreement.......................................................  A-28
      8.7.     Third Party Beneficiaries..............................................  A-28
      8.8.     Governing Law..........................................................  A-28
      8.9.     Specific Performance...................................................  A-28
      8.10.    Assignment.............................................................  A-28
      8.11.    Registration Rights....................................................  A-28
      8.12.    Expenses...............................................................  A-29

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 23rd day of July, 1996, by and among Cardinal Health, Inc., an Ohio corporation ("Cardinal"), Panther Merger Corp., a Delaware corporation and a wholly owned subsidiary of Cardinal ("Subcorp"), PCI Services, Inc., a Delaware corporation ("PCI"), and MEDIQ Incorporated, a Delaware corporation ("MEDIQ").

                             PRELIMINARY STATEMENTS

     A. Cardinal desires to acquire the pharmaceutical packaging business and other businesses operated by PCI through the merger (the "Merger") of Subcorp with and into PCI, with PCI as the surviving corporation, pursuant to which each share of PCI Common Stock (as defined in Section 4.4) outstanding at the Effective Time (as defined in Section 1.2) will be converted into the right to receive Cardinal Common Shares (as defined in Section 3.3) as more fully provided herein.

     B. PCI desires to combine its pharmaceutical packaging and other businesses with the wholesale drug distribution and related businesses operated by Cardinal and for the holders of shares of PCI Common Stock ("PCI Stockholders") to have a continuing equity interest in the combined Cardinal/PCI businesses.

     C. MEDIQ, as the beneficial owner of 2,875,000 shares of PCI Common Stock, desires that the Merger be consummated as soon as practicable.

     D. PCI and Cardinal intend that the Merger constitute a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of Section 368(a)(2)(E) thereof.

     E. The parties intend that the Merger be accounted for as a pooling-of-interests for financial reporting purposes.

     F. The respective Boards of Directors of Cardinal, Subcorp, PCI and MEDIQ have determined the Merger in the manner contemplated herein to be desirable and in the best interests of their respective shareholders and, by resolutions duly adopted, have approved and adopted this Agreement.

                                   AGREEMENT

     Now, therefore, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), Subcorp shall be merged with and into PCI as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI. Following the Merger, the separate corporate existence of Subcorp shall cease and PCI shall continue its existence under the laws of the State of Delaware. PCI, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time. The Merger shall be consummated by filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with Section 251(c) of the DGCL. The Merger shall become effective (the "Effective Time") when the Certificate of Merger has been filed with the Delaware Secretary of State or at such later time as shall be specified in the Certificate of Merger. Prior to the filing referred to in this Section 1.2, a closing (the "Closing") shall be held at the offices of Cardinal, 5555 Glendon Court, Dublin, Ohio 43016, or such other place as the parties may agree on a date (the "Closing Date")

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specified by Cardinal, which date shall be within ten business days following the date upon which all conditions set forth in Article VI hereof have been satisfied or waived.

     1.3 Effects of the Merger.  The Merger shall have the effects set forth in
Section 259 of the DGCL.

     1.4 Certificate of Incorporation and Bylaws. The Certificate of Merger shall provide that at the Effective Time (i) the Certificate of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall be amended as of the Effective Time so as to contain the provisions, and only the provisions, contained immediately prior thereto in the Certificate of Incorporation of Subcorp, except for Article I thereof which shall continue to read "The name of the corporation is 'PCI Services, Inc."', and (ii) the By-laws of Subcorp in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation; in each case until amended in accordance with applicable law.

     1.5 Directors and Officers. From and after the Effective Time, the officers of PCI shall be the officers of the Surviving Corporation and the directors of Subcorp shall be the directors of the Surviving Corporation, in each case until their respective successors are duly elected and qualified. On or prior to the Closing Date, PCI shall deliver to Cardinal evidence satisfactory to Cardinal of the resignations of the directors of PCI, such resignations to be effective as of the Effective Time.

     1.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of PCI, or (b) otherwise carry out the provisions of this Agreement, PCI and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of PCI or otherwise to take any and all such action.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Cardinal, Subcorp or PCI:

          (a) Each share of common stock, $0.01 par value, of Subcorp issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, $0.01 par value, of the Surviving Corporation. Such newly issued shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

          (b) Each share of PCI Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and represent a number of Cardinal Common Shares equal to the Exchange Ratio (as defined below).

          (c) Each share of capital stock of PCI held in the treasury of PCI shall be cancelled and retired and no payment shall be made in respect thereof.

     2.2 Exchange Ratio; Fractional Shares.  The "Exchange Ratio" shall equal
(i) if Cardinal has not made an Adjustment Election (as defined in Section 7.1(d)), .336 or (ii) if Cardinal has made an Adjustment Election, then the product of (x) .336 and (y) the quotient obtained by dividing 58.12 by the average of the closing prices of Cardinal Common Shares as reported on the New York Stock Exchange ("NYSE") Composite Tape ("NYSE Composite Tape") on each of the last 15 trading days ending on the sixth trading day prior to the meeting of PCI Stockholders at which the vote to approve the Merger occurs (the "Average Share Price"). No certificates for fractional Cardinal Common Shares shall be issued as a result of the conversion provided for in Section 2.1(b). To the extent that an outstanding share of PCI

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

Common Stock would otherwise have become a fractional Cardinal Common Share, the holder thereof, upon presentation of such fractional interest represented by an appropriate certificate for PCI Common Stock to the Exchange Agent pursuant to
Section 2.3, shall be entitled to receive a cash payment therefor in an amount equal to the value (determined with reference to the closing price of Cardinal Common Shares on the NYSE Composite Tape on the last full trading day immediately prior to the Effective Time) of such fractional interest. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not a separately bargained for, consideration. If more than one certificate representing shares of PCI Common Stock shall be surrendered for the account of the same holder, the number of Cardinal Common Shares for which certificates have been surrendered shall be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. In the event that prior to the Effective Time Cardinal shall declare a stock dividend or other distribution payable in Cardinal Common Shares or securities convertible into Cardinal Common Shares, or effect a stock split, reclassification, combination or other change with respect to Cardinal Common Shares, the Exchange Ratio set forth in this Section 2.2 shall be appropriately adjusted to reflect such dividend, distribution, stock split, reclassification, combination or other change.

     2.3 Exchange of Certificates.

          (a) Exchange Agent. Promptly following the Effective Time, Cardinal shall deposit with Boatmen's Trust Company or such other exchange agent as may be designated by Cardinal (the "Exchange Agent"), for the benefit of PCI Stockholders, for exchange in accordance with this Section 2.3, certificates representing Cardinal Common Shares issuable pursuant to
     Section 2.1 in exchange for outstanding shares of PCI Common Stock and shall from time-to-time deposit cash in an amount reasonably expected to be paid pursuant to Section 2.2 (such Cardinal Common Shares and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

     (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of PCI Common Stock whose shares were converted into the right to receive Cardinal Common Shares pursuant to Section 2.1(b) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Cardinal may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing Cardinal Common Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that whole number of Cardinal Common Shares which such holder has the right to receive pursuant to Section 2.1 and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding tax, and the shares represented by the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of PCI Common Stock. In the event of a transfer of ownership of shares of PCI Common Stock which is not registered on the transfer records of PCI, a certificate representing the proper number of Cardinal Common Shares, together with a check for the cash to be paid in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if the Certificate representing such shares of PCI Common Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender a certificate representing Cardinal Common Shares and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided in this Article II.

          (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with

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

     respect to Cardinal Common Shares having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this
     Section 2.3. Subject to the effect of Applicable Laws (as defined in Section 4.9), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Cardinal Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date on or after the Effective Time theretofore payable with respect to such whole Cardinal Common Shares and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Cardinal Common Shares, less the amount of any withholding taxes which may be required thereon.

          (d) No Further Ownership Rights in PCI Common Stock. All Cardinal Common Shares issued upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of PCI Common Stock represented thereby, and there shall be no further registration of transfers on the stock transfer books of PCI of shares of PCI Common Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.3. Certificates surrendered for exchange by any person constituting an "affiliate" of PCI for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Cardinal has received written undertakings from such person in the form attached hereto as Exhibit A.

          (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to PCI Stockholders for six months after the Effective Time shall be delivered to Cardinal, upon demand thereby, and holders of shares of PCI Common Stock who have not theretofore complied with this Section 2.3 shall thereafter look only to Cardinal for payment of any claim to Cardinal Common Shares, cash in lieu of fractional shares thereof, or dividends or distributions, if any, in respect thereof.

          (f) No Liability. None of Cardinal, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of PCI Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any cash, any cash in lieu of fractional shares or any dividends or distributions with respect to whole shares of PCI Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.4)), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of Cardinal, free and clear of all claims or interest of any person previously entitled thereto.

          (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Cardinal, on a daily basis. Any interest and other income resulting from such investments shall be paid to Cardinal upon termination of the Exchange Fund pursuant to
     Section 2.3(e).

     2.4 Treatment of Stock Options.

          (a) Prior to the Effective Time, Cardinal and PCI shall take all such actions as may be necessary to cause each unexpired and unexercised option under stock option plans of PCI in effect on the date hereof which has been granted to current or former directors, officers or key employees of PCI by PCI (each, an "PCI Option") to be automatically converted at the Effective Time into an option (a "Cardinal Exchange Option") to purchase that number of Cardinal Common Shares equal to the number of shares of PCI Common Stock issuable immediately prior to the Effective Time upon exercise of the PCI Option (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio, with an exercise price equal to the exercise price which existed under the corresponding PCI Option divided by

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

     the Exchange Ratio, and with other terms and conditions that are the same as the terms and conditions of such PCI Option immediately before the Effective Time (including, without limitation, to the extent provided as of the date hereof in the plans and agreements covering such PCI Options (copies of which have been provided to PCI or filed as exhibits to the PCI SEC Documents (as defined in Section 4.7)), the ability to exercise such Cardinal Exchange Options through "cashless exercises"); provided that with respect to any PCI Option that is an "incentive stock option" within the meaning of Section 422 of the Code, the foregoing conversion shall be carried out in a manner satisfying the requirements of Section 424(a) of the Code. In connection with the issuance of Cardinal Exchange Options, Cardinal shall (i) reserve for issuance the number of Cardinal Common Shares that will become subject to Cardinal Exchange Options pursuant to this Section 2.4 and (ii) from and after the Effective Time, upon exercise of Cardinal Exchange Options, make available for issuance all Cardinal Common Shares covered thereby, subject to the terms and conditions applicable thereto.

     (b) PCI agrees to issue treasury shares of PCI, to the extent available, upon the exercise of PCI Options prior to the Effective Time.

     (c) Cardinal agrees to file with the Securities and Exchange Commission (the "Commission") within one month after the Closing Date a registration statement on Form S-8 or other appropriate form under the Securities Act to register Cardinal Common Shares issuable upon exercise of the Cardinal Exchange Options and use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of all of such Cardinal Exchange Options.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF CARDINAL AND SUBCORP

     In order to induce PCI and MEDIQ to enter into this Agreement, Cardinal and Subcorp hereby represent and warrant to PCI and MEDIQ that the statements contained in this Article III are true, correct and complete.

     3.1 Organization and Standing. Each of Cardinal and Subcorp is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Cardinal and Subcorp is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect on Cardinal. Cardinal is not in default in the performance, observance or fulfillment of any provision of its Articles of Incorporation, as amended and restated (the "Cardinal Articles"), or Code of Regulations, as amended and restated, and Subcorp is not in default in the performance, observance or fulfillment of any provisions of its Certificate of Incorporation or Bylaws.

     3.2 Corporate Power and Authority. Each of Cardinal and Subcorp has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Cardinal and Subcorp. This Agreement has been duly executed and delivered by each of Cardinal and Subcorp, and constitutes the legal, valid and binding obligation of each of Subcorp and Cardinal enforceable against each of them in accordance with its terms.

     3.3 Capitalization of Cardinal. As of July 22, 1996, Cardinal's authorized capital stock consisted solely of (a) 100,000,000 common shares, without par value ("Cardinal Common Shares"), of which (i) 63,989,830 shares were issued and outstanding, (ii) 223,098 shares were issued and held in treasury (which does not include the shares reserved for issuance as set forth in clause (a)(iii) below) and (iii) 5,264,145 shares were reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issuable by Cardinal, (b) 5,000,000 Class B common shares, without par value ("Cardinal Class B Common

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

Shares"), none of which was issued and outstanding or reserved for issuance, and
(c) 500,000 Non-Voting Preferred Shares, without par value, none of which was issued and outstanding or reserved for issuance. Each outstanding share of Cardinal capital stock is, and all Cardinal Common Shares to be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of Cardinal capital stock has not been, and all Cardinal Common Shares to be issued in connection with the Merger will not be, issued in violation of any preemptive or similar rights. As of the date hereof, other than as set forth in the first sentence hereof or in
Section 3.3 to the disclosure schedule (the "Cardinal Disclosure Schedule") delivered by Cardinal to PCI and dated the date hereof, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Cardinal of any equity securities of Cardinal, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Cardinal.

     3.4 Conflicts, Consents and Approval. Neither the execution and delivery of this Agreement by Cardinal or Subcorp nor the consummation of the transactions contemplated hereby will:

          (a) conflict with, or result in a breach of any provision of the Cardinal Articles or Code of Regulations, as amended and restated, of Cardinal or the Certificate of Incorporation or Bylaws of Subcorp;

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Cardinal or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Cardinal or any of its subsidiaries is a party;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation, applicable to Cardinal or any of its subsidiaries or their respective properties or assets; or

          (d) require any action or consent or approval of, or review by, or registration or filing by Cardinal or any of its affiliates with any third party or any local, domestic or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than (i) authorization for inclusion of the Cardinal Common Shares to be issued in the Merger and the transactions contemplated hereby (including upon exercise of the Cardinal Exchange Options) on the NYSE, subject to official notice of issuance, (ii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (iii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement, (v) consents or approvals of any Governmental Authority set forth in Section 3.4 to the Cardinal Disclosure Schedule;

except in the case of (b), (c) and (d) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on Cardinal.

     3.5 Brokerage and Finder's Fees. Except for Cardinal's obligation to Smith Barney Inc. ("Smith Barney"), neither Cardinal nor any shareholder, director, officer or employee thereof, has incurred or will incur on behalf of Cardinal, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

     3.6 Accounting Matters. Neither Cardinal nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by PCI or any of its affiliates) would prevent Cardinal from accounting for the business combination to be effected by the Merger as a pooling-of-interests for financial reporting purposes.

     3.7 Cardinal SEC Documents. Cardinal has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1991 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Cardinal SEC Documents"). The Cardinal SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Cardinal included in the Cardinal SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the date of effectiveness and the date of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal, recurring audit adjustments) the consolidated financial position of Cardinal and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     3.8 Registration Statement. None of the information provided by Cardinal for inclusion in the registration statement on Form S-4 to be filed with the Commission by Cardinal under the Securities Act, including the prospectus relating to Cardinal Common Shares to be issued in the Merger and the proxy statement and form of proxy relating to the vote of PCI Stockholders with respect to the Merger (as amended, supplemented or modified, the "Proxy Statement") contained therein (such registration statement as amended, supplemented or modified, the "Registration Statement"), at the time the Registration Statement becomes effective or, in the case of the Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Registration Statement and Proxy Statement, except for such portions thereof that relate only to PCI or MEDIQ, will comply as to form in all material respects with the provisions of the Securities Act and Exchange Act, as applicable.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF PCI

     In order to induce Subcorp and Cardinal to enter into this Agreement, PCI hereby represents and warrants to Cardinal and Subcorp that the statements contained in this Article IV are true, correct and complete.

     4.1 Organization and Standing. PCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of PCI and its subsidiaries is duly qualified to do business and in good standing in each jurisdiction listed in
Section 4.2 to the disclosure schedule (the "PCI Disclosure Schedule") delivered by PCI to Cardinal and dated the date hereof, is not qualified to do business in any other jurisdiction and neither the nature of the business conducted by it nor the property it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect on PCI. PCI is not in default in the performance, observance or fulfillment of any provision of its Certificate of Incorporation, as amended and restated, or Bylaws.

     4.2 Subsidiaries. PCI does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries as set forth in Section 4.2 to the PCI Disclosure Schedule. Except as set forth in Section 4.2 to the PCI Disclosure Schedule, PCI is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such entity. PCI owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of PCI's subsidiaries. Except as set forth in Section 4.2 to the PCI Disclosure Schedule, each of the outstanding shares of capital stock of each of PCI's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by PCI free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information for each subsidiary of PCI is set forth in Section 4.2 to the PCI Disclosure Schedule, as applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital and the record owner(s) thereof. Other than as set forth in
Section 4.2 to the PCI Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of PCI, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of any subsidiary of PCI; and no subsidiary of PCI has any obligation of any kind to issue any additional securities or to pay for securities of any subsidiary of PCI or any predecessor thereof.

     4.3 Corporate Power and Authority. PCI has all requisite corporate power and authority to enter into this Agreement and, subject to authorization of the Merger and the transactions contemplated hereby by PCI Stockholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PCI, subject to authorization of the Merger and the transactions contemplated hereby by PCI Stockholders. This Agreement has been duly executed and delivered by PCI and constitutes the legal, valid and binding obligation of PCI enforceable against it in accordance with its terms.

     4.4 Capitalization of PCI. As of July 23, 1996, PCI's authorized capital stock consisted solely of (a) 25,000,000 shares of common stock, $0.001 par value per share ("PCI Common Stock"), of which (i) 6,211,250 shares were issued and outstanding, (ii) 715,000 shares were issued and held in treasury (which does not include the shares reserved for issuance set forth in clause (iii) below) and (iii) 470,000 shares were reserved for issuance upon the exercise or conversion of outstanding options, warrants or convertible securities granted or issued by PCI with an average weighted exercise price of $10.3032, and (b) 10,000,000 shares of preferred stock, $0.001 par value per share ("PCI Preferred Stock"), none of which was issued and outstanding or reserved for issuance. Each outstanding share of PCI capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence hereof, or in Section 4.4 to the PCI Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of PCI by PCI, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of PCI; and PCI has no obligation of any kind to issue any additional securities or to pay for securities of PCI or any predecessor. The issuance and sale of all of the shares of capital stock described in this
Section 4.4 have been in compliance with federal and state securities laws.
Section 4.4 to the PCI Disclosure Schedule accurately sets forth the names of, and the number of shares issuable upon exercise of PCI Options, and the exercise price with respect thereto and the number of options and warrants held by, all holders of options or warrants to purchase PCI capital stock. Except as set forth in Section 4.4 to the PCI Disclosure Schedule, PCI has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any person or entity.

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

     4.5 Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement by PCI, nor the consummation of the transactions contemplated hereby will:

          (a) conflict with, or result in a breach of any provision of the Certificate of Incorporation, as amended and restated, or Bylaws of PCI;

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PCI or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which PCI or any of its subsidiaries is a party;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to PCI or any of its subsidiaries or any of their respective properties or assets; or

          (d) require any action or consent or approval of, or review by, or registration or filing by PCI or any of its affiliates with any third party or any Governmental Authority, other than (i) authorization of the Merger and the transactions contemplated hereby by PCI Shareholders, (ii) actions required by the HSR Act, (iii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement and (iv) consents or approvals of any Governmental Authority set forth in Section 4.5 to the PCI Disclosure Schedule.

except in the case of (b) for any of the foregoing that are set forth in Section
4.5 to the PCI Disclosure Schedule, and in the case of (b) (solely with respect to items other than those relating to indebtedness of PCI or its subsidiaries),
(c) and (d) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on PCI.

     4.6 No Material Adverse Change. Except as set forth in Section 4.6 to the PCI Disclosure Schedule, since September 30, 1995, PCI has conducted its business in the ordinary course, consistent with past practice, and there has been no (i) material adverse change in the assets, liabilities, prospects, results of operations, business or financial condition of PCI and its subsidiaries taken as a whole or (ii) material adverse effect on the ability of PCI to consummate the transactions contemplated hereby.

     4.7 PCI SEC Documents. PCI has timely filed with the Commission, and has heretofore delivered to Cardinal true, correct and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1991 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "PCI SEC Documents"). The PCI SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of PCI included in the PCI SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the date of effectiveness and the date of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal, recurring audit adjustments) the consolidated financial position of PCI as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

     4.8 Taxes. PCI has duly filed all federal, and state, local and foreign income, franchise, material excise, real and personal property and other tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by PCI prior to the date hereof. All of the foregoing returns and reports are true and correct (except for such inaccuracies which are individually, or in the aggregate, not material), and PCI has paid or, prior to the Effective Time, will pay all taxes, interest and penalties required to be paid in respect of the periods covered by such returns or reports or shown as due to any federal, state, foreign, local or other taxing authority. PCI has paid or made adequate provision in the financial statements of PCI included in the PCI SEC Documents for all taxes payable in respect of all periods ending on or prior to June 30, 1996. Neither PCI nor any of its subsidiaries will have any material liability for any taxes in excess of the amounts so paid or reserves so established and neither PCI nor any of its subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge and none of them has requested any extension of time within which to file any returns in respect of any fiscal year which have not since been filed. No deficiencies for any tax, assessment or governmental charge have been proposed in writing, asserted or assessed (tentatively or definitely) to PCI or any of its subsidiaries, in each case, by any taxing authority, against PCI or any of its subsidiaries for which there are not adequate reserves. Except as set forth in Section 4.8 to the PCI Disclosure Schedule, neither PCI nor any of its subsidiaries is the subject of any tax audit. Except as set forth in Section 4.8 to the PCI Disclosure Schedule, as of the date of this Agreement, there are no pending requests for waivers of the time to assess any such tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves. Except as set forth in Section 4.8 to the PCI Disclosure Schedule, the federal income tax returns of PCI and its subsidiaries have been audited by the Internal Revenue Service through the fiscal year ending September 30, 1993. For the purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign taxes including interest and penalties thereon. PCI has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

     4.9 Compliance with Law. Except as set forth in Section 4.9 to the PCI Disclosure Schedule, PCI is in compliance with, and at all times since December 31, 1991 has been in compliance with, all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (collectively, "Applicable Laws") relating to PCI or its business or properties, including, without limitation, laws regarding the Federal Controlled Substances Act of 1970, the Food, Drug and Cosmetic Act, any federal or state Pharmacy Practice Acts, the Good Manufacturing Practices standards of the Food and Drug Administration, Controlled Substance Acts, Dangerous Drugs Acts and Food, Drug and Cosmetic Acts, the Occupational Safety and Health Act and the regulations promulgated thereunder ("OSHA") and all rules of professional conduct applicable to PCI or by which any of its properties are bound or subject, except where the failure to be in compliance therewith would not have a material adverse effect on PCI. PCI has heretofore provided Cardinal with copies of all citations heretofore issued to PCI under OSHA and made available copies of all material correspondence from and to the Occupational Safety and Health Administration or any other Governmental Authority.

     4.10 Intellectual Property.

     (a) Set forth in Section 4.10 to the PCI Disclosure Schedule is a true and complete list of (i) all of PCI's foreign and domestic material patents, patent applications, invention disclosures, trademarks, service marks, tradenames (and any registrations or applications for registration for any of the foregoing) and all material design right and copyright applications and registrations and (ii) all material agreements to which PCI is a party which concern any of the Intellectual Property ("Intellectual Property" shall mean all intellectual property or other proprietary rights of every kind, including, without limitation, all domestic or foreign patents, patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, trademarks and trademark applications and registrations, service marks and service mark applications and registrations, trade names, trade dress, copyright registrations, design rights, customer lists, marketing and customer information, mask works rights, know-how, licenses, technical information (whether confidential or otherwise), software, and all documentation thereof). Other than the Intellectual Property set forth in Section 4.10 to the PCI Disclosure Schedule, no name, patent, invention, trade secret, proprietary right, computer software, trademark, trade name, service mark, logo, copyright, franchise, license, sublicense, or other such right is necessary for the operation of the business of PCI in substantially the same manner as such business is presently or proposed to be conducted. Except as set forth in Section 4.10 to the PCI Disclosure Schedule, to the knowledge of PCI, (i) PCI owns, free and clear of any liens, claims or encumbrances, the Intellectual Property and has the exclusive right to bring actions for the infringement thereof; (ii) all of the patents, trademark registrations, service mark registrations, and design right registrations, and copyright registrations included in the Intellectual Property are valid (other than, in each case, defects which are immaterial with respect to such Intellectual Property); (iii) the Intellectual Property does not infringe and has not infringed any now existing or subsequently issued domestic or foreign patent, trademark, service mark, tradename, copyright, design right or other intellectual property or proprietary right; (iv) no person or entity has asserted to PCI that, with respect to the Intellectual Property, PCI or a licensee of PCI is infringing or has infringed any domestic or foreign patent, trademark, service mark, tradename, or copyright or design right, or has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; (v) PCI has no information which would form the basis for any belief that any of the Intellectual Property, or its use or operation, infringe, or have infringed, any foreign or domestic patent, trademark, service mark, tradename or copyright of any entity or have involved the misappropriation or improper use or disclosure of any trade secrets, confidential information or know-how of any entity; (vi) all working requirements and all fees, annuities, and other payments which are due from PCI on or before the effective date of this Agreement for any of the Intellectual Property, including, without limitation, all material foreign or domestic patents, patent applications, trademarks registrations, service mark registrations, copyright registrations and any applications for any of the preceding, have been met or paid; (vii) the claims made in the material foreign or domestic patents and patent applications that are a part of the Intellectual Property are not dominated by claims of patents owned by other persons or entities; (viii) the making, using, selling, manufacturing, marketing, licensing, reproduction, distribution, or publishing of any process, machine, manufacture, composition of matter, or material pursuant to any part of the Intellectual Property, does not and will not infringe any domestic or foreign patent, trademark, service mark, tradename, copyright or other intellectual property right; (ix) no unexpired foreign or domestic patents or patent applications exist that are adverse to the material interests of PCI; (x) the Intellectual Property is not the subject of any pending Action; (xi) no part of the Intellectual Property was obtained through inequitable conduct or fraud in the United States Patent and Trademark Office or any foreign governmental entity; (xii) PCI is not aware of any (a) prior act that would adversely affect, void or invalidate any of the Intellectual Property or (b) conduct or use by PCI or any third party that would adversely affect, void or invalidate any of the Intellectual Property; (xiii) the execution, delivery and performance of this Agreement by PCI, and the consummation of the transactions contemplated thereby, will not breach, violate or conflict with any instrument or agreement governing or contained within any of the Intellectual Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of the Intellectual Property or materially impair the right of Cardinal or Subcorp to use, sell, license or dispose of, or to bring any action for the infringement of, any Intellectual Property; (xiv) there are no material royalties, honoraria, fees or other payments payable to any third party by reason of the ownership, use, license, sale or disposition of the Intellectual Property; (xv) no part of the source or object code, algorithms or structure included in any of the Intellectual Property is copied from, based upon, or derived from any source or object code, algorithm or structure included in any computer software product owned by any third party nor does any substantial similarity of any of such source or object code, algorithms or structure to any computer software product owned by any third party result from such source or object code, algorithms or structure being copied from, based upon or derived from any computer software product owned by any third party; and
(xvi) no software included in the Intellectual Property contains any "Self-Help Code," i.e., any back door, time bomb, drop dead device, or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of any unauthorized person, or, to PCI's knowledge, any "Unauthorized Code," i.e., any virus, Trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access, disable, erase, or otherwise harm software, hardware, or data or to perform any other such actions.

     (b) PCI has taken all reasonably appropriate steps to safeguard and maintain the secrecy and confidentiality of all trade secrets contained in the Intellectual Property.

     (c) PCI has taken all reasonably appropriate steps to safeguard and maintain all copyrights and patents contained in the Intellectual Property.

     4.11 Title to and Condition of Properties. PCI owns or holds under valid leases all real property, plants, machinery and equipment necessary for the conduct of the business of PCI as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a material adverse effect on PCI. Section 4.11 to the PCI Disclosure Schedule lists, and PCI has furnished to Cardinal, copies of all third party and internal environmental or other reports prepared by or for PCI with respect to the real property owned, leased or used by PCI in PCI's possession.

     4.12 Registration Statement; Proxy Statement. None of the information provided by PCI for inclusion in the Registration Statement at the time it becomes effective or, in the case of the Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and Proxy Statement, except for such portions thereof that relate only to Cardinal and its subsidiaries, will each comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, as applicable.

     4.13 Litigation. Except as set forth in Section 4.13 to the PCI Disclosure Schedule, there is no suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of PCI (or its officers or directors), threatened against PCI or any officer or director of PCI which, individually or in the aggregate, if adversely determined, would have a material adverse effect on PCI or a material adverse effect on the ability of PCI to consummate the transactions contemplated hereby. PCI is not subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, insofar as can be reasonably foreseen by PCI, would have a material adverse effect on PCI or a material adverse effect on the ability of PCI to consummate the transactions contemplated hereby. Except as set forth in Section 4.13 to the PCI Disclosure Schedule, since December 31, 1991, (i) there has not been any Action asserted, or to the knowledge of PCI, threatened against PCI relating to PCI's method of doing business or its relationship with past, existing or future users or purchasers of any goods or services of PCI and (ii) PCI has not been subject to any outstanding order, writ, injunction or decree relating to PCI's method of doing business or its relationship with past, existing or future lessees, users, purchasers or licensees of any Intellectual Property, goods or services of PCI.

     4.14 Brokerage and Finder's Fees; Expenses. Except for PCI's obligations to Lehman Brothers ("Lehman") (a copy of the written agreement relating to such obligations having previously been provided to Cardinal), neither PCI nor any director, officer, employee or (to the knowledge of PCI) stockholder thereof, has incurred or will incur on behalf of PCI, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Section
4.14 to the PCI Disclosure Schedule discloses the maximum aggregate amount of all fees and expenses which will be paid or will be payable by PCI to all attorneys, accountants and investment bankers in connection with the Merger ("Merger Fees").

     4.15 Accounting Matters. Neither PCI nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by Cardinal or any of its affiliates) would prevent Cardinal from accounting for the business combination to be effected by the Merger as a pooling-of-interests for financial reporting purposes.

     4.16 Employee Benefit Plans.

     (a) For purposes of this Section 4.16, the following terms have the definitions given below:

          "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Plans.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

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

          "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          "Foreign Plan" means a Plan providing compensation or benefits to any employee who is, or former employee who was, employed outside the United States, or any beneficiary or dependent thereof.

          "Plans" means all employment agreements and all employee benefit plans, programs, policies, practices, and other arrangements providing incentive compensation, pension, profit sharing, deferred compensation, stock option, medical, dental, disability or life insurance benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by PCI or any of its subsidiaries or to which PCI or any of its subsidiaries contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

     (b) Section 4.16(b) to the PCI Disclosure Schedule lists all Plans, and specifically identifies those Plans that are Foreign Plans. With respect to each Plan, PCI has made available to Cardinal a true, correct and complete copy of:
(i) each writing constituting a part of such Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description or corresponding filing with respect to any Foreign Plan, if any;
(iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the IRS, if any.

     (c) Except as set forth in Section 4.16(c) to the PCI Disclosure Schedule, the Internal Revenue Service has issued a favorable determination letter with respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Plan") and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. Each Plan that is intended to be tax-qualified or registered in any non-U.S. jurisdiction is so qualified or registered. Each Foreign Plan that is intended to qualify for any favorable tax status or treatment meets all requirements for such status or treatment.

     (d) All contributions required to be made to any Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected in the PCI SEC Documents filed or to be filed with the Commission.

     (e) Except as set forth in Section 4.16(c) to the PCI Disclosure Schedule, PCI and its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Plans. Except as set forth in Section 4.16(c), with respect to each Foreign Plan, PCI and its subsidiaries have complied, and are now in compliance, in all material respects with all laws and regulations applicable to such Foreign Plans. Except as set forth in Section 4.16(c) to the PCI Disclosure Schedule, each Plan has been operated in compliance with its terms. There is not now, and there are no existing, circumstances that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of PCI or any of its subsidiaries under ERISA or the Code or, with respect to a Foreign Plan, any other law or regulation applicable to such Foreign Plan.

     (f) Except as set forth in Section 4.16(f) to the PCI Disclosure Schedule, no Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of

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

Section 4063 of ERISA (a "Multiple Employer Plan"), nor has PCI or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within five years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. With respect to each Multiemployer Plan, except as set forth in Section 4.16(f) to the PCI Disclosure Schedule: (i) neither PCI nor any of its ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full; (ii) if PCI or any of its ERISA Affiliates were to experience a withdrawal or partial withdrawal from such plan, no Withdrawal Liability would be incurred; and (iii) neither PCI nor any ERISA Affiliate has received any notification, nor has any reason to believe, that any such plan is in reorganization, has been terminated, or may reasonably be expected to be in reorganization or to be terminated. No Plan (other than a Multiemployer Plan) is subject to Title IV of ERISA, and no Plan has any accumulated funding deficiency, whether or not waived.

     (g) There does not now exist, and there are no existing circumstances that could result in, any Controlled Group Liability that would be a material liability of PCI or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, neither PCI nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

     (h) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and as disclosed in Section 4.16(h) to the PCI Disclosure Schedule, neither PCI nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

     (i) Except as set forth in Section 4.16(i) to the PCI Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of PCI or any of its subsidiaries. Without limiting the generality of the foregoing and except as set forth in Section 4.16(i) to the PCI Disclosure Schedule, no amount paid or payable by PCI or any of its subsidiaries in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     (j) There are no pending claims or claims threatened in writing (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Employee Plans, any fiduciaries thereof with respect to their duties to the Employee Plans or the assets of any of the trusts under any of the Employee Plans which could reasonably be expected to result in any material liability of PCI or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any multiemployer plan.

     (k) Section 4.16(k) to the PCI Disclosure Schedule sets forth the names of all directors and officers of PCI, the total salary, bonus, fringe benefits and perquisites each received in the fiscal year ended September 30, 1995, and any changes to the foregoing which have occurred subsequent to September 30, 1995;
Section 4.16(k) to the PCI Disclosure Schedule also lists and describes the current compensation of any other employee of PCI whose fiscal year 1995 salary and bonus exceeded $100,000 annually and any other employee who is substantially certain to receive in excess of $100,000 in salary and bonus in fiscal year 1996. Except as disclosed in Section 4.16(k) to the PCI Disclosure Schedule, there are no other material forms of compensation paid to any such director, officer or employee of PCI. Except as set forth in Section 4.16(k) to the PCI Disclosure Schedule, no officer, director, or employee of PCI or any other affiliate of PCI, or any immediate family member of any of the foregoing, provides or causes to be provided to PCI any material assets, services or facilities and PCI does not provide or cause to be provided to any such officer, director, employee or affiliate, or any immediate family member of any of the foregoing, any material assets, services or facilities.

     4.17 Contracts. Section 4.17 to the PCI Disclosure Schedule lists all written or oral contracts, agreements, guarantees, leases and executory commitments (each a "Contract") to which PCI is a party and which fall within any of the following categories: (a) Contracts not entered into in the ordinary course of

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

PCI's business, (b) joint venture, partnership and like agreements, (c) Contracts which are service contracts (excluding contracts for delivery services entered into in the ordinary course of business) or equipment leases involving payments by PCI of more than $200,000 per year, (d) Contracts containing covenants purporting to limit the freedom of PCI to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts which after the Effective Time would have the effect of limiting the freedom of Cardinal or its subsidiaries (other than PCI and its subsidiaries) to compete in any line of business in any geographic area or to hire any individual or group of individuals, (f) Contracts which contain minimum purchase conditions or requirements or other terms that restrict or limit the purchasing relationships of PCI or any lessee thereof, (g) Contracts relating to any outstanding commitment for capital expenditures in excess of $250,000, (h) Contracts relating to the lease or sublease of or sale or purchase of real or personal property involving any annual expense or price in excess of $175,000 and not cancellable by PCI (without premium or penalty) within one month, (i) Contracts with any labor organization, (j) indentures, mortgages, promissory notes, loan agreements, guarantees of amounts in excess of $250,000, letters of credit or other agreements or instruments of PCI or commitments for the borrowing or the lending of amounts in excess of $250,000 or by PCI or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of PCI, (k) Contracts involving annual revenues or expenditures to the business of PCI in excess of 1.0% of PCI's annual revenues, (l) Contracts providing for "earn-outs" or other contingent payments involving more than $20,000 over the term of the Contract and (m) Contracts with or for the benefit of any affiliate of PCI or MEDIQ or immediate family member thereof (other than subsidiaries of PCI). All such Contracts are valid and binding obligations of PCI and, to the knowledge of PCI, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, have a material adverse effect on PCI. Neither PCI nor, to the knowledge of PCI, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under, any such Contract except such violations or defaults under such Contracts which, individually or in the aggregate, would not have a material adverse effect on PCI.

     4.18 Accounts Receivable. All accounts and notes receivable (including lease and finance notes receivable) and accrued interest receivable of PCI have arisen in the ordinary course of business and the accounts receivable reserves reflected on the balance sheet as of March 31, 1996 included in the PCI SEC Documents are as of such date established in accordance with generally accepted accounting principles consistently applied and to the best knowledge of PCI will be collectible, in the aggregate, in an amount not less than the amounts thereof carried on the balance sheet as of such date included in the PCI SEC Documents, net of any reserves included thereon, as applicable, except for any uncollectable amount which, individually or in the aggregate, would not have a material adverse effect on PCI.

     4.19 Labor Matters. Except as set forth in Section 4.17 to the PCI Disclosure Schedule, neither PCI nor any of its subsidiaries has any labor contracts, collective bargaining agreements or employment or consulting agreements with any persons employed by PCI or any persons otherwise performing services primarily for PCI or any of its subsidiaries (the "PCI Business Personnel"). Except as set forth in Section 4.19 to the PCI Disclosure Schedule, neither PCI nor any of its subsidiaries has engaged in any unfair labor practice with respect to PCI Business Personnel, and there is no unfair labor practice complaint pending or, to the knowledge of PCI, threatened, against PCI or any of its subsidiaries with respect to PCI Business Personnel. Except as set forth in
Section 4.19 to the PCI Disclosure Schedule, there is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of PCI, threatened against PCI or any of its subsidiaries, and neither PCI nor any of its subsidiaries has experienced any labor strike, dispute, slowdown or stoppage or other labor difficulty involving its employees since December 31, 1991.

     4.20 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the balance sheet of PCI as of March 31, 1996 included in the PCI SEC Documents, (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or (iii) as set forth in Section 4.20 to the PCI Disclosure Schedule, PCI does not have any liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would have a material adverse effect on PCI.

     4.21 Operation of PCI's Business; Relationships. (a) Since March 31, 1996 through the date of this Agreement, PCI has not engaged in any transaction which, if done after execution of this Agreement, would violate Section 5.3(c) hereof except as set forth in Section 4.21(a) to the PCI Disclosure Schedule.

     (b) The relationships of PCI with its customers and suppliers are satisfactory and the execution of this Agreement, the Merger and the transactions contemplated hereby to be undertaken by PCI will not have a material adverse effect on the relationships of PCI with such customers or suppliers, the effect of which, individually or in the aggregate, would have a material adverse effect on PCI.

     (c) Except as set forth in Section 4.21(c) to the PCI Disclosure Schedule, to the knowledge of PCI, (i) no product produced or packaged by PCI has been recalled voluntarily or involuntarily since December 31, 1991, (ii) no such recall is being considered by PCI, and (iii) no such recall is being considered by or has been requested or ordered by any PCI customer, Governmental Authority or consumer group.

     4.22 Permits; Compliance. PCI is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "PCI Permits"), and there is no Action pending or, to the knowledge of PCI, threatened regarding suspension or cancellation of any of the PCI Permits. PCI is not in conflict with, or in default or violation of, any of the PCI Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on PCI. During the period commencing on December 31, 1991 and ending on the date hereof, PCI has not received any notification with respect to possible conflicts, defaults or violations of Applicable Laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a material adverse effect on PCI.

     4.23 Product Warranties and Liabilities. Except as listed in Section 4.23 to the PCI Disclosure Schedule, PCI has no forms of warranties or guarantees of its products and services that are in effect or proposed to be used by it.
Section 4.23 to the PCI Disclosure Schedule sets forth a description of each pending or, to the knowledge of PCI, threatened Action under any warranty or guaranty against PCI. PCI has not incurred, nor does PCI know or have any reason to believe there is any basis for alleging, any material liability, damage, loss, cost or expense as a result of any material defect or other deficiency (whether of design, materials, workmanship, labeling instructions or otherwise) ("Product Liability") with respect to any product sold or services rendered by or on behalf of PCI (including any lessee thereof) prior to the Effective Time, whether such Product Liability is incurred by reason of any express or implied warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance.

     4.24 Environmental Matters.

     (a) As used herein, the term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

     (b) Except as set forth in Section 4.24(b) to the PCI Disclosure Schedule, there are, with respect to PCI, its subsidiaries or any predecessor of the foregoing, no past or present violations of Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and none of PCI and its subsidiaries has received any notice with respect to any of the foregoing, nor is any Action pending or threatened in connection with any of the foregoing.

     (c) Other than those that are or were stored, used or disposed of in compliance with Applicable Law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by PCI or any of its subsidiaries and no Hazardous Materials were released on or about any real property previously owned, leased or used by PCI during the period the property was owned, leased or used by PCI, except in the normal course of PCI's business.

     (d) Except as set forth in Section 4.24(d) to the PCI Disclosure Schedule, there are no underground storage tanks on or under any real property owned, leased or used by PCI or any of its subsidiaries that are not in compliance with Applicable Law.

     4.25 Opinion of Financial Advisor. PCI has received the written opinion of Lehman, its financial advisor, to the effect that, as of July 23, 1996, the Exchange Ratio is fair to the PCI Stockholders from a financial point of view, PCI has heretofore provided a copy of such opinion to Cardinal and such opinion has not been withdrawn, revoked or modified.

     4.26 Board Recommendation. The Board of Directors of PCI, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the transactions contemplated thereby, are fair to and in the best interests of the stockholders of PCI, and (ii) resolved to recommend that the holders of the shares of PCI Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

     4.27 DGCL Section 203 and State Takeover Laws. Prior to the time this Agreement was executed, the Board of Directors of PCI has taken all action necessary to exempt under or make not subject to (x) Section 203 of the DGCL and
(y) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (i) the execution of this Agreement, the Support/Voting Agreements dated as of July 23, 1996 between Cardinal and certain PCI Stockholders (collectively, the "Support Agreements") and the Stock Option Agreement dated July 23, 1996 between Cardinal and MEDIQ (the "MEDIQ Option Agreement"), (ii) the Merger and (iii) the transactions contemplated hereby and by the MEDIQ Option Agreement and the Support Agreements.

     4.28 Employment Agreements. Each of the employment agreements between PCI and Messrs. Daniel Gerner and Richard Sauter dated the date hereof (i) has been duly executed and delivered by the respective employee and (ii) as of the Effective Time, shall not have been terminated since the date hereof.

     4.29 Insurance. Except as set forth in Section 4.29 to the PCI Disclosure Schedule, PCI is presently insured, and during each of the past five calendar years has been insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Except as set forth in Section 4.29 to the PCI Disclosure Schedule, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company and its subsidiaries provide adequate coverage against loss and may be continued by PCI without modification or premium increase after the Effective Time and for the duration of their current terms which terms expire as set forth in Section 4.29 to the PCI Disclosure Schedule.

     4.30 Affiliate Transactions. Except as set forth in Section 4.17 to the PCI Disclosure Schedule or as contemplated by the transactions contemplated hereby, there are no Contracts or other transactions between PCI, on the one hand, and any (i) officer or director of PCI, (ii) record or beneficial owner of five percent or more of the voting securities of PCI or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

     The parties hereto agree as follows with respect to the period from and after the execution of this Agreement.

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

     5.1 Mutual Covenants.

     (a) General. Each of the parties shall use its reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by this Agreement (including, without limitation, using its reasonable efforts to cause the conditions set forth in
Article VI for which they are responsible to be satisfied as soon as reasonably practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request).

     (b) HSR Act.  As soon as practicable, and in any event no later than ten
(10) business days after the date hereof, each of the parties hereto will file any Notification and Report Forms and related material required to be filed by it with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act with respect to the Merger, will use its reasonable efforts to obtain an early termination of the applicable waiting period, and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable; provided, however, that neither Cardinal nor any of its subsidiaries shall be required hereunder to divest or hold separate any portion of their business or assets.

     (c) Other Governmental Matters. Each of the parties shall use its reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any Governmental Authority that it may be required to give, make or obtain.

     (d) Pooling-of-Interests. Each of the parties shall use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment for financial reporting purposes.

     (e) Public Announcements. Unless otherwise required by Applicable Laws or requirements of the National Association of Securities Dealers, the American Stock Exchange or the NYSE (and in that event only if time does not permit), at all times prior to the earlier of the Effective Time or termination of this Agreement pursuant to Section 7.1, Cardinal, MEDIQ and PCI shall consult with each other before issuing any press release with respect to the Merger and shall not issue any such press release prior to such consultation.

     (f) Intercompany Agreements. Unless otherwise specified by Cardinal prior to the Effective Time, as of the Effective Time all Contracts, agreements, arrangements or understandings between MEDIQ and PCI (other than this Agreement and those in Section 5.1(f) to the PCI Disclosure Schedule) shall be terminated without any liability to PCI.

     5.2 Covenants of Cardinal.

     (a) Preparation of Registration Statement. Cardinal shall, as soon as is reasonably practicable, prepare and file the Proxy Statement with the Commission on a confidential basis. Cardinal shall prepare and file the Registration Statement with the Commission as soon as is reasonably practicable following clearance of the Proxy Statement by the Commission and shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time, including, to the extent Cardinal becomes aware of any information contained or omitted from the Registration Statement which makes any material statement contained therein false or misleading, filing the information necessary to make such statements in the Registration Statement not false or misleading. Cardinal shall use all reasonable efforts to cause the Registration Statement to register under the Securities Act all of the Cardinal Common Shares to be issued in the Merger to the PCI Stockholders (including MEDIQ). Cardinal also shall take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Cardinal Common Shares in the Merger.

     (b) Indemnification. From and after the Effective Time, Cardinal shall cause the Surviving Corporation (including, to the extent required, providing sufficient funding) to indemnify and hold harmless and advance expenses for the present and former officers and directors of PCI in respect of acts or omissions

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

occurring prior to the Effective Time to the extent provided under the PCI Certificate of Incorporation, as amended and restated, and Bylaws, in each case as in effect on the date hereof.

     (c) Notification of Certain Matters. Cardinal shall give prompt notice to PCI of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Cardinal or Subcorp representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any material failure of Cardinal to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.2(c) shall not limit or otherwise affect the remedies available hereunder to PCI.

     (d) Pooling Press Release. If the Effective Time occurs after December 1, 1996, then Cardinal shall use its best efforts to prepare and publicly release as soon as practicable following the end of the first full calendar month following the Effective Time a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q or 8-K or any other public filing, statement or announcement which includes the combined financial results (including combined sales and net income) of Cardinal and PCI for a period of at least 30 days of combined operations of Cardinal and PCI following the Effective Time.

     5.3 Covenants of PCI and MEDIQ.

     (a) PCI Stockholders Meeting. PCI shall take all action in accordance with the federal securities laws, the DGCL and its Certificate of Incorporation, as amended and restated, and Bylaws necessary to obtain the consent and approval of PCI Stockholders with respect to the Merger, this Agreement and the transactions contemplated hereby on the earliest practicable date.

     (b) Information for the Registration Statement and Preparation of Proxy Statement. PCI and MEDIQ shall each promptly furnish Cardinal with all information concerning it as may be required for inclusion in the Registration Statement. PCI and MEDIQ shall cooperate with Cardinal in the preparation of the Registration Statement in a timely fashion and shall use all reasonable efforts to assist Cardinal in having the Registration Statement declared effective by the Commission as promptly as practicable. If at any time prior to the Effective Time, any information pertaining to PCI or MEDIQ, as the case may be, contained in or omitted from the Registration Statement makes such statements contained in the Registration Statement false or misleading, PCI or MEDIQ, as the case may be, shall promptly so inform Cardinal and provide Cardinal with the information necessary to make statements contained therein not false and misleading. PCI and MEDIQ shall use all reasonable efforts to cooperate with Cardinal in the preparation and filing of the Proxy Statement with the Commission on a confidential basis and PCI shall be responsible for paying the required filing fee under the Exchange Act in connection with the initial filing of the Proxy Statement with the Commission. PCI shall use all reasonable efforts to mail at the earliest practicable date to PCI Stockholders the Proxy Statement, which shall include all information required under Applicable Law to be furnished to PCI Stockholders in connection with the Merger and the transactions contemplated thereby and shall include the recommendation of PCI's Board of Directors in favor of the Merger.

     (c) Conduct of PCI's Operations. During the period from the date of this Agreement to the Effective Time, PCI shall conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, PCI shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 5.3(c) to the PCI Disclosure Schedule, without the prior written consent of
Cardinal:

          (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or

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

     obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except (i) the issuance of shares of PCI Common Stock held in PCI's treasury pursuant to the exercise of outstanding options to purchase PCI Common Stock or (ii) to sell shares of PCI Common Stock held in PCI's treasury in order for PCI to satisfy its obligations pursuant to Section 5.1(d)), or (E) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

          (ii) sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than sales or leases of inventory or licensing of Intellectual Property made in the ordinary course of business;

          (iii) make or propose any changes in its Certificate of Incorporation or Bylaws;

          (iv) merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person or, except to the extent permitted under Section 5.3(e), enter into any confidentiality agreement with any person other than in the ordinary course of business;

          (v) incur, create, assume or otherwise become liable for indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for obligations of any other individual, corporation or other entity, in excess of $100,000, in each instance, or in excess of $250,000, in the aggregate, other than pursuant to existing working capital credit lines and facilities the aggregate amount available under which has not been increased following the date hereof;

          (vi) create any subsidiaries;

          (vii) enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than salary increases granted in the ordinary course of business consistent with past practice to employees who are not officers or directors of PCI, or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by Applicable Law or a binding written contract in effect on the date of this Agreement, and, in the case of consultants and employees, other than in the ordinary course of business consistent with past practice;

          (viii) (A) change its method of doing business other than in any immaterial respect or (B) change any method or principle of accounting in a manner that is inconsistent with past practice;

          (ix) settle any Actions, whether now pending or hereafter made or brought involving an amount in excess of $50,000;

          (x) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Contract set forth in
     Section 4.17 to the PCI Disclosure Schedule, any other material Contract to which PCI is a party or, except to the extent required by Applicable Law as advised by outside counsel, any confidentiality agreement to which PCI is a party;

          (xi) incur or commit to any capital expenditures, obligations or liabilities in respect thereof which exceed or would exceed $100,000, individually or $1,000,000, in the aggregate (provided that in no event shall approval be required for any individual expenditure not in excess of $25,000);

          (xii) make any material changes or modifications to any pricing policy (related discounts or fees) or investment policy or enter into any new leases on terms different from those in effect in the ordinary and usual course of business, consistent with past practice;

          (xiii) pay (or agree to become obligated to pay) any Merger Fees in excess of the amount set forth in Section 4.14 to the PCI Disclosure Schedule;

          (xiv) take any action to exempt or make not subject to (x) Section 203 of the DGCL or (y) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than Cardinal or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

          (xv) take any action that would result in the representations and warranties set forth in Article IV becoming false or inaccurate;

          (xvi) enter into or carry out any other transaction other than in the ordinary and usual course of business;

          (xvii) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

          (xviii) agree in writing or otherwise to take any of the foregoing actions.

     (d) Intellectual Property Matters. PCI shall use its best efforts to preserve its ownership rights to the Intellectual Property free and clear of any liens, claims or encumbrances and shall use its best efforts to assert, contest and prosecute any infringement of any issued foreign or domestic patent, trademark, service mark, tradename or copyright that forms a part of the Intellectual Property or any misappropriation or disclosure of any trade secret, confidential information or know-how that forms a part of the Intellectual Property.

     (e) No Solicitation. Each of PCI and MEDIQ, severally and not jointly, agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving PCI, or acquisition of any capital stock (other than upon exercise of outstanding PCI Options) or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice) of PCI, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Cardinal, Subcorp or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that PCI may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for a Competing Transaction if and so long as the Board or Directors of PCI determines in good faith by a majority vote, based upon the advice of its outside legal counsel, that failing to take such action would constitute a breach of the fiduciary duties of the Board (and so advises Cardinal) and such a proposal is, based upon written advice of Lehman (or any other nationally recognized investment banking firm), more favorable to PCI's Stockholders in the aggregate and from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transactions proposed by Cardinal in response to such Competing Transaction), and in such case the Board of Directors of PCI may withdraw its recommendation of this Agreement or the Merger (provided that the foregoing shall in no way limit or otherwise affect Cardinal's right to terminate this Agreement pursuant to Section 7.1(e)). PCI will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing. From and after the execution of this Agreement, each of PCI and MEDIQ shall immediately advise Cardinal in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Competing Transaction (including the specific terms thereof) and promptly furnish to Cardinal a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto.

     (f) Affiliates of PCI. PCI shall cause each such person who may be at the Effective Time or was on the date hereof an "affiliate" of PCI for purposes of Rule 145 under the Securities Act, to execute and deliver to Cardinal no less than 45 days prior to the date of the meeting of PCI Stockholders to approve the Merger, the written undertakings in the form attached hereto as Exhibit A. On or prior to such date, outside counsel for

PCI shall provide Cardinal with a letter (reasonably satisfactory to counsel to Cardinal) specifying all of the persons or entities who, in such counsel's view, may be deemed to be "affiliates" of PCI under the preceding sentence.

     (g) Access. From and after the date of this Agreement until the Effective Time (or the termination of this Agreement), PCI shall permit representatives of Cardinal to have appropriate access at all reasonable times to PCI's premises, properties, books, records, contracts, tax records, documents, customers and suppliers. Information obtained by Cardinal pursuant to this Section 5.1(g) shall be subject to the provisions of the confidentiality agreement between Cardinal and Lehman dated June 19, 1996 (the "Confidentiality Agreement"), which agreement remains in full force and effect. Without limiting the generality of the foregoing, Cardinal shall be provided the opportunity to have its representatives participate in all meetings and, to the extent practicable, phone conversations with representatives of the Internal Revenue Service ("IRS") relating to the Qualified Plans and to review and comment upon any written materials submitted to the IRS relating to the Qualified Plans before such submission is made.

     (h) Notification of Certain Matters by PCI. PCI shall give prompt notice to Cardinal of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any PCI representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any material failure of PCI to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.3(h) shall not limit or otherwise affect the remedies available hereunder to Cardinal.

     (i) Notification of Certain Matters by MEDIQ. MEDIQ shall give prompt notice to Cardinal and PCI of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any MEDIQ representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any material failure of MEDIQ to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.3(i) shall not limit or otherwise affect the remedies available hereunder to Cardinal.

                                   ARTICLE VI

                                   CONDITIONS

     6.1 Mutual Conditions. The obligations of the parties hereto to consummate the Merger shall be subject to fulfillment of the following conditions:

          (a) No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Merger shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which prevents the consummation of the Merger.

          (b) All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (c) The Merger and the transactions contemplated hereby shall have been approved by the PCI Stockholders in the manner required by any Applicable Law.

          (d) The Commission shall have declared the Registration Statement effective. On the Closing Date and at the Effective Time, no stop order or similar restraining order shall have been threatened by the Commission or entered by the Commission or any state securities administrator prohibiting the Merger.

          (e) No Action shall be instituted by any Governmental Authority which seeks to prevent consummation of the Merger or seeking material damages in connection with the transactions contemplated hereby which continues to be outstanding.

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

     6.2 Conditions to Obligations of PCI. The obligations of PCI to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by PCI:

          (a) The representations and warranties of each of Cardinal and Subcorp set forth in Article III shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on Cardinal.

          (b) Each of Cardinal and Subcorp shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

          (c) Each of Cardinal and Subcorp shall have furnished PCI with a certificate dated the Closing Date signed on behalf of it by the Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

          (d) PCI shall have received the legal opinion, dated the Closing Date, of Wachtell, Lipton, Rosen & Katz, special counsel to Cardinal, in substantially the form attached hereto as Exhibit B.

          (e) The Cardinal Common Shares to be issued in the Merger and upon exercise of the Cardinal Exchange Options and the transactions contemplated hereby shall have been authorized for inclusion on the NYSE, subject to official notice of issuance.

     6.3 Conditions to Obligations of Cardinal and Subcorp. The obligations of Cardinal to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by each of Cardinal and Subcorp:

          (a) The representations and warranties of PCI set forth in Article IV shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on PCI. The possible liabilities with respect to the compliance issues described in
     Schedule 4.16(c) A, B and C have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on PCI. The representations and warranties of MEDIQ set forth in
     Section 8.1 shall be true and correct on the date hereof and on and as of the Closing Date (except for any representations and warranties made as of a specific date which need be true and correct only as of the specified date), except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on the ability of MEDIQ to consummate the transactions contemplated hereby.

          (b) PCI shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

          (c) PCI shall have furnished Cardinal with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

          (d) Cardinal shall have received the legal opinion, dated the Closing Date, of Ballard Spahr Andrews & Ingersoll, substantially in the form attached hereto as Exhibit C.

          (e) Cardinal shall have received a letter, in form and substance reasonably satisfactory to Cardinal, from Deloitte & Touche L.L.P. dated the date of the Proxy Statement and confirmed in writing at the Effective Time stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board.

          (f) Each person who may be at the Effective Time or was on the date of this Agreement an "affiliate" of PCI for purposes of Rule 145 under the Securities Act, shall have executed and delivered to Cardinal at least 45 days prior to the date of the meeting of PCI Stockholders to approve the Merger the written undertakings in the form attached hereto as Exhibit A.

          (g) There shall not have been a breach of (i) any obligation by any stockholder which has entered into a Support Agreement and (ii) the MEDIQ Option Agreement.

          (h) Since the date of this Agreement, except to the extent contemplated by Section 4.6 to the PCI Disclosure Schedule, there shall not have been any material adverse change in the assets, liabilities, prospects, results of operations, business or financial condition of PCI and its subsidiaries taken as a whole or any material adverse effect on the ability of PCI to consummate the transactions contemplated hereby.

          (i) The two employment agreements referenced in Section 4.28 hereof shall not have been breached or terminated and shall be in effect.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by PCI Stockholders:

          (a) by mutual consent of Cardinal and PCI;

          (b) by either Cardinal or PCI if any permanent injunction or other order of a court or other competent Governmental Authority preventing the consummation of the Merger shall have become final and nonappealable;

          (c) by either Cardinal or PCI if the Merger shall not have been consummated before January 31, 1997, unless extended by the Boards of Directors of both Cardinal and PCI (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

          (d) (i) by PCI, no earlier than the fifth trading day nor later than the third full trading day immediately preceding the meeting of PCI Stockholders at which the vote to approve the Merger occurs (the "7.1(d) Termination Period") if the Average Share Price is less than $58.12, provided that PCI will have no right to terminate pursuant to this clause
     (i) unless (x) PCI shall have given, during the 7.1(d) Termination Period, one full trading day's prior written notice of its intention to terminate pursuant to this Section 7.1(d) and (y) Cardinal during such one full trading day notice period shall not have given written notice (an "Adjustment Election") to PCI that the Exchange Ratio shall be calculated pursuant to clause (ii) of Section 2.2, (ii) by Cardinal during the 7.1(d) Termination Period if the Average Share Price is less than $56.41,or (iii) by either PCI or Cardinal during the 7.1(d) Termination Period if the Average Share Price is less than $54.70;

          (e) by Cardinal if the Board of Directors of PCI shall withdraw, modify or change its recommendation of this Agreement or the Merger in a manner adverse to Cardinal, or if the Board of Directors of PCI shall have refused to affirm its recommendation within two business days of any written request from Cardinal which request was made upon a reasonable basis;

          (f) by Cardinal or PCI if at the meeting of PCI Stockholders (including any adjournment or postponement thereof) the requisite vote of the PCI Stockholders to approve the Merger and the transactions contemplated hereby shall not have been obtained;

          (g) [Intentionally omitted]

          (h) by Cardinal if MEDIQ shall have breached any of its representations, covenants, or obligations under the MEDIQ Option Agreement (other than in any immaterial respect);

          (i) by Cardinal if at any time the representations and warranties of PCI set forth in Section 4.15 shall not be true and correct;

          (j) by Cardinal if Cardinal shall have been advised that the condition set forth in Section 6.3(e) cannot be satisfied; or

          (k) by PCI if, prior to the meeting of PCI Stockholders at which the vote to approve the Merger is to occur, the Board of Directors of PCI approves an agreement to effect a Competing Transaction if the PCI Board has determined in good faith, upon advice from its outside counsel, that failure to approve such agreement and terminate this Agreement would constitute a breach of the fiduciary duties of the PCI Board (and so advised Cardinal) and such Competing Transaction is, based upon written advice of Lehman (or any other nationally recognized investment banking firm), more favorable to PCI's Stockholders in the aggregate and from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transactions proposed by Cardinal in response to such Competing Transaction); provided that the termination described in this paragraph (k) shall not be effective until the close of business on the second business day following the date on which Cardinal receives written notice from PCI of PCI's intent to terminate pursuant to this paragraph (k) and unless and until PCI shall have paid Cardinal all of the fees and expenses described in Section 7.2.

     7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement, except for the provisions of the last sentence of Section 5.3(g) and the provisions of Sections 7.2, 8.11 and 8.12, shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement and provided, further, however, that if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their respective costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expense incident to negotiation, preparation and execution of this Agreement and related documentation and shareholders' meetings and consents ("Costs"). If this Agreement is terminated for any reason pursuant to Section 7.1 (other than a termination pursuant to Sections 7.1(a), 7.1(b), 7.1(c) (other than a termination by Cardinal pursuant to Section 7.1(c) if PCI, MEDIQ or PCI's affiliates failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before January 31, 1997), 7.1(d), 7.1(h) or 7.1(j)) PCI will, in the case of a termination by Cardinal, within three business days following any such termination or, in the case of a termination by PCI, prior to such termination, pay to Cardinal in cash by wire transfer in immediately available funds to an account designated by Cardinal (i) in reimbursement for Cardinal's expenses an amount in cash equal to the aggregate amount of Cardinal's Costs incurred in connection with pursuing the transactions contemplated by this Agreement, including, without limitation, legal, accounting and investment banking fees, up to but not in excess of an amount equal to $1.0 million in the aggregate and (ii) a termination fee in an amount equal to $5.0 million. If this Agreement is terminated pursuant to
Section 7.1(j), PCI will, in the case of a termination by Cardinal, within three business days following any such termination, pay to Cardinal in cash by wire transfer in immediately available funds to an account designated by Cardinal in reimbursement for Cardinal's expenses an amount in cash equal to the aggregate amount of Cardinal's Costs incurred in connection with pursuing the transactions contemplated by this Agreement, including, without limitation, legal, accounting and investment banking fees, up to but not in excess of an amount equal to $1.0 million in the aggregate.

     7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by PCI Stockholders, but after any such approval, no amendment shall be made which by law requires further approval or authorization by the PCI Stockholders without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4 Extension; Waiver. At any time prior to the Effective Time, Cardinal (with respect to PCI and MEDIQ), PCI (with respect to Cardinal, Subcorp and MEDIQ) and MEDIQ (with respect to PCI, Cardinal and Subcorp) by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1 Representations and Warranties of MEDIQ. In order to induce PCI, Subcorp and Cardinal to enter into this Agreement, MEDIQ hereby represents and warrants to PCI, Cardinal and Subcorp that the following statements are true, correct and complete:

          (a) MEDIQ Investment Services, Inc. is the registered owner, and MEDIQ is the sole beneficial owner (in addition to the registered owner), of 2,875,000 shares of PCI Common Stock.

          (b) MEDIQ has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement is the legal, valid and binding obligation of MEDIQ, enforceable against MEDIQ in accordance with its terms. The execution and delivery of this Agreement, the performance of MEDIQ's obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate proceedings on the part of MEDIQ, its Board of Directors and stockholders. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of MEDIQ's certificate of incorporation or by-laws, (ii) violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien upon or the creation of a security interest in any of the shares of PCI Common Stock owned by MEDIQ pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which MEDIQ is a party or by which MEDIQ is bound, or (iii) except as listed on Section 8.1(b) to the disclosure schedule delivered by MEDIQ to Cardinal and dated the date hereof (the "MEDIQ Disclosure Schedule"), violate or conflict with any provision of law, order, judgment or ruling of any governmental authority or any other material restriction of any kind or character to which MEDIQ is subject, that, in the case of clause (iii) would, individually or in the aggregate, have a material adverse effect on the transactions contemplated by the Merger Agreement or the benefits anticipated to be realized by Cardinal as a result of the Merger. This Agreement has been duly executed and delivered by MEDIQ, and, assuming the due execution hereof by Cardinal and PCI, this Agreement constitutes the legal, valid and binding obligation of MEDIQ, enforceable against MEDIQ in accordance with its terms.

          (c) At the Effective Time of the Merger, as contemplated by this Agreement, MEDIQ will deliver to Cardinal good title to the shares of PCI Common Stock owned by MEDIQ free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances.

          (d) With respect to all of the Contracts, agreements, arrangements and understandings between MEDIQ and PCI, all of which are set forth in Section 8.1(d) to the MEDIQ Disclosure Schedule, all of such Contracts, agreements, arrangements and understandings may be terminated at the Effective Time of the Merger without creating any liability or additional cost to PCI or Cardinal except as specifically set forth in Section 5.1(f) to the PCI Disclosure Schedule. Except as set forth in Section 4.17 to the PCI

     Disclosure Schedule and Section 8.1(d) to the MEDIQ Disclosure Schedule, there are no Contracts, arrangements, agreements or understandings between PCI and MEDIQ.

          (e) Neither MEDIQ nor any director, officer, employee or (to the knowledge of MEDIQ) stockholder thereof, has incurred or will incur on behalf of PCI, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

          (f) Neither MEDIQ nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by PCI, Cardinal or any of their respective affiliates (other than MEDIQ)) would prevent Cardinal from accounting for the business combination to be effected by the Merger as a pooling-of-interests for financial reporting purposes.

     8.2 Survival of Representations and Warranties. The representations and warranties made herein by the parties hereto shall not survive the Effective Time. This Section 8.2 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time or the termination of this Agreement.

     8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Cardinal or Subcorp:

         Cardinal Health, Inc.
         5555 Glendon Court
         Dublin, Ohio 43016
         Attention: Robert D. Walter
         Telecopy No.: (614) 717-8919

         with a copy to

         David A. Katz, Esq.
         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street
         New York, New York 10019
         Telecopy No.: (212) 403-2000

     (b) if to PCI:

          PCI Services, Inc.
         3001 Red Lion Road
         Philadelphia, PA 19114
         Attention: Bernard J. Korman
         Telecopy No.: (215) 612-1555

         with a copy to

         Michael P. Gallagher, Esq.
         Ballard Spahr Andrews & Ingersoll
         1735 Market Street
         Philadelphia, PA 19103
         Telecopy No.: (215) 864-8999

     (c) if to MEDIQ:

           MEDIQ Incorporated
         One Mediq Plaza
         Pennsauken, NJ 08110
         Attention: Thomas E. Carroll
         Telecopy No.: (609) 665-2391

         with a copy to

         F. Douglas Raymond, III, Esq.
         Drinker Biddle & Reath
         Philadelphia National Bank Building
         1345 Chestnut Street
         Philadelphia, PA 19107
         Telecopy No.: (215) 988-2757

     8.4 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to PCI, such reference shall be deemed to include any and all subsidiaries of PCI, individually and in the aggregate, except for Sections 4.1, 4.2, 4.3, 4.4, 4.6, 4.8, 4.16, 4.19, 4.24 and 4.28. For the purposes of any provision of this agreement, a "material adverse effect" with respect to any party shall be deemed to occur if the aggregate consequences of all breaches and inaccuracies of covenants and representations of such party under this Agreement, when read without any exception or qualification for a material adverse effect, are reasonably likely to have a material adverse effect on the assets, liabilities, prospects, results of operations or financial condition of such party and its subsidiaries taken as a whole.

     8.5 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

     8.6 Entire Agreement. This Agreement (including the documents and the instruments referred to herein), the Support Agreements, the MEDIQ Option Agreement and the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

     8.7 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries other than Sections 5.2(b).

     8.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

     8.9 Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

     8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.11 Registration Rights. At any time after the occurrence of a Purchase Event (as defined in the MEDIQ Option Agreement), PCI shall, if requested by any holder (each a "Holder") or Beneficial Owner (as defined in the MEDIQ Option Agreement) of shares of PCI Common Stock acquired upon exercise of the Option (as defined in the MEDIQ Option Agreement), as expeditiously as possible file a registration statement on a form for general use under the Securities Act if necessary in order to permit the sale or other disposition of the shares of PCI Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by any such Holder. Each such Holder shall provide all information reasonably requested by PCI for inclusion in any registration statement to be filed hereunder. PCI shall use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this Section 8.11 shall be at such Holders' expense. In no event shall PCI be required to effect more than two registrations hereunder. The filing of any registration statement required hereunder may be delayed for such period of time (not to exceed 60 days) as may reasonably be required to facilitate any public distribution by PCI of PCI Common Stock or if a special audit of PCI would otherwise be required in connection therewith. If requested by any such Holder in connection with such registration, PCI shall become a party to any underwriting agreement relating to the sale of such shares on terms and including obligations and indemnities which are customary for parties similarly situated. Upon receiving any request for registration under this Section 8.11 from any Holder, PCI agrees to send a copy thereof to any other person known to PCI to be entitled to registration rights under this Section 8.11, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

     8.12 Expenses. Subject to the provisions of Section 7.2., Cardinal, PCI and MEDIQ shall pay their own costs and expenses associated with the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, Cardinal, Subcorp, PCI and MEDIQ have signed this Agreement as of the date first written above.

                                          CARDINAL HEALTH, INC.

                                          By: /s/ Robert D. Walter

                                            ------------------------------------
                                            Name: Robert D. Walter
                                            Title:  Chairman & CEO

                                          PANTHER MERGER CORP.

                                          By: /s/ Robert D. Walter

                                            ------------------------------------
                                            Name: Robert D. Walter
                                            Title:  Chairman & CEO

                                          PCI SERVICES, INC.

                                          By: /s/ Theodore H. Seidenberg

                                            ------------------------------------
                                            Name: Theodore H. Seidenberg
                                            Title:  Chairman of the Board

                                          MEDIQ INCORPORATED (As to Sections
                                          5.1,
                                          5.3(b), (e) and (i), 7.3 and 7.4 and
                                          Article VIII
                                          (other than Section 8.11) only)

                                          By: /s/ Michael Sandler

                                            ------------------------------------
                                            Name: Michael Sandler
                                            Title:  Senior Vice President --
                                                 Finance & Chief Financial
                                                    Officer

                                                                         ANNEX B

                          [LEHMAN BROTHERS LETTERHEAD]

                                                                   July 23, 1996

Board of Directors
PCI Services, Inc.
3001 Red Lion Road
Philadelphia, Pennsylvania 19114-1123

Members of the Board:

     We understand that PCI Services, Inc. ("PCI"), Cardinal Health, Inc. ("Cardinal") and Panther Merger Corp. ("Subcorp"), a newly formed wholly owned subsidiary of Cardinal, have entered into an Agreement and Plan of Merger (the "Agreement") dated July 23, 1996, pursuant to which Subcorp will merge with and into PCI (the "Proposed Transaction") and each of PCI's stockholders will have the right to receive 0.336 shares of common stock of Cardinal, subject to the Adjustment Election as described in the Agreement (the "Exchange Ratio"), for each share of common stock of PCI. We further understand that each outstanding stock option on PCI's common stock, whether or not exercisable, will be automatically converted into a number of options to purchase Cardinal common stock based on the Exchange Ratio. The terms and conditions of the Proposed Transaction are set forth in further detail in the Agreement.

     We have been requested by the Board of Directors of PCI to render our opinion with respect to the fairness, from a financial point of view, to PCI's stockholders of the Exchange Ratio to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, PCI's underlying business decision to proceed with or effect the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed:

          (i) the Agreement, including the exhibits thereto, and the specific terms of the Proposed Transaction;

          (ii) such publicly available documents and information concerning PCI and Cardinal that we believe to be relevant to our analysis;

          (iii) financial and operating information with respect to the business, operations and prospects of PCI furnished to us by PCI, including without limitation certain projections prepared by management of PCI;

          (iv) research analysts' reports with respect to the business, operations and prospects of Cardinal;

PCI Services, Inc.
Board of Directors
July 23, 1996
Page 2 of 3

          (v) a trading history of PCI's common stock from December 30, 1994 to July 19, 1996 and a comparison of such trading history with those of other companies that we deemed relevant;

          (vi) a trading history of Cardinal's common stock from December 30, 1994 to July 19, 1996 and a comparison of such trading history with those of other companies that we deemed relevant;

          (vii) a comparison of the historical financial results and present financial condition of PCI with those of other companies that we deemed relevant;

          (viii) a comparison of the historical financial results and present financial condition of Cardinal with those of other companies that we deemed relevant;

          (x) the results of out efforts to solicit indications of interest and proposals from third parties with respect to a purchase of PCI.

     In addition, we have had discussions with the management of PCI and the management of Cardinal concerning their respective businesses, operations, assets, financial conditions and prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of PCI and Cardinal that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of PCI, upon advice of PCI we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of PCI as to the future financial performance of PCI and that PCI will perform in accordance with such projections. With respect to the future financial performance of Cardinal, upon advice of Cardinal we have assumed that the publicly available earnings estimates of research analysts are a reasonable basis to evaluate and analyze the future financial performance of Cardinal and that Cardinal will perform substantially in accordance with such estimates. However, in performing our analysis, we have not had any access to projections of Cardinal prepared by the management of Cardinal. In arriving at our opinion, we have conducted only a limited physical inspection of the properties and facilities of PCI and have not conducted a physical inspection of the properties and facilities of Cardinal and have not made or obtained any evaluations or appraisals of the assets

PCI Services, Inc.
Board of Directors
July 23, 1996
Page 3 of 3

or liabilities of PCI or Cardinal. Upon advice of PCI and its accounting advisors, we also have assumed that the Proposed Transaction will qualify for pooling-of-interests accounting treatment. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the stockholders of PCI in the Proposed Transaction is fair to such stockholders.

     We have acted as financial advisor to PCI in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. PCI also has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we may actively trade in the securities of PCI or Cardinal for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of PCI and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of PCI as to how such stockholder should vote with respect to the Proposed Transaction.

                                          Very truly yours,
                                          LEHMAN BROTHERS

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

     Article 6 of Cardinal's Code of Regulations contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. Cardinal's Code of Regulations provides for the indemnification of its officers, directors, employees, and agents against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of Cardinal or the shareholders of Cardinal or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of Cardinal; (b) in any action, suit, or proceeding by or in the right of Cardinal, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to Cardinal; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, he shall be indemnified against expenses reasonably incurred in connection therewith. At present there are no material claims, actions, suits, or proceedings pending where indemnification would be required under these provisions, and Cardinal does not know of any such threatened claims, actions, suits, or proceedings which may result in a request for such indemnification.

     Cardinal has entered into indemnification contracts with each of its directors and executive officers. These contacts generally: (i) confirm the existing indemnity provided to them under Cardinal's Code of Regulations and assure that this indemnity will continue to be provided; (ii) provide that if Cardinal does not maintain directors' and officers' liability insurance, Cardinal will, in effect, become a self-insurer of the coverage; and (iii) provide that, in addition, the directors and officers shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgements, fines, and settlement amounts paid or incurred by them in any action or proceeding, including any action by or in the right of Cardinal, on account of their service as a director, officer, employee, or agent of Cardinal or at the request of Cardinal as a director, officer, employee, or agent of another corporation or enterprise. Coverage under the contracts is excluded: (A) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; or (B) of a final court of adjudication shall determine that such indemnification is not lawful; or (C) in respect of any suit in which judgment is rendered for violation of Section 16(b) of the Securities and Exchange Act of 1934, as amended, or similar provisions of any federal state, or local statutory law; or (D) on account of any remuneration paid which is finally adjudged to have been in violation of law; or (E) as to officers who are not directors, with respect to any act or omission which is finally adjudged to have been a violation, other than in good faith, of Cardinal's Standards of Business Conduct of which the officer then most recently has received written notice.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS.

  2.01     Agreement and Plan of Merger dated as of July 23, 1996, among the Registrant,
           Panther Merger Corp., PCI Services, Inc. and MEDIQ Incorporated.(1)
  2.02     Stock Option Agreement, dated July 23, 1996, between the Registrant and MEDIQ
           Incorporated.(2)
  3.01     Amended and Restated Articles of Incorporation of the Registrant, as amended.(3)
  3.02     Restated Code of Regulations of the Registrant, as amended.(4)
  4.01     Specimen Certificate for the Registrant's Class A Common Shares.(3)
  4.02     Indenture between the Registrant and Bank One, Indianapolis, NA relating to the
           Registrant's 8% Notes Due 1997.(5)
  4.03     Indenture between the Registrant and Bank One, Indianapolis, NA relating to the
           Registrant's 6 1/2% Notes Due 2004 and 6% Notes Due 2006.(4)
           Other long-term debt agreements of the Registrant are not filed pursuant to Item
           601(b)(4)(iii)(A) of Regulation S-K and the Registrant agrees to furnish copies of such agreements to the Securities and Exchange Commission upon its request.
  5        Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the shares being issued.
  8.1      Opinion of Ballard Spahr Andrews & Ingersoll as to certain tax matters.
 23.01     Consent of Deloitte & Touche LLP.
 23.02     Consent of Ernst & Young LLP.
 23.03     Consent of Deloitte & Touche LLP.
 23.04     Consent of Arthur Andersen.
 23.05     Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5).
 23.06     Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 8.1).
 23.07     Consent of Lehman Brothers.
 24        Power of Attorney.
 99        Form of Support/Voting Agreement dated July 23, 1996 between the Registrant and certain directors of Pyxis Corporation.(2)

- ---------------
(1) Included as Annex A in the Proxy Statement/Prospectus included as part of this Registration Statement.

(2) Included as an exhibit to the Registrant's Schedule 13D reporting Registrant's beneficial ownership of shares of PCI Services, Inc. (Commission File No. 0-19795) and incorporated herein by reference.

(3) Included as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995 (Commission File No. 0-12591) and incorporated herein by reference.

(4) Included as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (Commission File No. 0-12591) and incorporated herein by reference.

(5) Included as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1992 (Commission File No. 0-12591) and incorporated herein by reference.

     (b) FINANCIAL STATEMENT SCHEDULES.

     Schedule II -- Valuation and Qualifying Accounts (incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996).

     (c) REPORT, OPINION OR APPRAISAL.  Not Applicable.

ITEM 22. UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (g) The undersigned Registrant hereby undertakes:

          1. To file during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on September 11, 1996.

                                          CARDINAL HEALTH, INC.

                                          By: /s/  ROBERT D. WALTER

                                            ------------------------------------
                                            Robert D. Walter
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 11th day of September, 1996.

                  SIGNATURE                                         TITLE
- ---------------------------------------------    --------------------------------------------
/s/  Robert D. Walter                            Chairman and Chief Executive Officer
- ---------------------------------------------    (principal executive officer)
Robert D. Walter
/s/  David Bearman                               Executive Vice President and Chief
- ---------------------------------------------    Financial Officer (principal financial
David Bearman                                    officer)
/s/  Richard J. Miller                           Vice President, Controller
- ---------------------------------------------    and Principal Accounting Officer
Richard J. Miller                                (principal accounting officer)
*                                                Director
- ---------------------------------------------
John F. Finn
*                                                Director
- ---------------------------------------------
Robert L. Gerbig
*                                                Director
- ---------------------------------------------
John F. Havens
*                                                Director
- ---------------------------------------------
Regina E. Herzlinger
*                                                Director
- ---------------------------------------------
John C. Kane
*                                                Director
- ---------------------------------------------
George R. Manser

                  SIGNATURE                                         TITLE
- ---------------------------------------------    --------------------------------------------
*                                                Director
- ---------------------------------------------
John B. McCoy
*                                                Director
- ---------------------------------------------
Jerry E. Robertson
*                                                Director
- ---------------------------------------------
L. Jack Van Fossen
*                                                Director
- ---------------------------------------------
Melburn G. Whitmire
*By:  ____________________________________
     /s/  George H. Bennett, Jr.
     George H. Bennett, Jr.
     Attorney-in-Fact

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                               PCI SERVICES, INC.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL
     MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER   , 1996.  The
     undersigned hereby appoints           and           , and each of them
     with full power to act alone, the true and lawful attorneys in fact and proxies of the undersigned to vote all shares of Common Stock of PCI SERVICES, INC., a Delaware corporation (the "Company"), held by the undersigned, with full power of substitution, with the same force and effect as the undersigned would be entitled to vote if personally present, at the Special Meeting of Stockholders of the Company to be held at Hotel DuPont, 11th and Market Streets, Wilmington, Delaware,
     on October   , 1996, at 10:00 a.m. (local time), and at any and all
     adjournments or postponements thereof, as follows:

     /X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

     1. Approval and adoption of the Agreement and Plan of Merger, dated as of July 23, 1996 (the "Merger Agreement"), by and among Cardinal Health, Inc., an Ohio corporation, Panther Merger Corp., a Delaware corporation, MEDIQ Incorporated, a Delaware corporation, and the Company.

       / / FOR                       / / AGAINST                       /
                                   / ABSTAIN

     2. OTHER MATTERS: Discretionary authority is hereby granted with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.

             THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
               THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                 (Continued, and to be signed on reverse side.)

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS SUBMITTED, BUT NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the related Proxy Statement/Prospectus furnished herewith.

                                            Dated: , 1996

                                            -------------------------------
                                                       SIGNATURE

                                            -------------------------------
                                            SIGNATURE(S) (IF HELD JOINTLY)

                                            -------------------------------
                                                  TITLE OR AUTHORITY

                                            IMPORTANT: Please sign your
                                            name exactly as it appears
                                            hereon. When signing as
                                            attorney, agent, executor,
                                            administrator, trustee,
                                            guardian or corporate officer,
                                            please give your full title as
                                            such. Each joint owner should
                                            sign the proxy. If executed by
                                            a partnership, this proxy
                                            should be signed by an
                                            authorized partner.

                                 EXHIBIT INDEX

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                   DESCRIPTION                                    PAGES
- ------     ------------------------------------------------------------------------  ------------
  2.01     Agreement and Plan of Merger dated as of July 23, 1996, among the
           Registrant, Panther Merger Corp., PCI Services, Inc. and MEDIQ
           Incorporated.(1)........................................................
  2.02     Stock Option Agreement, dated July 23, 1996, between the Registrant and
           MEDIQ Incorporated.(2)..................................................
  3.01     Amended and Restated Articles of Incorporation of the Registrant, as
           amended.(3).............................................................
  3.02     Restated Code of Regulations of the Registrant, as amended.(4)..........
  4.01     Specimen Certificate for the Registrant's Class A Common Shares.(3).....
  4.02     Indenture between the Registrant and Bank One, Indianapolis, NA relating to the Registrant's 8% Notes Due 1997.(5)...............................
  4.03     Indenture between the Registrant and Bank One, Indianapolis, NA relating to the Registrant's 6 1/2% Notes Due 2004 and 6% Notes Due 2006.(4).....
           Other long-term debt agreements of the Registrant are not filed pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K and the Registrant agrees to furnish copies of such agreements to the Securities and Exchange
           Commission upon its request. ...........................................
  5        Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the shares being issued. ...................................................
  8.1      Opinion of Ballard Spahr Andrews & Ingersoll as to certain tax matters. ...............................................................
 23.01     Consent of Deloitte & Touche LLP. ......................................
 23.02     Consent of Ernst & Young LLP. ..........................................
 23.03     Consent of Deloitte & Touche LLP. ......................................
 23.04     Consent of Arthur Andersen. ............................................
 23.05     Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5). .....
 23.06     Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit
           8.1). ..................................................................
 23.07     Consent of Lehman Brothers. ............................................
 24        Power of Attorney. .....................................................
 99        Form of Support/Voting Agreement dated July 23, 1996 between the
           Registrant and certain directors of Pyxis Corporation.(2)...............

- ---------------
(1) Included as Annex A in the Proxy Statement/Prospectus included as part of this Registration Statement.

(2) Included as an exhibit to the Registrant's Schedule 13D reporting Registrant's beneficial ownership of shares of PCI Services, Inc. (Commission File No. 0-19795) and incorporated herein by reference.

(3) Included as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995 (Commission File No. 0-12591) and incorporated herein by reference.

(4) Included as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (Commission File No. 0-12591) and incorporated herein by reference.

(5) Included as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1992 (Commission File No. 0-12591) and incorporated herein by reference.